As filed with the Securities and Exchange Commission on September 4, 1997
                                                        Registration No. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                             ASSOCIATED BANC-CORP
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       WISCONSIN                      6711                      39-1098068
(STATE OF INCORPORATION)   (PRIMARY STANDARD INDUSTRIAL     (I.R.S.  EMPLOYER
                           CLASSIFICATION CODE NUMBERS)   IDENTIFICATION NUMBER)


                            112 NORTH ADAMS STREET
                                P.O. BOX 13307
                           GREEN BAY, WI 54307-3307
                                (920) 433-3166
             (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
      INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               BRIAN R. BODAGER
                             ASSOCIATED BANC-CORP
                            112 NORTH ADAMS STREET
                                P.O. BOX 13307
                           GREEN BAY, WI 54307-3307
                                (920) 433-3166
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                               ----------------
                                  COPIES TO:
         CREIGHTON O'M. CONDON                        STUART G. STEIN
          SHEARMAN & STERLING                       HOGAN & HARTSON L.L.P.
          599 LEXINGTON AVENUE                       555 13TH STREET, N.W.
           NEW YORK, NY 10022                        WASHINGTON, DC 20004
            (212) 848-4000                              (202) 637-8575

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Upon consummation of the merger referred to herein.
                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

==================================================================================================
  TITLE OF EACH CLASS                       PROPOSED MAXIMUM     PROPOSED MAXIMUM     AMOUNT OF
    OF SECURITIES          AMOUNT TO         OFFERING PRICE         AGGREGATE        REGISTRATION
  TO BE REGISTERED      BE REGISTERED(1)      PER SECURITY(2)     OFFERING PRICE(2)     FEE(3)
--------------------------------------------------------------------------------------------------
Common Stock, par value
 $0.01 per share          28,627,148        Not Applicable      $1,171,748,475.56     $355,075.30

------------------------------------------------------------------------------
------------------------------------------------------------------------------

(1) Based on the maximum number of shares to be issued in connection with the Merger calculated as the product of (a) 37,421,109, the aggregate number of shares of First Financial Common Stock, par value $1.00 per share ("First Financial Common Stock"), outstanding on August 28, 1997 or issuable pursuant to employee options prior to the date the Merger is expected to be consummated and (b) an exchange ratio of .765 shares of Associated Common Stock for each share of First Financial Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended and calculated pursuant to Rule 457(f)(1), the registration fee was computed based on the average of the high ($31.50) and low ($31.125) sales prices of First Financial Corporation common stock on the Nasdaq on August 27, 1997, multiplied by 37,421,109 the aggregate number of shares of First Financial Corporation common stock outstanding on August 28, 1997 or issuable pursuant to outstanding employee options prior to the date the Merger is expected to be consummated.

(3) Pursuant to Rule 457(b) under the Securities Act, $215,453.17 of the registration fee was paid on June 20, 1997 and July 14, 1997 in connection with the filing of the preliminary proxy materials.
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                     LOGO
                            112 NORTH ADAMS STREET
                                P.O. BOX 13307
                           GREEN BAY, WI 54307-3307

                                          September 4, 1997

Dear Associated Shareholder,

  You are cordially invited to attend our special meeting of shareholders on October 27, 1997 at F.K. Bemis International Center, Saint Norbert College, 100 Grant Street, De Pere, WI 54115 at 10:00 a.m. At the special meeting, you will vote on a proposal to amend the Associated Articles of Incorporation to increase the number of authorized shares of Associated common stock and to approve issuing shares of Associated common stock in the proposed merger of Associated and First Financial Corporation.

  We believe the merger will join two institutions that have distinguished track records in serving our markets and creating value for our shareholders. The resources and expertise of our premier financial institutions are highly complementary. Our merger will further serve the best interests of the customers and shareholders of the combined company. By integrating the strengths of each company, we believe our future prospects far exceed what we could accomplish on an individual basis. Our combined organization will be called Associated Banc-Corp.

  In the merger, each outstanding share of First Financial common stock will be converted into the right to receive .765 shares of Associated common stock. After the merger is completed, Associated shareholders will own approximately 45% of Associated and First Financial shareholders will own approximately 55% of Associated.

  ASSOCIATED'S BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF ASSOCIATED AND ITS SHAREHOLDERS. ACCORDINGLY, THE BOARD HAS BY UNANIMOUS VOTE APPROVED THE MERGER AGREEMENT AND THE MERGER AND RECOMMENDS THAT YOU VOTE IN FAVOR OF AMENDING ASSOCIATED'S ARTICLES TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF ASSOCIATED COMMON STOCK AND ISSUING SHARES OF ASSOCIATED COMMON STOCK IN CONNECTION WITH THE MERGER.

  Your participation in the special meeting, in person or by proxy, is especially important because the items to be voted on are very important to Associated and its shareholders. Whether or not you plan to attend the special meeting, we urge you to complete, date, sign and return the enclosed proxy card promptly in the enclosed postage-paid envelope to ensure that your shares will be represented at the special meeting.

  Thank you, and I look forward to seeing you at the special meeting.

                                          /s/  Harry B. Conlon, Jr.
                                          Harry B. Conlon, Jr.
                                          Chairman and Chief Executive Officer

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED THE MERGER DESCRIBED IN THIS JOINT PROXY
STATEMENT/PROSPECTUS OR THE ASSOCIATED COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE MERGER, NOR HAVE THEY DETERMINED IF THIS JOINT PROXY
STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   The Joint Proxy Statement/Prospectus is dated September 4, 1997 and is first being mailed to shareholders on or about September 9, 1997.

                             ASSOCIATED BANC-CORP
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                            September 4, 1997

  A Special Meeting of Shareholders of Associated Banc-Corp, a Wisconsin corporation ("Associated"), will be held on October 27, 1997 at 10:00 a.m., at F.K. Bemis International Center, Saint Norbert College, 100 Grant Street, De Pere, WI 54115 (the "Associated Special Meeting"), to consider and vote upon the following proposals:

  1. to amend the Associated Articles of Incorporation to increase the number of authorized shares of Associated common stock to 100,000,000 shares.

  2. to issue up to 28,627,148 shares of common stock of Associated pursuant to the Agreement and Plan of Merger, dated as of May 14, 1997, among Associated, Badger Merger Corp. and First Financial Corporation (the "Merger Agreement").

  3. to transact such other business as may properly come before the Associated Special Meeting or any adjournments or postponements thereof, including, without limitation, a motion to adjourn the Associated Special Meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve an amendment to Associated's Articles of Incorporation and/or issuing additional shares of Associated common stock.

  Only shareholders of record at the close of business on September 2, 1997 (the "Record Date") will be entitled to vote at the Associated Special Meeting or any adjournments or postponements thereof. On the Record Date, there were 22,470,492 shares of Associated Common Stock outstanding (excluding treasury shares), each of which is entitled to one vote with respect to each matter to be voted on at the Associated Special Meeting.

  THE BOARD OF DIRECTORS OF ASSOCIATED HAS DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE SHAREHOLDERS OF ASSOCIATED, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER, AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO AMEND THE ASSOCIATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF ASSOCIATED COMMON STOCK AND TO APPROVE ISSUING SHARES OF ASSOCIATED COMMON STOCK IN CONNECTION WITH THE MERGER. The affirmative vote of a majority of outstanding shares of Associated common stock on the Record Date is required to adopt the amendment to Associated's Articles of Incorporation. The affirmative vote of a majority of votes cast is required to approve issuing shares of Associated common stock in connection with the merger.

  Detailed information concerning the Merger Agreement and the merger is contained in the attached Joint Proxy Statement/Prospectus which you are urged to read carefully.

  WHETHER OR NOT YOU EXPECT TO ATTEND THE ASSOCIATED SPECIAL MEETING IN PERSON, PLEASE COMPLETE, SIGN AND RETURN THE PROXY CARD. A SHAREHOLDER WHO EXECUTES A PROXY MAY REVOKE IT AT ANY TIME BEFORE IT IS EXERCISED BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF ASSOCIATED, BY SUBSEQUENTLY FILING ANOTHER PROXY OR BY ATTENDING THE ASSOCIATED SPECIAL MEETING AND VOTING IN PERSON.

                                          By Order of the Board of Directors,

                                          /s/  Brian R. Bodager
                                          Brian R. Bodager
                                          Secretary and General Counsel

                            YOUR VOTE IS IMPORTANT.
              PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

                   HOLDERS OF ASSOCIATED COMMON STOCK SHOULD
              NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                     LOGO

                                       September 4, 1997

Dear First Financial Shareholder,

  You are cordially invited to attend our special meeting of shareholders to be held on October 27, 1997 at the Holiday Inn Convention Center, 1501 North Point Drive, Stevens Point, WI 54481, at 10:00 a.m. (the "First Financial Special Meeting"). At the special meeting, you will vote upon a proposal to approve an agreement for the merger of Associated Banc-Corp and First Financial.

  In the merger, each outstanding share of First Financial common stock will be converted into the right to receive .765 shares of Associated common stock. After the merger is completed, Associated shareholders will own approximately 45% of Associated and First Financial shareholders will own approximately 55% of Associated.

  We believe the merger will join two institutions that have distinguished track records in serving our markets and creating value for our shareholders. The resources and expertise of our premier financial institutions are highly complementary. Our merger will further serve the best interests of the customers and shareholders of the combined company. By integrating the strengths of each company, we believe our future prospects far exceed what we could accomplish on an individual basis.

  Our combined organization will be called Associated Banc-Corp. We decided to retain the "Associated" name to reflect the new organization's identity as a commercial banking company.

  FIRST FINANCIAL'S BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF FIRST FINANCIAL AND ITS SHAREHOLDERS. ACCORDINGLY, THE BOARD HAS BY UNANIMOUS VOTE APPROVED THE MERGER AGREEMENT AND THE MERGER AND RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE MERGER AGREEMENT.

  Your participation in the special meeting, in person or by proxy, is especially important because the items to be voted on are very important to First Financial and its shareholders. Whether or not you plan to attend the special meeting, we urge you to complete, date, sign and return the enclosed proxy card promptly in the enclosed postage-paid envelope to ensure that your shares will be represented at the special meeting.

  Thank you, and I look forward to seeing you at the special meeting.

                                       /s/  John C. Seramur
                                       John C. Seramur
                                       President and Chief Executive Officer

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED THE MERGER DESCRIBED IN THIS JOINT PROXY
STATEMENT/PROSPECTUS OR THE ASSOCIATED COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE MERGER, NOR HAVE THEY DETERMINED IF THIS JOINT PROXY
STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   The Joint Proxy Statement/Prospectus is dated September 4, 1997 and is first being mailed to shareholders on or about September 9, 1997.

                          FIRST FINANCIAL CORPORATION
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                            September 4, 1997

  A Special Meeting of Shareholders of First Financial Corporation, a Wisconsin corporation ("First Financial"), will be held on October 27, 1997 at 10:00 a.m., at The Holiday Inn Convention Center, 1501 North Point Drive, Stevens Point, WI 54481 (the "First Financial Special Meeting"), to consider and vote upon the following proposals:

  1. to approve the Agreement and Plan of Merger, dated as of May 14, 1997 (the "Merger Agreement"), pursuant to which First Financial and Associated Banc-Corp ("Associated") will merge, as described in the accompanying Joint Proxy Statement/Prospectus.

  2. to transact such other business as may properly come before the First Financial Special Meeting or any adjournments or postponements thereof, including, without limitation, a motion to adjourn the First Financial Special Meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the Merger Agreement.

  Only shareholders of record at the close of business on September 2, 1997 (the "Record Date") will be entitled to vote at the First Financial Special Meeting or any adjournments or postponements thereof. On the Record Date, there were 36,240,841 shares of First Financial common stock outstanding (excluding treasury shares), each of which is entitled to one vote with respect to each matter to be voted on at the First Financial Special Meeting.

  THE BOARD OF DIRECTORS OF FIRST FINANCIAL HAS DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE SHAREHOLDERS OF FIRST FINANCIAL, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER, AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE THE MERGER AGREEMENT. The affirmative vote of two-thirds of the outstanding shares of First Financial common stock on the Record Date is required to approve the Merger Agreement.

  Detailed information concerning the Merger Agreement and the merger is contained in the attached Joint Proxy Statement/Prospectus which you are urged to read carefully.

  WHETHER OR NOT YOU EXPECT TO ATTEND THE FIRST FINANCIAL SPECIAL MEETING IN PERSON, PLEASE COMPLETE, SIGN AND RETURN THE PROXY CARD. A SHAREHOLDER WHO EXECUTES A PROXY MAY REVOKE IT AT ANY TIME BEFORE IT IS EXERCISED BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF FIRST FINANCIAL, BY SUBSEQUENTLY FILING ANOTHER PROXY OR BY ATTENDING THE FIRST FINANCIAL SPECIAL MEETING AND VOTING IN PERSON.

                                          By Order of the Board of Directors,

                                          /s/  Robert M. Salinger
                                          Robert M. Salinger
                                          Secretary and General Counsel

                            YOUR VOTE IS IMPORTANT.
              PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

                HOLDERS OF FIRST FINANCIAL COMMON STOCK SHOULD
              NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER.....................................   1
SUMMARY....................................................................   4
HISTORICAL PER SHARE MARKET PRICE AND DIVIDEND INFORMATION.................  12
THE SHAREHOLDERS' MEETINGS.................................................  14
 Date, Times and Places....................................................  14
 Matters to Be Considered at the Shareholders' Meetings....................  14
 Record Date; Stock Entitled to Vote; Quorum...............................  14
 Votes Required............................................................  15
 Voting of Proxies.........................................................  15
 Revocability of Proxies...................................................  15
 Solicitation of Proxies...................................................  16
THE MERGER.................................................................  17
 Background to the Merger..................................................  17
 Merger Discussions........................................................  17
 Reasons for the Merger and Board Recommendations..........................  19
 Opinions of Financial Advisors............................................  21
 Accounting Treatment......................................................  32
 Form of the Merger........................................................  32
 Merger Consideration......................................................  32
 Conversion of Shares; Procedures for Exchange of Certificates; Fractional
  Shares...................................................................  32
 Effective Time............................................................  33
 Stock Exchange Listings...................................................  33
 Material Federal Income Tax Consequences..................................  33
 Regulatory Approvals Required.............................................  35
 Other Consents............................................................  37
 General...................................................................  37
 Treatment of Stock Options Outstanding Under First Financial Stock Plans..  37
 Certain Transactions; Conflicts of Interest...............................  37
 Appraisal and Dissenters' Rights..........................................  39
 Resale of Associated Common Stock.........................................  39
CERTAIN PROVISIONS OF THE MERGER AGREEMENT.................................  40
 General...................................................................  40
 Conditions to the Consummation of the Merger..............................  40
 No Solicitation...........................................................  41

 Termination...............................................................  42
 Conduct of Business Pending the Merger....................................  43
 Employee Benefits and Plans...............................................  44
 Amendment and Waiver......................................................  45
 Expenses..................................................................  45
 Representations and Warranties............................................  45
 Indemnification and Insurance.............................................  46
RECIPROCAL STOCK OPTION AGREEMENTS.........................................  47
THE COMPANIES..............................................................  49
 Associated................................................................  49
 First Financial...........................................................  49
UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION........................  50
DIRECTORS AND OFFICERS OF ASSOCIATED FOLLOWING THE MERGER..................  58
 Directors.................................................................  58
 Executive Officers........................................................  58
 Stock Ownership of Directors, Executive Officers and Five Percent
  Shareholders.............................................................  58
DESCRIPTION OF ASSOCIATED COMMON STOCK ISSUABLE IN THE MERGER..............  58
COMPARISON OF SHAREHOLDERS' RIGHTS.........................................  59
 Authorized Capital Stock..................................................  59
 Amendment of Articles of Incorporation; Amendment of Bylaws...............  60
 Classified Board of Directors.............................................  60
 Removal of Directors for Cause............................................  60
 Newly Created Directorships and Vacancies on the Board of Directors.......  61
 Certain Business Combinations.............................................  61
 Advance Notice of Proposals to Be Brought at the Annual Meeting...........  62
 Advance Notice of Nominations of Directors................................  62
LEGAL MATTERS..............................................................  62
EXPERTS....................................................................  62
FUTURE SHAREHOLDER PROPOSALS...............................................  63
WHERE YOU CAN FIND MORE INFORMATION........................................  64
LIST OF DEFINED TERMS......................................................  66

Annex I         Agreement and Plan of Merger, as amended
Annex II        Associated Stock Option Agreement
Annex III       First Financial Stock Option Agreement
Annex IV        Opinion of Sandler O'Neill & Partners, L.P.
Annex V         Opinion of McDonald & Company Securities, Inc.

                    QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHY ARE THE TWO COMPANIES PROPOSING TO MERGE? HOW WILL I BENEFIT?

A: We believe you will benefit from the merger because the potential for the combined company exceeds, in our opinion, what either company could accomplish individually.

    We believe the complementary financial products and services offered by us will contribute to the future performance of the combined company. We expect that the merger will further serve the best interests of the customers and shareholders of the combined company.

Q:  WHAT DO I NEED TO DO NOW?

A:  If you are an Associated shareholder:

    Just indicate on your proxy card how you want to vote, and sign, date and return it as soon as possible. If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be voted in favor of amending Associated's articles of incorporation to increase the number of authorized shares of common stock and issuing common stock in connection with the merger.

    If you are a First Financial shareholder:

    Just indicate on your proxy card how you want to vote, and sign, date and return it as soon as possible. If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be voted in favor of the merger. If you do not return your proxy or if you do not vote or you abstain at the meeting, it will have the effect of a vote not to approve the merger agreement.

    If you are either an Associated shareholder or a First Financial shareholder:

    You may attend your shareholders' meeting and vote your shares in person, rather than completing and returning your proxy card. If you do complete and return your proxy card, you may revoke it at any time up to and including the day of your shareholders' meeting by following the directions on pages 15 and 16.

    PLEASE REMEMBER THAT THE REQUIRED VOTE OF SHAREHOLDERS (EXCEPT IN THE CASE OF ISSUING ADDITIONAL SHARES OF ASSOCIATED COMMON STOCK) IS BASED ON THE TOTAL NUMBER OF OUTSTANDING SHARES, AND NOT UPON THE NUMBER OF SHARES WHICH ARE ACTUALLY VOTED. IN ORDER FOR THE MERGER TO BE COMPLETED, ALL THE PROPOSALS BEING SUBMITTED TO SHAREHOLDERS OF ASSOCIATED AND FIRST FINANCIAL MUST BE APPROVED.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions to your broker on how you want your shares voted.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, we will send First Financial shareholders instructions on how to receive their new certificates. Associated shareholders will keep their certificates.

Q:  WHAT WILL SHAREHOLDERS RECEIVE IN THE MERGER?

A: First Financial shareholders will receive .765 shares of Associated stock in exchange for each share of First Financial stock (plus cash for any fractional shares). Associated shareholders will retain their existing shares. As a result, following the merger, the former First Financial shareholders will own approximately 55% of Associated.

Q: WHY WILL FIRST FINANCIAL SHAREHOLDERS RECEIVE SHARES OF ASSOCIATED, BUT ASSOCIATED SHAREHOLDERS WILL NOT RECEIVE ANY NEW SHARES?

A: Based on the structure of the merger, Associated will continue as the parent holding company.

Q:  HOW WILL THE "NEW" ASSOCIATED BE OPERATED AFTER THE MERGER?

A: Associated will continue to be a diversified multi-bank holding company, owning each of the banks and other financial service companies we presently own separately.

    The merger agreement provides that the new Board of Directors of Associated will consist of 14 members, made up of seven persons from each of our current boards.

    The Associated banks, along with First Financial Bank, will continue as subsidiaries of the new organization, which will have total assets in excess of $10 billion, and over 200 banking offices throughout Wisconsin and Illinois. In the longer term, we intend to integrate certain back-office functions of our subsidiary banks into a more efficient banking company, while maintaining our local roots and presence in the communities we serve.

Q:  WHAT HAPPENS TO MY FUTURE DIVIDENDS?

A: Before the merger is completed, we expect to continue to declare and pay dividends at current levels. After the merger, we presently anticipate that Associated will pay dividends at the current quarterly rate of $0.29 per share. However, the directors will use their discretion to decide whether to declare dividends and the amount of any dividends.

Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working toward completing the merger as quickly as possible. In addition to shareholder approvals, we must obtain regulatory approvals. We expect the merger to be completed shortly after the special meetings.

Q:  WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO ME?

A: The merger will be tax-free for federal income tax purposes. However, First Financial shareholders will have to pay taxes on any cash received for fractional shares. To review the tax consequences to shareholders in greater detail, see pages 34 and 35.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

        If you have more questions about the merger you should contact:

                         ASSOCIATED BANC-CORP SHAREHOLDERS
                            112 North Adams Street
                                P.O. Box 13307
                        Green Bay, Wisconsin 54307-3307
                    Attention: Office of Investor Relations
                        Phone Number: (920) 433-3166 or
                          (800) 236-ASBC (2722)

                          FIRST FINANCIAL SHAREHOLDERS
                          First Financial Corporation
                                1305 Main Street
                         Stevens Point, Wisconsin 54481
                         Attention: Investor Relations
                          Phone Number: (715) 345-4352

  If you would like additional copies of the Joint Proxy Statement/Prospectus, you should contact:

       ASSOCIATED SHAREHOLDERS                 FIRST FINANCIAL SHAREHOLDERS
          Morrow & Co., Inc.                    D. F. King & Co., Inc.
           909 Third Avenue                       77 Water Street
    New York, New York 10022-4799                    20th Floor
      (800) 662-5200 (Toll Free)              New York, New York 10005
                  or                         (800) 628-8509 (Toll Free)
            (212) 754-8000                              or
                                            (212) 269-5550 (Call Collect)
                                           web site: http://www.dfking.com

                                    SUMMARY

  This summary highlights selected information from this document and does not contain all the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents to which we have referred you. See "Where You Can Find More Information" (page 64). We have included page references parenthetically to direct you to a more complete description of the topics presented in this Summary.

THE COMPANIES (PAGE 49)

ASSOCIATED BANC-CORP
112 North Adams Street
P.O. Box 13307
Green Bay, WI 54307

(920) 433-3166

Associated Banc-Corp is headquartered in Green Bay, Wisconsin. At June 30, 1997, the diversified multi-bank holding company had $4.6 billion in assets with more than 2,000 employees and over 96 banking locations in Wisconsin and northern Illinois. Associated offers a variety of financial products and services to complement its traditional line of banking products.

FIRST FINANCIAL CORPORATION
1305 Main Street
Stevens Point, WI 54481
(715) 345-4352

First Financial Corporation, headquartered in Stevens Point, Wisconsin, is the largest thrift holding company headquartered in Wisconsin, and one of the largest thrift holding companies in the country. It provides a broad range of financial products, including commercial and residential mortgages, appraisals, consumer and home equity loans, insurance and credit cards. At June 30, 1997, First Financial had assets of $5.9 billion, approximately 1,775 employees, and 128 banking offices in Wisconsin and Illinois.

THE SHAREHOLDERS' MEETINGS (PAGE 14)

The Associated Special Meeting will be held at F.K. Bemis International Center, Saint Norbert College, 100 Grant Street, De Pere, WI 54115, at 10:00 a.m.
on October 27, 1997. At the special meeting, Associated shareholders are being asked to:

 . approve amending the Associated Articles of Incorporation to increase the number of authorized shares of common stock; and

 .  approve issuing Associated common stock in connection with the merger.

Associated shareholders are not required to approve the merger agreement, however, approval of both the amendment to the Articles and issuing Associated common stock is required to complete the merger.

The First Financial Special Meeting will be held at The Holiday Inn Convention Center, 1501 North Point Drive, Stevens Point, WI 54481, at 10:00 a.m. on October 27, 1997. At the special meeting, First Financial shareholders are being asked to:

 .  approve the merger agreement.

OUR RECOMMENDATION TO SHAREHOLDERS

(PAGES 19-21)

To Associated Shareholders:

  The Associated Board believes the merger is fair to you and in your best interest and unanimously recommends that you vote "for" amending Associated's Articles of Incorporation and issuing Associated common stock in connection with the merger.

To First Financial Shareholders:

  The First Financial Board believes the merger is fair to you and in your best interest and unanimously recommends that you vote "for" approving the merger agreement.

RECORD DATE; VOTING POWER (PAGES 14-15)

You are entitled to vote at your shareholders' meeting if you owned shares on September 2, 1997, the Record Date. Each shareholder is entitled to one vote for each share of common stock.

On the Record Date, there were outstanding 22,470,492 shares of Associated common stock and 36,240,841 shares of First Financial common stock.

VOTES REQUIRED (PAGE 15)

Associated shareholders:

 . The affirmative vote by shareholders owning at least a majority of the outstanding Associated common stock is required to approve the amendment to Associated Articles to increase the number of authorized shares of Associated common stock.

 . The affirmative vote of the majority of the votes cast is required to approve issuing Associated common stock in connection with the merger.

First Financial shareholders:

 . The affirmative vote by shareholders owning at least two-thirds of the outstanding First Financial common stock is required to approve the merger agreement.

SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN SHAREHOLDERS (PAGES 14-15)

At the close of business on the Record Date, directors and executive officers of Associated owned and were entitled to vote 43,382 shares of Associated common stock which represented approximately 1.9% of the outstanding shares.

At the close of business on the Record Date, directors and executive officers of First Financial owned and were entitled to vote 1,296,159 shares of First Financial common stock which represented approximately 3.5% of the outstanding shares.

THE MERGER (PAGE 17)

The merger will combine our businesses under a single holding company. As a result of the merger, Associated will become the holding company for First Financial's banking subsidiary, First Financial Bank, and First Financial's other subsidiaries and will remain the holding company of Associated's current banks and subsidiaries. Associated will continue to be named "Associated Banc-Corp."

The merger agreement is attached as Annex I to this document. We encourage you to read the merger agreement. It is the legal document governing the merger.

WHAT SHAREHOLDERS WILL RECEIVE IN THE MERGER (PAGE 32)

As a result of the merger, First Financial shareholders will receive:

 . .765 shares of Associated common stock for each share of First Financial common stock that you own; and

 . a cash payment instead of any fractional share you would have received based on the market value of Associated common stock.

Associated shareholders will continue to hold their existing stock in Associated.

DIVIDEND POLICY OF ASSOCIATED AFTER THE MERGER

After the merger, it is presently expected that dividends will continue at the current Associated quarterly dividend rate of $.29 per share. Associated's Board of Directors determines the level of dividends to be declared each quarter based on various economic and financial factors.

FEDERAL INCOME TAX CONSIDERATIONS (PAGE 33)

We must receive an opinion from Associated's outside counsel stating that, as a general matter, First Financial shareholders will not recognize gain or loss for federal income tax purposes as a result of the merger, except if they receive cash for fractional shares.

Associated shareholders will not be taxed as a result of the merger.

TAX MATTERS ARE VERY COMPLICATED AND THE TAX CONSEQUENCES TO YOU OF THE MERGER WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISORS FOR A FULL EXPLANATION OF THE TAX CONSEQUENCES TO YOU OF THE MERGER.

FAIRNESS OPINIONS OF FINANCIAL ADVISORS (PAGE 21)

In deciding to approve the merger,

 . the Associated Board considered the opinion of its financial advisor, Sandler O'Neill & Partners, L.P., as to the fairness from a financial point of view of the exchange ratio of .765 shares of

   Associated common stock for each share of First Financial common stock; and

 . the First Financial Board considered the opinion of its financial advisor, McDonald & Company Securities, Inc., as to the fairness of the merger to its shareholders from a financial point of view.

The financial advisors performed several analyses in connection with delivering their opinions, including the following:

 .  comparing Associated and First Financial historical stock prices;

 .  comparing Associated and First Financial to other publicly traded companies;
   and

 .  estimating the relative values and contributions of Associated and First
   Financial based on past and estimated future performances.

These opinions are attached as Annexes IV and V to this document. WE ENCOURAGE YOU TO READ THESE OPINIONS CAREFULLY.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (PAGES 37-38)

Our shareholders should note that a number of our directors and executive officers have interests in the merger as employees and/or directors that are different from, or in addition to, yours as a shareholder.

If we complete the merger, certain of our directors and members of existing senior management will be designated as members of the new board of directors and senior management of post-merger Associated.

Also, the change of control arrangements for First Financial's officers and directors will be triggered upon completion of the merger. As a result:

 . 10 directors of First Financial each will be eligible to receive payments under the director's retirement plan of up to a maximum of $378,000;

 . the payments will be reduced to the extent any of the payments would constitute an excess parachute payment for federal income tax purposes; and

 . the payments will be made in a lump sum payment at the time of the merger, or, at the discretion of any director whose payment is reduced because of tax considerations, in monthly installments having a present value equal to the reduced amount.

In addition, six executive officers of First Financial may receive severance payments aggregating $4.7 million.

One First Financial director is expected to enter into a three year consulting agreement to provide real estate appraisal related services for an annual consulting fee of $45,000.

Certain indemnification arrangements for our existing directors and officers will be continued after completing the merger.

DIRECTORS OF ASSOCIATED FOLLOWING THE MERGER (PAGE 58)

The merger agreement provides that if we complete the merger, the new board of directors of Associated will consist of fourteen members, seven each from the existing directors of Associated (including Harry B. Conlon Jr. and Robert C. Gallagher) and First Financial (including John C. Seramur).

LISTING OF ASSOCIATED STOCK (PAGE 33)

Associated will file an application to list the shares of Associated common stock to be issued in the merger on the Nasdaq Stock Market under Associated's current symbol "ASBC."

CONDITIONS TO THE MERGER (PAGE 40)

We will complete the merger only if several conditions are satisfied, including the following:

 . Associated shareholders approve amending Associated's Articles to increase the number of authorized shares of common stock and issuing Associated common stock in connection with the merger;

 .  First Financial shareholders vote in favor of the merger agreement;

 . no legal restraints or prohibitions exist which prevent the merger from being completed;

 .  we receive all necessary regulatory approvals;

 . Associated's counsel delivers an opinion concerning certain federal income tax consequences of the merger; and

 . our independent accountants deliver letters stating that the merger will qualify for pooling of interests accounting treatment.

TERMINATION OF THE MERGER AGREEMENT (PAGE 42)

Our boards of directors can jointly agree to terminate the merger agreement at any time without completing the merger. In addition, we can terminate the merger agreement if:

 .  we do not complete the merger by March 31, 1998;

 .  the shareholders of Associated do not approve amending the Associated
   Articles to increase the number of authorized shares of common stock or issuing Associated common stock in connection with the merger;

 . the shareholders of First Financial do not vote in favor of the merger agreement;

 . either party breaches or does not materially comply with the representations or warranties it made or obligations it has under the merger agreement, and, as a result, the conditions to completing the merger cannot be satisfied; or

 . either company's board of directors withdraws or modifies its recommendation for the merger as a result of certain takeover proposals or other business transactions that are prohibited by the merger agreement.

RECIPROCAL STOCK OPTION AGREEMENTS (PAGE 47)

We each signed a stock option agreement under which we granted to the other party an option to purchase 19.9% of our stock (after giving effect to the exercise of the option) under certain circumstances relating to third-party offers and an acquisition of shares or assets of the issuer of the option. The reciprocal options are intended to discourage third parties from proposing a competing offer to either of Associated or First Financial.

REGULATORY APPROVALS (PAGE 35)

The merger is subject to prior approval by certain regulatory authorities including the Federal Reserve Board and the Wisconsin Department of Financial Institutions.

APPRAISAL RIGHTS (PAGE 39)

Shareholders of Associated and First Financial are not entitled to appraisal rights under Wisconsin law.

ACCOUNTING TREATMENT (PAGE 32)

The merger agreement provides that we must each receive an opinion from KPMG Peat Marwick LLP, Associated's accountants, and Ernst & Young LLP, First Financial's accountants, confirming that the merger will qualify for "pooling of interests" accounting treatment.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

We have made forward-looking statements in this document, and in documents that we incorporate by reference, that are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of Associated, First Financial or the combined company. When we use words such as "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements.

Shareholders should note that many factors, some of which are discussed elsewhere in this document and in the documents that we incorporate by reference, could affect the future financial results of Associated, First Financial or the combined company and could cause those results to differ materially from those expressed in our forward-looking statements contained or incorporated by reference in this document. These factors include the following:

 .  operating, legal and regulatory risks;

 . economic, political and competitive forces affecting our banking, securities, asset management and credit services businesses; and

 . the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

    SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA OF ASSOCIATED AND FIRST
                                   FINANCIAL

  We are providing the following financial information to aid in your analysis of the financial aspects of the merger. We derived this information from audited financial statements for 1992 through 1996 and unaudited financial statements for the six months ended June 30, 1997. The information is only a summary and you should read it in conjunction with our historical financial statements (and related notes) contained in the annual reports and other information that we file with the SEC and the Pro Forma Statements included in this document. See "Where You Can Find More Information" and "Unaudited Pro Forma Condensed Financial Information."

  We expect that the merger will be accounted for as a "pooling of interests" which means that for accounting and financial reporting purposes we will treat our companies as if they have always been combined. See "The Merger--Accounting Treatment."

  The per share date in the following information is adjusted retroactively for stock splits and stock dividends. Earnings per share are calculated based upon the weighted average shares outstanding.

  The unaudited pro forma earnings do not reflect any potential savings or revenue enhancements which are expected to result from the consolidation of operations of Associated and First Financial and are not necessarily indicative of the results expected of the future combined operations. While the combined company expects to achieve substantial merger benefits, no assurances can be given with respect to the ultimate level of cost savings or revenue enhancements to be realized.

  The results of Associated and First Financial for the six months ended June 30, 1997 are not necessarily indicative of results expected for the entire year. Also, pro forma amounts are not necessarily indicative of results of operations or the combined financial position that would have resulted had the merger been consummated at the beginning of the earliest period indicated.

               SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF
                              ASSOCIATED BANC-CORP

                 (In thousands, except for per share data)

                          AS OF AND FOR THE
                             SIX MONTHS
                           ENDED JUNE 30,         AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                          ----------------- ------------------------------------------------------
                                1997           1996       1995       1994       1993       1992
                                ----           ----       ----       ----       ----       ----
                             (UNAUDITED)
CONDENSED STATEMENT OF
 INCOME
Net Interest Income.....     $   89,713     $  169,255 $  154,279 $  143,348 $  134,762 $  129,351
Provision for Possible
Loan Losses.............          2,209          4,665      4,291      2,211      5,871     10,707
Non-Interest Income.....         34,646         65,083     55,350     50,861     50,955     49,073
Non-Interest Expense....         76,009        140,385    130,033    124,943    121,354    120,913
Income Before Income
 Taxes and Extraordinary
 Item...................         46,141         89,288     75,305     67,055     58,492     46,804
Income Tax Expense......         15,892         32,044     27,277     23,487     19,620     14,692
Extraordinary Item......            --             --         --         --         --       1,006
Net Income..............         30,249         57,244     48,028     43,568     38,872     33,118
SHARE DATA
Net Income Per Share
 Before Extraordinary
 Item...................     $     1.35     $     2.60 $     2.29 $     2.08 $     1.89 $     1.61
Extraordinary Item......            --             --         --         --         --        0.06
Net Income Per Share....           1.35           2.60       2.29       2.08       1.89       1.67
Cash Dividends Per
Share...................           0.53           0.95       0.81       0.71       0.62       0.51
Weighted Average Shares
Outstanding.............         22,448         22,035     20,967     20,939     20,394     19,916
SELECTED BALANCE SHEET
DATA
(PERIOD END)
Assets..................     $4,595,386     $4,419,079 $3,922,501 $3,628,698 $3,266,696 $3,246,022
Long-Term Borrowings....         66,672         21,130     22,064      8,819     12,848     19,706
Shareholders' Equity....        419,929        393,145    340,294    299,286    280,079    235,567
Shareholders' Equity Per
Share...................          18.70          17.84      16.22      14.28      13.65      11.75
SELECTED BALANCE SHEET
AVERAGES
Assets..................     $4,421,661     $4,156,440 $3,662,269 $3,355,147 $3,256,733 $3,148,606
Shareholders' Equity....        407,388        371,911    319,451    288,284    252,001    220,696

               SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF
                          FIRST FINANCIAL CORPORATION

                 (In thousands, except for per share data)

                          AS OF AND FOR THE
                             SIX MONTHS
                           ENDED JUNE 30,         AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                          ----------------- -------------------------------------------------------
                                1997           1996        1995       1994       1993       1992
                                ----           ----        ----       ----       ----       ----
                             (UNAUDITED)
CONDENSED STATEMENT OF
INCOME
Net Interest Income.....     $   95,786     $  187,309  $  183,137 $  177,642 $  164,218 $  126,999
Provision for Possible
Loan Losses.............          4,350          9,030       9,738      6,824     10,570     15,779
Non-Interest Income.....         24,144         46,394      44,291     33,294     44,758     38,023
Non-Interest Expense....         54,751        148,772     118,602    120,367    118,964    101,540
Income Before Income
Taxes and Extraordinary
Item/Cum Effect of Acctg
Chg.....................         60,829         75,901      99,088     83,745     79,442     47,703
Income Tax Expense......         21,739         25,443      35,104     30,716     29,691     17,327
Extraordinary Item/Cum
Effect of Acctg Chg ....           --             (686)       --         --         --        6,600
Net Income..............     $   39,090     $   49,772  $   63,984 $   53,029 $   49,751 $   36,976
SHARE DATA
Primary Net Income Per
Share Before
Extraordinary Item/Cum
Effect of Acctg Chg.....     $     1.05     $     1.33  $     1.70 $     1.42 $     1.38 $     0.92
Extraordinary Item/Cum
Effect of Acctg Chg.....           --            (0.02)       --         --         --         0.22
Primary Net Income Per
Share...................           1.05           1.31        1.70       1.42       1.38       1.14
Fully Diluted Net Income
 Per Share Before
 Extraord Item/Cum
 Effect of Acctg Chg....           1.05           1.32        1.69       1.42       1.37       0.91
Extraordinary Item/Cum
 Effect of Acctg Chg....           --            (0.02)       --         --         --         0.21
Fully Diluted Net Income
 Per Share..............           1.05           1.30        1.69       1.42       1.37       1.12
Cash Dividends Per
 Share..................          0.300          0.510       0.384      0.320      0.280      0.176
Primary Weighted Average
 Shares Outstanding.....         37,286         38,093      37,732     37,319     36,064     30,844
Fully Diluted Weighted
 Average Shares
 Outstanding............         37,319         38,220      37,917     37,358     36,397     31,296

SELECTED BALANCE SHEET
 DATA (PERIOD END)
Assets..................     $5,931,501     $5,700,431  $5,471,108 $5,501,824 $5,181,772 $4,309,067
Long-Term Borrowings....         11,124         11,566      14,843     85,718    237,554    164,788
Shareholders' Equity....        422,725        410,511     384,917    327,308    280,643    239,979
Shareholders' Equity Per
 Share..................          11.67          11.15       10.38       8.99       8.06       6.86

SELECTED BALANCE SHEET
 AVERAGES
Assets..................     $5,791,874     $5,519,745  $5,461,712 $5,382,084 $5,023,087 $4,010,512
Shareholders' Equity....        413,123        404,307     354,917    308,081    259,736    210,508

            UNAUDITED PRO FORMA SELECTED COMBINED FINANCIAL DATA OF
                              ASSOCIATED BANC-CORP
                        AND FIRST FINANCIAL CORPORATION

                 (In thousands, except for per share data)

                          AS OF AND FOR THE
                             SIX MONTHS
                           ENDED JUNE 30,          AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                          ----------------- --------------------------------------------------------
                                1997           1996         1995       1994       1993       1992
                                ----           ----         ----       ----       ----       ----
CONDENSED STATEMENT OF
 INCOME
Net Interest Income.....     $   185,499    $   356,564  $  337,416 $  320,990 $  298,980 $  256,350
Provision for Possible
 Loan Losses............           6,559         13,695      14,029      9,035     16,441     26,486
Non-Interest Income.....          58,790        111,477      99,641     84,155     95,713     87,096
Non-Interest Expense....         130,760        289,157     248,635    245,310    240,318    222,453
Income Before Income
 Taxes and Extraordinary
 Item...................         106,970        165,189     174,393    150,800    137,934     94,507
Income Tax Expense......          37,631         57,487      62,381     54,203     49,311     32,019
Extraordinary Item/Cum
 Effect of Acctg Chg....             --            (686)        --         --         --       7,606
Net Income..............     $    69,339    $   107,016  $  112,012 $   96,597 $   88,623 $   70,094
SHARE DATA
Net Income Per Share
 Before Extraordinary
 Item/Cum Effect of
 Acctg Chg..............     $      1.38    $      2.13  $     2.28 $     1.99 $     1.88 $     1.45
Extraordinary Item/Cum
 Effect of Acctg Chg....             --           (0.01)        --         --         --        0.18
Net Income Per Share....            1.38           2.12        2.28       1.99       1.88       1.63
Cash Dividends Per
 Share..................            0.53           0.95        0.81       0.71       0.62       0.51
Weighted Average Shares
 Outstanding............          50,353         50,565      49,111     48,600     47,206     43,173
SELECTED BALANCE SHEET
 DATA
(PERIOD END)
Assets..................     $10,530,099    $10,119,510  $9,393,609 $9,130,522 $8,448,468 $7,555,089
Long-Term Borrowings....          48,979         32,696      36,907     94,537    250,402    184,494
Shareholders' Equity....         811,366        803,656     725,211    626,594    560,722    475,546
Shareholders' Equity Per
 Share..................           16.18          16.01       14.69      12.84      11.89      10.16
SELECTED BALANCE SHEET
 AVERAGES
Assets..................     $10,213,535    $ 9,676,185  $9,123,981 $8,737,231 $8,279,820 $7,159,118
Shareholders' Equity....         820,511        776,218     674,368    596,365    511,737    431,204

           HISTORICAL PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

  Associated Common Stock is listed on the Nasdaq National Market under the ticker symbol "ASBC" and First Financial Common Stock is listed on the Nasdaq National Market under the ticker symbol "FFHC".

  The tables below set forth, for the calendar quarters indicated, the reported high and low sale prices per share of Associated Common Stock and First Financial Common Stock as reported on the Nasdaq National Market, in each case based on published financial sources, and the dividends declared on such stock. All market prices and cash dividends declared for Associated and First Financial have been retroactively adjusted for stock splits and stock dividends.

                           ASSOCIATE  BANC-CORP              FIRST FINANCIAL CORPORATION
                          -----------------------        --------------------------------
                               MARKET PRICE               CASH            MARKET PRICE           CASH
                         ------------------------       DIVIDENDS     -------------------      DIVIDENDS
                          HIGH                LOW       DECLARED       HIGH           LOW      DECLARED
                          ----                ---       ---------      ----           ---      ---------
1994
First Quarter...........    $24           $20 53/64       $.166       $13 19/32     $11 13/32     $.08
Second Quarter..........     25  1/2       20 53/64        .18         13 51/64      11 19/32      .08
Third Quarter...........     25 11/64      23              .18         13 51/64      11 19/32      .08
Fourth Quarter..........     23 53/64      20 53/64        .18         13 51/64      10 19/32      .08

1995
First Quarter...........     25  5/64      22 53/64        .18         13            10 51/64      .096
Second Quarter..........     25 53/64      23 43/64        .18         14 13/32      12 13/64      .096
Third Quarter...........     31  3/64      25  5/16        .225        17 19/64      13 19/32      .096
Fourth Quarter..........     34 11/64      30 13/64        .225        19            16 13/64      .096

1996
First Quarter...........     33  3/4       29  3/8         .228        18 13/32      15 19/32      .12
Second Quarter..........     33  1/8       31  1/4         .241        19 19/64      16 19/32      .12
Third Quarter...........     33  3/4       31 49/64        .241        19 19/64      17 13/64      .12
Fourth Quarter..........     36 29/64      32 59/64        .241        24  3/4       18 51/64      .15

1997
First Quarter...........     40  3/4       34 37/64        .241        28  7/8       23            .15
Second Quarter..........     39  5/8       35  1/2         .290        29  1/2       24  1/4       .15
Third Quarter...........     42  5/8       38  3/4          --         32  9/16      29            .15
(through September 2,
1997)...................

  On May 14, 1997, the trading day on the Nasdaq National Market on which the public announcement of the proposed combination was announced after the close of Nasdaq trading, Associated Common Stock closed at $37 3/4 per share and First Financial Common Stock closed at $27 1/2 per share. On May 14, 1997, the First Financial equivalent per share would have been $28 7/8, which represents the closing price of Associated common stock on that date multiplied by the exchange ratio of .765.

                      COMPARATIVE UNAUDITED PER SHARE DATA

  We have summarized below the per share information for our respective companies on a historical, unaudited pro forma combined and pro forma equivalent per share basis.

  The unaudited pro forma comparative per share data reflects the merger as being accounted for as a "pooling of interests" and assumes the merger had been effected as of the beginning of the earliest reporting period presented. Earnings per share are calculated based upon earnings before extraordinary items divided by the weighted average shares outstanding. Unaudited pro forma information is adjusted retroactively for any stock splits and stock dividends.

  Associated pro forma dividends per share amounts represent historical dividends as adjusted retroactively for the stock splits and the stock dividends. Since it was not material, Associated's historical average shares outstanding used to calculate earnings per share do not include the dilutive effect of outstanding stock options. The Associated pro forma per share amounts give effect to the merger.

  First Financial's historical data includes a one-time charge for recapitalization of SAIF in 1996 of $28.8 million before taxes and $18.4 million net of taxes, or $0.48 per share. The First Financial pro forma equivalent amounts are presented with respect to each set of pro forma information, and have been calculated by multiplying the corresponding pro forma combined amounts per share by the exchange ratio of 0.765 shares.

  We derived the following information from audited financial statements for 1994 through 1996 and unaudited financial statements for the six months ended June 30, 1997. The information should be read in conjunction with our historical financial statements (and related notes) contained in the annual reports and other information that we file with the SEC and the Pro Forma Statements included in this document. See "Where You Can Find More Information" and "Unaudited Pro Forma Condensed Financial Information."

                                      AS OF AND FOR THE
                                         SIX MONTHS      AS OF AND FOR THE YEAR
                                       ENDED JUNE 30,      ENDED DECEMBER 31,
                                      ----------------- ------------------------
                                            1997          1996    1995    1994
                                            ----          ----    ----    ----
      ASSOCIATED
      Net Income Per Share:
       Historical...................       $ 1.35       $   2.60 $  2.29 $  2.08
       Pro forma....................         1.38           2.13    2.28    1.99
      Dividends Per Share:
       Historical...................       $ 0.53       $   0.95 $  0.81 $  0.71
       Pro forma....................         0.53           0.95    0.81    0.71
      Book Value Per Share:
       Historical...................       $18.70       $  17.84
       Pro forma....................        16.18          16.01
      FIRST FINANCIAL
      Primary Net Income Per Share:
       Historical...................       $ 1.05       $   1.33 $  1.70 $  1.42
       Pro forma equivalent.........         1.06           1.63    1.74    1.52
      Fully Diluted Net Income Per
       Share:
       Historical...................       $ 1.05       $   1.32 $  1.69 $  1.42
       Pro forma equivalent.........         1.06           1.63    1.74    1.52
      Dividends Per Share:
       Historical...................       $ 0.30       $   0.51 $  0.38 $  0.32
       Pro forma equivalent.........         0.41           0.73    0.62    0.54
      Book Value Per Share:
       Historical...................       $11.67       $  11.15
       Pro forma equivalent.........        12.38          12.25

                          THE SHAREHOLDERS' MEETINGS

  This Joint Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies (i) from holders of Associated common stock by the Associated Board of Directors (the "Associated Board") for use at the Special Meeting of Associated shareholders (the "Associated Special Meeting") and (ii) from holders of First Financial common stock by the First Financial Board of Directors (the "First Financial Board") for use at the Special Meeting of First Financial shareholders (the "First Financial Special Meeting"). This Joint Proxy Statement/Prospectus and accompanying form of proxy are first being mailed to the respective shareholders of Associated and First Financial on or about September 9, 1997.

Date, Times and Places

  Associated. The Associated Special Meeting will be held at F.K. Bemis International Center, Saint Norbert College, 100 Grant Street, De Pere, WI 54115, at 10:00 a.m. on October 27, 1997.

  First Financial. The First Financial Special Meeting will be held at The Holiday Inn Convention Center, 1501 North Point Drive, Stevens Point, WI 54481, at 10:00 a.m. on October 27, 1997.

Matters to Be Considered at the Shareholders' Meetings

  Associated. At the Associated Special Meeting, shareholders of Associated will be asked to consider and vote upon (i) a proposal to amend the Associated Articles of Incorporation to increase the number of authorized shares of Associated common stock, (ii) a proposal to issue additional shares of Associated common stock in connection with the merger and (iii) such other matters as may properly come before the Associated Special Meeting. THE ASSOCIATED BOARD BELIEVES THE MERGER IS FAIR TO YOU AND IN YOUR BEST INTEREST AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT TO THE ASSOCIATED ARTICLES AND "FOR" THE ISSUANCE OF SHARES OF ASSOCIATED COMMON STOCK IN CONNECTION WITH THE MERGER.

  First Financial. At the First Financial Special Meeting, shareholders of First Financial will be asked to consider and vote upon (i) a proposal to approve the merger agreement and (ii) such other matters as may properly come before the First Financial Special Meeting. THE FIRST FINANCIAL BOARD BELIEVES THE MERGER IS FAIR TO YOU AND IN YOUR BEST INTEREST AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO ADOPT THE MERGER AGREEMENT.

Record Date; Stock Entitled to Vote; Quorum

  Associated. The Associated Board has fixed the close of business on September 2, 1997 as the record date for the Associated Special Meeting (the "Associated Record Date"). Only holders of record of shares of Associated common stock on the Associated Record Date are entitled to notice of and to vote at the Associated Special Meeting. On the Associated Record Date, there were 22,470,492 shares of Associated common stock outstanding and entitled to vote at the Associated Special Meeting, held by approximately 5,900 shareholders of record.

  Each holder of record of Associated common stock on the Associated Record Date is entitled to cast one vote per share on each proposal being presented at the Associated Special Meeting. The presence, in person or by proxy, of holders of a majority of the outstanding shares of Associated common stock entitled to vote is necessary to constitute a quorum at the Associated Special Meeting. As of the Associated Record Date, all executive officers and directors of Associated were entitled to vote approximately 1.9% of the outstanding Associated common stock.

  First Financial. The First Financial Board has fixed the close of business on September 2, 1997 as the record date for the First Financial Special Meeting (the "First Financial Record Date"). Only holders of record of shares of First Financial common stock on the First Financial Record Date are entitled to notice of and to vote at the First Financial Special Meeting. On the First Financial Record Date, there were 36, 240, 841 shares of First Financial common stock outstanding and entitled to vote at the First Financial Special Meeting, held by 4,212 shareholders of record.

  Each holder of record of First Financial common stock on the First Financial Record Date is entitled to cast one vote per share. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of First Financial common stock entitled to vote is necessary to constitute a quorum at the First Financial Special Meeting. As of the First Financial Record Date, all executive officers and directors of First Financial were entitled to vote approximately 3.5% of the outstanding First Financial common stock.

Votes Required

  Associated. The affirmative vote of the holders of a majority of outstanding shares of Associated common stock entitled to vote at the Associated Special Meeting is required to adopt the amendment to Associated's Articles to increase the number of shares of authorized common stock. The affirmative vote of a majority of votes cast is required to approve the issuance of shares of Associated common stock in connection with the merger.

  First Financial. The affirmative vote of the holders of two-thirds of the outstanding shares of First Financial common stock entitled to vote at the First Financial Special Meeting is required to approve the merger agreement.

Voting of Proxies

  Shares represented by all properly executed proxies for Associated common stock received in time for the Associated Special Meeting will be voted at the Associated Special Meeting in the manner specified by the holders thereof. Shares represented by all properly executed proxies for First Financial common stock received in time for the First Financial Special Meeting will be voted at the First Financial Special Meeting in the manner specified by the holders thereof. Proxies which do not contain voting instructions will be voted FOR approval of the respective proposals at the Associated Special Meeting and the First Financial Special Meeting.

  It is not expected that any matters other than those referred to herein will be brought before the Associated Special Meeting or the First Financial Special Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

  Abstentions and broker non-votes will be included in the calculation of the number of shares represented at the Special Meetings for purposes of determining whether a quorum has been achieved. Neither abstentions nor broker non-votes are counted in determining whether a matter has been approved. THEREFORE, SINCE APPROVAL OF THE AMENDMENT TO THE ASSOCIATED ARTICLES REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF ASSOCIATED COMMON STOCK AND APPROVAL OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST TWO-THIRDS OF THE OUTSTANDING SHARES OF FIRST FINANCIAL COMMON STOCK, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS A VOTE AGAINST SUCH PROPOSALS.

Revocability of Proxies

  The grant of a proxy on the enclosed form of proxy does not preclude a shareholder from voting in person.

  An Associated shareholder may revoke a proxy at any time prior to its exercise by delivering to the Secretary of Associated a duly executed proxy or revocation of proxy bearing a later date or by voting in person at the Associated Special Meeting. Attendance at the Associated Special Meeting will not of itself constitute revocation of a proxy.

  A First Financial shareholder may revoke a proxy at any time prior to its exercise by delivering to the Secretary of First Financial a duly executed proxy or revocation of proxy bearing a later date or by voting in person at the First Financial Special Meeting. Attendance at the First Financial Special Meeting will not of itself constitute revocation of a proxy.

Solicitation of Proxies

  Each of Associated and First Financial will bear the cost of the solicitation of proxies from its own shareholders, except that Associated and First Financial will share equally the cost of printing this Joint Proxy Statement/Prospectus and the applicable fees associated with the filing of this Joint Proxy Statement/Prospectus with the Securities and Exchange Commission (the "Commission"). In addition to solicitation by mail, the directors, officers and employees of each of Associated and First Financial and its subsidiaries may solicit proxies from shareholders of such company by telephone or telegram or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Associated and First Financial will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

  Morrow & Co. will assist in the solicitation of proxies by Associated and D.F. King & Co., Inc. will assist in the solicitation of proxies by First Financial. Each such firm will receive customary fees for its services.

  Neither the Associated Board nor the First Financial Board is aware of any matter other than those set forth in this Joint Proxy Statement/Prospectus which will be brought before the Associated Special Meeting or the First Financial Special Meeting, respectively. If, however, other matters are properly presented at either the Associated Special Meeting or the First Financial Special Meeting, proxies will be voted in accordance with the discretion of the holders of such proxies.

  SHAREHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                  THE MERGER

  We are furnishing this Joint Proxy Statement/Prospectus to holders of common stock, par value $.01 per share, of Associated ("Associated Common Stock") and holders of common stock, par value $1.00 per share, of First Financial ("First Financial Common Stock") in connection with the respective proposals to be voted upon at the Associated Special Meeting and the First Financial Special Meeting pursuant to the Agreement and Plan of Merger, dated as of May 14, 1997, among Associated, Badger Merger Corp., a wholly owned subsidiary of Associated, and First Financial (the "Merger Agreement"). The Merger Agreement provides for the merger of Associated and First Financial (the "Merger"). The Merger will be effected by merging Badger Merger Corp. with First Financial. As a result of the Merger, Associated will become the holding company for First Financial's banking subsidiary, First Financial Bank ("FF Bank"), and First Financial's other subsidiaries, and will remain the holding company of Associated's current banks and subsidiaries.

  The discussion in this Joint Proxy Statement/Prospectus of the Merger and the principal terms of the Merger Agreement is subject to, and qualified in its entirety by, reference to the Merger Agreement, a copy which is attached to this Joint Proxy Statement/Prospectus as Annex I and is incorporated herein by reference.

Background to the Merger

  Both Associated and First Financial have historically focused on strategic alternatives based upon mergers and acquisitions as a means for expansion. In early 1996 First Financial contacted various financial institutions in order to explore possible business combinations. In the course of those exploratory contacts, First Financial, through its financial advisor, contacted Mr. H.B. Conlon, Associated's Chairman, President and Chief Executive Officer, to explore whether Associated would be interested in entering into a business combination with First Financial.

  On August 29, 1996, Mr. Conlon and John C. Seramur, First Financial's President and Chief Executive Officer, along with First Financial's financial advisor, met to explore a possible business combination of the two companies. The meeting was exploratory in nature and did not involve substantive transaction negotiations. Given the preliminary nature of the exploratory discussions, no immediate plan for further meetings was discussed.

  In September 1996, federal legislation was enacted which, among other things, reduced the disparity between deposit assessment rates of the Bank Insurance Fund and the Savings Association Insurance Fund, and addressed tax bad debt recapture issues facing thrift institutions such as FF Bank. Shortly after this legislation was enacted, Associated and First Financial resumed informal contacts.

  In October 1996, Mr. Conlon and Robert C. Gallagher, Associated's Vice Chairman, met with Mr. Seramur and Thomas H. Neuschaefer, First Financial's Vice President and Treasurer, for general discussions regarding the financial condition and general business and operations of their respective institutions.

  In November 1996, Associated's and First Financial's Chief Financial Officers met to continue discussions regarding their respective institution's financial condition. Both parties continued to have interest in further discussions. As they considered their respective positions, no meetings or other discussions were held until after the 1996 year-end holidays. Also, during that time period, First Financial management was focused on participating in the bidding on a potential acquisition of a large mid-western financial institution. First Financial was not able to justify paying the price at which that institution eventually sold, and thus the transaction did not materialize.

Merger Discussions

  In January of 1997, First Financial's financial advisors contacted Associated's financial advisors to resume discussions regarding a possible business combination.

  On February 6, 1997, Mr. Conlon and Mr. Seramur met to discuss the possibility of a combination of the two companies. They agreed during the meeting that the companies' philosophical visions were similar, and that their respective strengths would be complementary. These strengths included the strong business lending and trust/asset management services of Associated, and the retail customer franchise of First Financial.

  On February 26, 1997, the Chief Financial Officers of Associated and First Financial, along with their respective financial advisors, met to discuss various financial and accounting issues, including the current performance of each of the companies, possible cost savings that could result from a combination of the two companies and valuation issues.

  On March 10, 1997, the two Chief Financial Officers again met to continue discussions regarding valuation issues and possible cost savings that could be realized from a combination of the two companies.

  On March 12, 1997, Mr. Conlon and Mr. Gallagher met with Mr. Seramur and Mr. Neuschaefer to explore strategic and social issues of a business combination, as well as possible terms for a transaction.

  On March 26, 1997, the Chief Executive Officers of Associated and First Financial, along with their respective financial advisors, met to discuss a proposal formulated by Associated with respect to a business combination of the two companies. The proposal was for a merger of equals, using the Associated corporate structure as the surviving commercial bank holding company. Under that proposal, First Financial shareholders would receive a fixed exchange ratio for First Financial common stock.

  In April 1997, Associated's and First Financial's financial advisors met to discuss their respective analyses of a possible combination of the two companies. The financial advisors discussed the valuation of First Financial, the pro forma impact on Associated at different price levels and other structural issues involving management, social issues and the integration of Associated and First Financial.

  At the regular board meeting on April 23, 1997 of the Associated Board, a detailed presentation was made by Associated's financial advisors as well as certain members of management and officers of Associated regarding a possible business combination between Associated and First Financial and the current status of the discussions between the two companies. The Associated Board authorized representatives of Associated to engage in further negotiations with respect to a possible business combination of Associated and First Financial, subject to the Associated Board's final approval of any such terms.

  On April 28, 1997, representatives and advisors of Associated and First Financial met again to propose possible terms for a combination of the two companies.

  On the morning of April 29, 1997, the Chief Executive Officers spoke further about terms of a proposed merger, and thereafter Mr. Seramur advised the First Financial Board and members of senior management regarding the discussions that were taking place between First Financial and Associated, including the then current status of the negotiations and the then proposed terms of the transaction.

  From April 29, 1997 through May 14, 1997, representatives and advisors of the two companies held meetings and had various telephone conversations regarding the terms of a possible business combination. Due diligence was conducted by both parties on financial, legal, accounting, and credit issues. The legal advisors of both companies began drafting and negotiating documentation in connection with a possible business combination.

  At a special meeting of the First Financial Board held on May 7, 1997, the First Financial Board reviewed in detail the discussions held to date between Associated and First Financial, the due diligence investigation conducted by management and draft merger documentation. The First Financial Board also received a presentation from its legal and financial advisors regarding the proposed merger and possible alternatives. The legal presentation focused on the Board's fiduciary responsibilities and the terms and conditions of the draft documentation. The financial advisor presentation focused on evaluations of Associated and First Financial and analyses of First Financial strategic alternatives, including remaining independent and other merger and acquisition opportunities. Although no conclusion was reached as to the best strategic alternative, the First Financial Board authorized management to continue with negotiations.

  On May 14, 1997, upon completion of negotiations, the Boards of Directors of Associated and First Financial each held special meetings to consider the terms of a merger of the two companies. Following detailed presentations of their respective legal counsel and financial advisors, the First Financial board determined the Merger was in the best long-term interests of its shareholders and superior to other strategic alternatives and both the First Financial and Associated Boards of Directors approved the Merger, the Merger Agreement and the Stock Option Agreements (as defined below). The Merger Agreement and the Option Agreements were then executed and a public announcement of the proposed Merger was made.

Reasons for the Merger and Board Recommendations

  Recommendation of the Associated Board and Reasons for the Merger. THE ASSOCIATED BOARD BELIEVES THAT THE MERGER IS FAIR TO, AND IN THE BEST
INTERESTS OF, ASSOCIATED AND THE SHAREHOLDERS OF ASSOCIATED. THE ASSOCIATED BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF ASSOCIATED VOTE FOR APPROVAL OF (I) THE AMENDMENT TO THE ARTICLES OF INCORPORATION INCREASING THE NUMBER OF SHARES OF AUTHORIZED ASSOCIATED COMMON STOCK TO 100,000,000 SHARES AND
(II) THE ISSUANCE OF SHARES OF ASSOCIATED COMMON STOCK IN CONNECTION WITH THE MERGER.

  The Associated Board believes that the Merger joins two institutions which have had distinguished track records in serving their respective markets and creating value for their shareholders. The Associated Board believes that the Merger will serve the best interests of the shareholders and that following the Merger Associated will have an enhanced ability to provide a wide range of high quality financial services to its customers and the businesses in the communities which Associated and First Financial serve.

  In reaching its conclusion to approve the Merger Agreement and the Stock Option Agreements and the transactions contemplated thereby, the Associated Board consulted with Associated's management, as well as its legal counsel and its financial advisors, and considered a number of factors, including the following:

    (i) The structure of the Merger and the terms and conditions of the Merger Agreement and the Stock Option Agreements, including the fact that the fixed Exchange Ratio provides certainty as to the number of shares of Associated Common Stock to be issued in the Merger, and that the Merger is intended to qualify for pooling of interests accounting treatment.

    (ii) The complementary nature of Associated's and First Financial's respective businesses (including, without limitation, the markets served and the products provided by each), management, strategic objectives and competitive positions.

    (iii) The presentation of Sandler O'Neill & Partners, L.P., Associated's financial advisors, including their written opinion that, as of the date of the Associated Board meeting, the Exchange Ratio was fair from a financial point of view to the holders of Associated Common Stock.

    (iv) The expectation that the Merger would result in cost synergies for the combined operations.

    (v) The ongoing trend toward consolidation in the financial institutions market and the recent federal legislation that appears to have begun the process for the eventual merger of the banking and thrift deposit insurance funds.

    (vi) The likelihood of the Merger being approved by the appropriate regulatory authorities.

  The foregoing discussion of information and factors considered and given weight by the Associated Board is not intended to be exhaustive, but includes all material factors considered by the Associated Board. In reaching its decision with respect to the Merger, the Associated Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the foregoing factors in reaching their determinations. In addition, individual members of the Associated Board may have given different weights to different factors.

  Recommendation of the First Financial Board and Reasons for the Merger. THE FIRST FINANCIAL BOARD BELIEVES THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE SHAREHOLDERS OF FIRST FINANCIAL. THE FIRST FINANCIAL BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT THE FIRST FINANCIAL SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

  The Board of Directors of First Financial has approved the Merger Agreement and has determined that the Merger is fair to, and in the best interests of, First Financial and its shareholders. THE FIRST FINANCIAL BOARD OF DIRECTORS RECOMMENDS THAT HOLDERS OF FIRST FINANCIAL COMMON STOCK VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE MERGER PROVIDED FOR THEREIN. The First Financial Board of Directors believes that the Merger will enable holders of First Financial Common Stock to realize increased value over time as part of the combination with Associated. The Board believes the combined company will have a greater earnings and expansion potential than either company would have individually. In that regard, the Board believes that the Merger may enable First Financial shareholders to participate in opportunities for appreciation of Associated Common Stock as a result of being part of a larger commercial banking franchise, as well as a result of potential increases in market interest in the Associated Common Stock because of greater potential liquidity and market capitalization. In reaching its decision to approve the Merger Agreement, the Board consulted with its outside counsel regarding the legal terms of the Merger and the Board's fiduciary obligations in its consideration of the proposed merger, its financial advisor, McDonald & Company Securities, Inc. ("McDonald"), regarding the financial aspects and fairness of the proposed Merger Agreement, as well as with management of First Financial and, without assigning any relative or specific weight, considered the following, which are all of the material factors considered, both from a short-term and long-term perspective:

    (i) The First Financial Board's familiarity with, and review of, the business, financial condition, results of operations and prospects of First Financial, including, but not limited to, its potential growth, development, productivity and profitability, and the business risks associated therewith;

    (ii) The current and prospective environment in which First Financial operates, including national and local economic conditions, the highly competitive environment for financial institutions generally, the increased regulatory burden on financial institutions, and the trend toward consolidation in the financial services industry;

    (iii) The potential appreciation in market and book value of First Financial Common Stock on both a short- and long-term basis, as a stand-alone entity;

    (iv) Information concerning the business, financial condition, results of operations, asset quality and prospects of Associated, including the long-term growth potential of Associated Common Stock and the future prospects of Associated, combined with First Financial following the proposed Merger, and the business risks associated therewith;

    (v) The competitive position and future growth prospects of Associated as a large regional banking company with operations in Wisconsin and Illinois following the Merger;

    (vi) The ability of First Financial to further its efforts to convert to a "banking" company from a "thrift" company;

    (vii) The perceived efficiencies of First Financial, and the potential benefits to First Financial shareholders of the synergies and related cost savings which may result from consolidation of certain back office functions of the subsidiary banking companies of Associated after the Merger;

    (viii) The combined business strengths of Associated (e.g., commercial business lending, trust and asset management) and First Financial (e.g., consumer banking, including deposits, mortgages, credit cards and other consumer loans) and the combined financial resources of Associated and First Financial;

    (ix) The geographic diversity, and lack of substantial overlap of First Financial's and Associated's respective markets throughout Wisconsin and Illinois, the compatibility of the business and management philosophies of First Financial and Associated, and Associated's strong commitment to the communities it serves;

    (x) The fact that the exchange of Associated Common Stock for First Financial Common Stock can be effected on a tax-free basis for First Financial shareholders, and the potential for appreciation and growth for the market value of Associated Common Stock following the proposed Merger;

    (xi) The oral presentation and opinion of McDonald that the terms of the Merger Agreement are fair to the holders of First Financial Common Stock from a financial point of view (see "--Opinion of the Financial Advisor to the First Financial Board" below);

    (xii) The advantages and disadvantages of First Financial remaining as an independent institution or affiliating with another institution; and

    (xiii) The short- and long-term interests of First Financial and its shareholders, the interests of First Financial's employees, customers and creditors, and the interests of the communities that will be served by the affiliation with Associated which creates a more diversified commercial banking company with greater resources to meet the changing needs of the constituencies served in such communities.

  On the basis of these considerations, the Merger Agreement was approved, and FIRST FINANCIAL'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT FIRST FINANCIAL SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.

Opinions of Financial Advisors

  Opinion of the Financial Advisor to the Associated Board. Pursuant to a letter agreement dated as of March 26, 1997 (the "Sandler O'Neill Agreement"), Associated retained Sandler O'Neill Partners, L.P. ("Sandler O'Neill") as an independent financial advisor in connection with strategic planning and merger and acquisition transactions. Sandler O'Neill is a nationally recognized investment banking firm whose principal business specialty is banks and savings institutions and is regularly engaged in the valuation of such businesses and their securities in connection with mergers and acquisitions and other corporate transactions.

  Pursuant to the terms of the Sandler O'Neill Agreement, Sandler O'Neill acted as financial advisor to Associated in connection with the Merger. In connection therewith, at the May 14, 1997 meeting at which the Associated Board approved and adopted the Merger Agreement, Sandler O'Neill delivered a written opinion to the Associated Board that, as of May 14, 1997, the Exchange Ratio was fair from a financial point of view to the holders of Associated Common Stock. Sandler O'Neill delivered a written opinion dated the date of this Joint Proxy Statement/Prospectus (the "Fairness Opinion") to Associated's Board of Directors confirming that, as of such date, the Exchange Ratio was fair from a financial point of view to the holders of Associated's Common Stock. THE FULL TEXT OF THE FAIRNESS OPINION, WHICH SETS FORTH THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX IV TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF SUCH OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX IV. HOLDERS OF ASSOCIATED COMMON STOCK ARE URGED TO READ THE FAIRNESS OPINION IN ITS ENTIRETY IN CONNECTION WITH THEIR CONSIDERATION OF THE PROPOSED MERGER. SANDLER O'NEILL'S FAIRNESS OPINION SHOULD NOT BE CONSTRUED BY THE HOLDERS OF SHARES OF ASSOCIATED COMMON STOCK AS A RECOMMENDATION AS TO HOW THEY SHOULD VOTE AT THE ASSOCIATED SPECIAL MEETING.

  In preparation for the Fairness Opinion, Sandler O'Neill performed a variety of financial analyses. The following paragraphs provide a summary of all material analyses performed by Sandler O'Neill, but does not purport to be a complete description of Sandler O'Neill's analysis. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to a partial analysis or summary description. Sandler O'Neill believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and processes underlying the Fairness Opinion. In performing its analyses, Sandler O'Neill made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Associated, First Financial and Sandler O'Neill. Any estimates contained in Sandler O'Neill's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Because such estimates are inherently subject to uncertainty, neither Associated nor Sandler O'Neill assumes responsibility if future results or actual values are materially different from these estimates.

  In connection with rendering its Fairness Opinion, Sandler O'Neill, among other things: (i) analyzed certain publicly available financial statements and other information of Associated and First Financial, respectively; (ii) analyzed certain internal financial statements and other financial and operating data concerning First Financial prepared by the management of First Financial; (iii) analyzed certain financial projections prepared by the management of First Financial; (iv) discussed the past and current operations and financial condition and the prospects of First Financial with senior executives of First Financial; (v) analyzed certain internal financial statements and other financial and operating data concerning Associated prepared by the management of Associated; (vi) analyzed certain financial projections prepared by the management of Associated; (vii) discussed the past and current operations and financial condition and the prospects of Associated with senior executives of Associated, and analyzed the pro forma impact of the Merger on Associated's earnings per share, consolidated capitalization and financial ratios; (viii) reviewed the reported prices and trading activity for the Associated Common Stock and First Financial Common Stock; (ix) compared the financial performance of Associated and First Financial and the prices and trading activity of the Associated Common Stock and First Financial Common Stock with that of certain other comparable publicly traded companies and their securities; (x) discussed with independent auditors of First Financial their review of the financial and accounting affairs of First Financial and with the independent auditors of Associated their review of the financial and accounting affairs of Associated; (xi) discussed the strategic objectives of the Merger and the plans for the combined company with senior executives of Associated and First Financial; (xii) analyzed certain pro forma financial projections of the combined company prepared by Associated and First Financial; (xiii) reviewed the financial terms, to the extent publicly available, of certain comparable precedent transactions; (xiv) participated in discussions and negotiations among representatives of Associated and First Financial and their financial and legal advisors; (xv) reviewed the draft Merger Agreement and certain related documents; and (xvi) reviewed such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O'Neill considered relevant.

  Stock Trading History. Sandler O'Neill examined the history of the trading prices and the volume of Associated Common Stock and First Financial Common Stock, and the relationship between the movements in the prices of Associated Common Stock and First Financial Common Stock, respectively, to movements in certain stock indices, including the Standard & Poor's 500 Index, the NASDAQ Banking Index and a composite group of publicly traded commercial banks (in the case of Associated) and publicly traded savings institutions (in the case of First Financial) in geographic proximity and of similar asset size.

  Summary Contribution Analysis. Sandler O'Neill computed the contribution to the combined equity's pro forma financial results attributable to each of Associated and First Financial. The computation showed, among other things, that Associated and First Financial would contribute to the combined entity approximately 49.1% and 50.9%, respectively of tangible equity as of March 31, 1997, 44.2% and 55.8%, respectively, of earnings for the twelve months ended March 31, 1997, and 43.6% and 56.4%, respectively of total assets for the period ended March 31, 1997. Sandler O'Neill calculated that the Exchange Ratio would result in an allocation between the holders of Associated Common Stock and First Financial Common Stock of pro forma ownership of the combined entity equal to 45% and 55%, respectively.

  Analysis of Selected Publicly Traded Companies. In preparing its presentation, Sandler O'Neill used publicly available information to compare selected financial and market trading information, including book value, tangible book value, earnings, asset quality ratios, loan loss reserve levels, profitability and capital adequacy for Associated and certain other institutions. The 12 publicly-traded regional commercial banks (the "Regional Bank Group") to which Sandler O'Neill compared Associated were: Citizens Banking Corporation, CNB Bankshares Inc., Commerce Bancshares Inc., Community First Bankshares, First Midwest Bancorp Inc., FirstMerit Corporation, Fort Wayne National Corp., Magna Group Inc., Old National Bancorp, Provident Bancorp Inc., TCF Financial Corp., and UMB Financial Corporation. Sandler O'Neill also compared Associated to a group of 14 publicly-traded commercial banks which were considered to be highly-valued (the "Highly-Valued Bank Group" ) by investors because their price to tangible book value was greater than 250%. The Highly-Valued Bank Group institutions were: City National Corp., Community First Bankshares, Cullen/Frost Bankers Inc., First Commercial Corporation, National Commerce Bancorp, North Fork Bancorporation Inc., Provident Bancorp Inc., Synovus Financial Corp., TCF Financial Corp., TrustCo Bank Corp NY, U.S. Trust Corporation, Valley National Bancorp, Wilmington Trust Corporation, and Zions Bancorporation. The analysis compared publicly available year-end financial information as of and for the years ending December 31, 1992 through December 31, 1996, and for the three months ended March 31, 1997. The following comparisons are based upon the March 31, 1997, financial information. The data described below with respect to the Region Bank Group and the Highly-Valued Bank Group consists of the median data for such groups.

  The total assets of Associated were approximately $4.46 billion, compared to approximately $5.23 billion for the Regional Bank Group and approximately $5.32 billion for the Highly-Valued Bank Group. The annual growth rate of assets for Associated was positive 13.46%, compared to a positive growth rate of approximately 6.74% for the Regional Bank Group and approximately 9.32% for the Highly-Valued Bank Group. The total equity of Associated was approximately $407.6 million, compared to approximately $453.3 million for the Regional Bank Group and approximately $466.3 million for the Highly-Valued Bank Group. The tangible equity to total assets ratio was 9.14% for Associated, compared to approximately 8.78% for the Regional Bank Group and approximately 7.88% for the Highly-Valued Bank Group. The net loans to assets ratio for Associated was approximately 71.9%, compared to approximately 66.4% for the Regional Bank Group and approximately 63.6% for the Highly-Valued Bank Group. The cash and securities to total assets ratio was approximately 23.8% for Associated, compared to approximately 28.5% for the Regional Bank Group and approximately 28.7% for the Highly-Valued Bank Group. Total deposits were approximately $3.49 billion for Associated, compared to approximately $4.12 billion for the Regional Bank Group and approximately $4.32 billion for the Highly-Valued Bank Group. Associated had a gross loans to total deposits ratio of approximately 93.2%, compared to approximately 84.0% for the Regional Bank Group and approximately 79.3% for the Highly-Valued Bank Group. The total borrowings to total asset ratio for Associated was approximately 11.3%, compared to approximately 12.0% for the Regional Bank Group and approximately 9.3% for the Highly-Valued Bank Group. The ratio of non-performing assets to total assets for Associated was 0.41%, compared to approximately 0.50% for the Regional Bank Group and approximately 0.51% for the Highly-Valued Bank Group. The ratio of loan loss reserves to gross loans for Associated was 1.52%, compared to approximately 1.39% for the Regional Bank Group and approximately 1.52% for the Highly-Valued Bank Group. The net interest margin of Associated was 4.52%, compared to approximately 4.44% for the Regional Bank Group and 4.63% for the Highly-Valued Bank Group. The ratio of non-interest income to average assets for Associated was 1.53%, compared to approximately 1.25% for the Regional Bank Group and approximately 1.77% for the Highly-Valued Bank Group. The ratio of non-interest expense to average assets was 3.37% for Associated, compared to approximately 3.37% for the Regional Bank Group and approximately 3.53% for the Highly-Valued Bank Group. The efficiency ratio of Associated was 57.5%, compared to approximately 57.5% for the Regional Bank Group and approximately 55.6% for the Highly-Valued Bank Group. The return on average assets for Associated was 1.38%, compared to approximately 1.17% for the Regional Bank Group and approximately 1.39% for the Highly-Valued Bank Group. The return on average equity for Associated was 15.31%, compared to approximately 13.56% for the

Regional Bank Group and approximately 18.06% for the Highly-Valued Bank Group. The price to tangible book value for Associated was 220.8%, compared to approximately 234.6% for the Regional Bank Group and approximately 318.8% for the Highly-Valued Bank Group. The price to earnings per share multiple for Associated was 14.1x, compared to approximately 16.3x for the Regional Bank Group and 17.4x for the Highly-Valued Bank Group.

  Sandler O'Neill also used publicly available information to perform a similar comparison of selected financial and market trading information for First Financial Corporation and certain other institutions. The five publicly-traded regional savings institutions (the "Peer Group") to which Sandler O'Neill compared First Financial Corporation were: CitFed Bancorp Inc., Commercial Federal Corporation, Great Financial Corporation, MAF Bancorp Inc., and St. Paul Bancorp Inc. Sandler O'Neill also compared First Financial to a group of six publicly-traded savings institutions which were considered to be highly valued (the "Highly-Valued Savings Institutions") by investors because their price to tangible book value was greater than 150%. The Highly-Valued Savings Institutions were: Commercial Federal Corporation, MAF Bancorp Inc., New York Bancorp Inc., Peoples Heritage Financial Group, TR Financial Corp, and Washington Federal Inc. The analysis compared publicly available year-end financial information as of and for the years ending December 31, 1992 through December 31, 1996, and for the three months ended March 31, 1997. The following comparisons are based upon the March 31, 1997, financial information. The data described below with respect to the Peer Group and the Highly-Valued Savings Institutions consists of the median data for such groups.

  The total assets of First Financial were approximately $5.81 billion, compared to $3.86 billion for the Peer Group and $5.46 billion, for the Highly-Valued Savings Institutions. The annual growth rate of assets for First Financial was positive 7.18%, compared to a positive growth rate of approximately 8.26% for the Peer Group and approximately 14.34% for the Highly-Valued Savings Institutions. The total equity of First Financial was approximately $405.7 million, compared to approximately $335.5 million for the Peer Group and approximately $405.7 million for the Highly-Valued Savings Institutions. The tangible equity to total assets ratio was 6.78% for First Financial, compared to approximately 6.81% for the Peer Group and approximately 6.78% for the Highly-Valued Savings Institutions. The net loans to total assets ratio for First Financial was approximately 60.3%, compared to approximately 65.2% for the Peer Group and approximately 67.9% for the Highly-Valued Savings Institutions. The cash and securities to total assets ratio was approximately 37.1% for First Financial, compared to approximately 31.2% for the Peer Group and approximately 26.5% for the Highly-Valued Bank Group. Total deposits were approximately $4.49 billion for First Financial, compared to approximately $2.84 billion for the Peer Group and approximately $2.83 billion for the Highly-Valued Savings Institutions. First Financial had a gross loans to total deposits ratio of approximately 78.5%, compared to approximately 103.7% for the Peer Group and approximately 108.9% for the Highly-Valued Savings Institutions. The total borrowings to total assets ratio for First Financial was approximately 14.3%, compared to approximately 23.3% for the Peer Group and approximately 21.1% for the Highly-Valued Savings Institutions. The non-performing assets to total assets ratio for First Financial was 0.29%, compared to approximately 0.38% for the Peer Group and approximately 0.90% for the Highly-Valued Savings Institutions. The ratio of loan loss reserves to gross loans for First Financial was 0.65%, compared to approximately 0.84% for the Peer Group and approximately 0.83% for the Highly-Valued Savings Institutions. The net interest margin of First Financial was 3.53%, compared to approximately 2.97% for the Peer Group and approximately 3.53% for the Highly-Valued Savings Institutions. The ratio of non-interest income to average assets for First Financial was 0.86%, compared to approximately 0.83% for the Peer Group and approximately 0.49% for the Highly-Valued Savings Institutions. The ratio of non-interest expense to average assets was 2.04% for First Financial, compared to approximately 2.12% for the Peer Group and approximately 1.72% for the Highly-Valued Savings Institutions. The efficiency ratio of First Financial was 47.3%, compared to approximately 54.9% for the Peer Group and approximately 47.3% for the Highly-Valued Savings Institutions. The return on average assets for First Financial was 1.33%, compared to approximately 1.06% for the Peer Group and approximately 1.26% for the Highly-Valued Savings Institutions. The return on average equity for First Financial was 18.5%, compared to approximately 14.0% for the Peer Group and approximately 15.7% for the Highly-Valued Savings Institutions. The price to tangible book value for First Financial was 253.2%, compared to approximately 182.6% for the Peer Group and approximately

206.4% for the Highly-Valued Savings Institutions. The price to earnings per share multiple for First Financial was 13.4x, compared to approximately 12.9x for the Peer Group and approximately 11.7x for the Highly-Valued Savings Institutions.

  Analysis of Selected Merger Transactions. Sandler O'Neill reviewed 60 transactions announced from January 1, 1996 to May 12, 1997, involving public savings institutions nationwide as targets with transaction values over $100 million ("All Transactions"), twenty one transactions announced from January 1, 1996, to May 12, 1997, involving midwestern (Illinois, Indiana, Iowa, Kentucky, Michigan, Missouri, Ohio, and Wisconsin) public savings institutions as targets with transaction values over $15 million ("Regional Transactions"), and twenty one highly-valued public savings institution deals nationwide, where the return on average equity ratio exceeded 12%, announced from January 1, 1996, to May 12, 1997, with transaction values over $15 million ("Highly-Valued Transactions"). Sandler O'Neill reviewed the ratios of price to earnings, price to book value, price to tangible book value, price to deposits, price to assets, and deposit premium paid in each such transaction and computed high, low, mean, and median ratios and premiums for the respective groups of transaction. Based upon the median multiples for All Transactions, Sandler O'Neill derived an imputed range of values per share of First Financial Common Stock of $18.98 to $32.13. Based upon the median multiples for Regional Transactions, Sandler O'Neill derived an imputed range of values per share of First Financial Common Stock of $17.06 to $40.59. Based upon the median multiples for Highly-Valued Transactions, Sandler O'Neill derived an imputed range of values per share of First Financial Common Stock of $19.43 to $27.39.

  No merger transaction used in the analysis of selected merger transactions is identical to the proposed transaction. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value or the acquisition value of the companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not, in itself, a meaningful method of using comparable data.

  Discounted Dividend Stream and Terminal Value Analysis (Stand-Alone Valuation of First Financial). Sandler O'Neill also performed an analysis which estimated the future stream of after-tax dividend flows of First Financial through 2001 under various circumstances, assuming First Financial performed in accordance with information regarding Sandler O'Neill's estimates of First Financial's potential future earnings provided by its management and certain variations thereof (including variation with respect to the levels of assets, net interest spread, non-interest income, non-interest expense and dividend payout ratio). To approximate the terminal value of First Financial Common Stock at the end of the five-year period, Sandler O'Neill applied price to earnings multiples ranging from 10x to 19x and applied multiples of book value ranging from 100.0% to 280.0%. The dividend income streams and terminal values were then discounted to present values using different discount rates (ranging from 9.0% to 14.0%) chosen to reflect different assumptions regarding required rates of return of holders of prospective buyers of First Financial Common Stock. This analysis, assuming the current dividend payout ratio, indicated an imputed range of values per share of First Financial Common Stock between $18.02 and $38.86 when applying the price to earnings multiples, and an imputed range of values per share of First Financial Common Stock between $12.91 and $37.63 when applying multiples of book value. In connection with its analysis, Sandler O'Neill extensively used sensitivity analyses to estimate the effects changes in the underlying assumptions could have on the resulting present value.

  Analysis of Combined Company. Sandler O'Neill evaluated the deposit market share for each of Associated, First Financial and the combined company in Wisconsin and Illinois and certain pro forma balance sheet ratios, capitalization and reserve levels for Associated, First Financial and the combined company. Sandler O'Neill analyzed the contribution of each of Associated and First Financial to the assets, market value, tangible common equity, nonperforming assets, and net income of the combined company. Sandler O'Neill also analyzed each of Associated, First Financial and the combined company's position within the industry (based on market value, assets, tangible common equity, profitability, and price to earnings).

  Pro Forma Merger Analysis. Sandler O'Neill used the Exchange Ratio in analyzing the projections of the combined company's earnings per share. Sandler O'Neill's method of analysis indicates that the Merger would be accretive to Associated's projected earnings per share beginning in fiscal 1998, the first full year of consolidation. This analysis is based on estimates of expected cost savings and numerous other assumptions, including assumptions with respect to the projected restructuring charge to be recorded by Associated. The actual results achieved by the combined company will vary from the projected results and the variations may be material.

  Because of the inherent uncertainties associated with merging two companies, there can be no assurance that the combined company will be able to realize the full cost savings Associated currently expects to realize as a result of the Merger and the consolidation of the operations of Associated and First Financial or that such savings will be realized at the times currently anticipated. Furthermore, there can be no assurance that cost savings which are realized will not be offset by increases in other expenses, operating losses, other charges to earnings or losses of revenue, including losses due to problems in integrating the two companies.

  In performing its review, Sandler O'Neill assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information reviewed by and discussed with Sandler O'Neill (relying, where relevant, on the analyses and estimates of Associated and First Financial), and Sandler O'Neill did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities of Associated or First Financial or any of their subsidiaries, or the collectibility of any such assets. With respect to the information regarding potential future financial performance provided by each of Associated's and First Financial's management, Sandler O'Neill assumed that they have been reasonably prepared on bases reflecting reasonable estimates and judgments of the respective managements. Sandler O'Neill also assumed the following: (i) that there has been no material change in Associated's and First Financial's assets, financial condition, results of operations, business or prospects since the date of the last financial statements noted above and (ii) that First Financial will remain as a going concern for all periods relevant to our analyses and that the conditions precedent in the Agreement are not waived.

  The Sandler O'Neill Agreement. Associated has agreed to pay Sandler O'Neill a transaction fee in connection with the Merger, a substantial portion of which is contingent upon the consummation of the Merger. Under the terms of the Sandler O'Neill Agreement, Associated has agreed to pay Sandler O'Neill a transaction fee equal to $3,000,000. Associated paid Sandler O'Neill $250,000 upon the execution of the Merger Agreement. An additional $250,000 will be payable upon shareholder approval at the Associated Special Meeting with the balance due upon closing of such transaction. Associated has also agreed to reimburse Sandler O'Neill for its reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Sandler O'Neill and its affiliates and their respective partners, directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

  Opinion of the Financial Advisor to the First Financial Board. Pursuant to an engagement letter between First Financial and McDonald, First Financial retained McDonald to act as its sole financial advisor in connection with the Merger and related matters. As part of its engagement, McDonald agreed to render an opinion with respect to the fairness from a financial point of view to First Financial shareholders of the consideration to be received by First Financial in the Merger. McDonald is a nationally recognized specialist in the financial services industry in general and in Midwestern banks and thrifts in particular. McDonald is regularly engaged in evaluations of similar businesses and in advising institutions with regard to merger and acquisitions, as well as raising debt and equity capital for such institutions. First Financial selected McDonald as its financial advisor based upon its qualifications, expertise and reputation in such capacity.

  At the May 14 meeting of the First Financial Board, McDonald delivered its opinion that the consideration to be received by First Financial in the Merger (the amount of which was determined by First Financial and Associated on the basis of arm's-length negotiation between First Financial and Associated) was fair to First Financial shareholders from a financial point of view as of May 14, 1997. McDonald subsequently delivered to the First Financial Board a written opinion dated as of the date of this Joint Proxy Statement/Prospectus confirming its opinion. No limitations were imposed by First Financial on McDonald with respect to the investigations made or the procedures followed in rendering its opinion.

  THE FULL TEXT OF MCDONALD'S WRITTEN OPINION TO THE FIRST FINANCIAL BOARD, DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND EXTENT OF REVIEW BY MCDONALD, IS ATTACHED HERETO AS ANNEX V AND IS INCORPORATED HEREIN BY REFERENCE AND SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY IN CONJUNCTION WITH THIS JOINT PROXY STATEMENT/PROSPECTUS. THE FOLLOWING SUMMARY OF MCDONALD'S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. MCDONALD'S OPINION IS ADDRESSED TO THE FIRST FINANCIAL BOARD AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF FIRST FINANCIAL AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE FIRST FINANCIAL SHAREHOLDERS MEETING.

  In connection with its opinion, McDonald has, among other things: (i) reviewed the Merger Agreement and other related documents and this Joint Proxy Statement/Prospectus; (ii) reviewed certain historical business and financial information relating to First Financial and Associated; (iii) reviewed other pertinent internally-generated reports with regard to the separate businesses and prospects of First Financial and Associated including, among other things, the strategic objectives of each corporation and the potential benefits which might be realized through consummation of the Merger; (iv) participated in senior management discussions between First Financial and Associated with regard to said strategic objectives which might be realized through consummation of the Merger; (v) reviewed public information regarding other selected comparable publicly-traded companies deemed relevant to the proposed business combination; (vi) reviewed the financial terms and data of selected comparable combinations between banks, thrifts and bank and thrift holding companies deemed relevant to the proposed business combination; (vii) reviewed the historical market performance and trading volume of First Financial Common Stock and Associated Common Stock; (viii) reviewed certain information pertaining to prospective cost savings and/or revenue enhancements relative to the proposed business combination; (ix) reviewed and evaluated the current stock distribution and ownership of First Financial Common Stock and Associated Common Stock, as well as the pro forma distribution and ownership following consummation of the Merger, based upon the contribution of, among other things, First Financial's assets, liabilities, shareholders' equity and earnings to the combined entity; and (x) conducted such other financial studies, analyses and investigations as McDonald deemed appropriate. The oral and written opinions provided by McDonald to First Financial were necessarily based upon economic, monetary, financial market and other relevant conditions as of the dates thereof.

  In connection with its review and arriving at its opinion, McDonald relied upon the accuracy and completeness of the financial information and other pertinent information provided by First Financial to McDonald for purposes of rendering its opinion. McDonald did not assume any obligation to independently verify any of the provided information as being complete and accurate in all material respects. With regard to the financial forecasts established and developed for First Financial and Associated with the input of the respective managements, as well as projections of cost savings, revenue enhancements and operating synergies, McDonald assumed that these materials had been reasonably prepared on bases reflecting the best available estimates and judgments of First Financial and Associated as to the future performance of the separate and combined entities and that the projections provided a reasonable basis upon which McDonald could form its opinion. Neither First Financial nor Associated publicly discloses such internal management projections of the type utilized by McDonald in connection with McDonald's role as financial advisor to First Financial with respect to review of the Merger. Therefore, such projections cannot be assumed to have been prepared with a view towards public disclosure. The projections were based upon numerous variables and assumptions that are inherently uncertain, including, but notwithstanding, factors relative to the general economic and competitive conditions facing First Financial and Associated. Accordingly, actual results could vary significantly from those set forth in the respective projections.

  McDonald does not claim to be an expert in the evaluation of loan portfolios or the allowance for loan losses with respect thereto and therefore assumes that such allowances for First Financial and Associated are adequate to cover such losses. In addition, McDonald does not assume responsibility for the review of individual credit files, did not make an independent evaluation, appraisal or physical inspection of the assets or individual properties of First Financial or Associated, nor was McDonald provided with such appraisals. Furthermore, McDonald assumes that the Merger will be consummated in accordance with the terms set forth in the Merger

Agreement, without any waiver of any material terms or conditions by First Financial and that obtaining the necessary regulatory approvals for the Merger will not have an adverse effect on either separate institution or combined entity. Moreover, in each analysis that involves per share data for First Financial, McDonald adjusted the data to reflect full dilution, i.e., the exercise of all outstanding options and/or warrants. In particular, McDonald assumes that the Merger will be recorded as a "pooling-of-interests" in accordance with generally accepted accounting principles.

  In connection with rendering its opinion to the First Financial Board, McDonald performed a variety of financial and comparative analyses the material ones of which are briefly summarized below. Such summary of analyses does not purport to be a complete description of the analyses performed by McDonald. Moreover, McDonald believes that these analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete understanding of the scope of the process underlying the analyses and, more importantly, the opinion derived from them. The preparation of a financial advisor's opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or a summary description of such analyses. In its full analysis, McDonald also accounted for the assessment of general economic, financial market and other financial conditions. Furthermore, McDonald drew from its past experience in similar transactions, as well as its experience in the valuation of securities and its general knowledge of the banking industry as a whole. Any estimates in McDonald's analyses were not necessarily indicative of future results or values which may significantly diverge more or less favorably from such estimates. Estimates of company valuations do not purport to be appraisals or necessarily reflect the prices at which companies or their respective securities actually may be sold. Most notably, none of the analyses performed by McDonald were assigned a greater significance by McDonald than any other in deriving its opinion.

  Comparable Company Analysis: McDonald reviewed and compared actual stock market data and actual and estimated selected financial information for First Financial with corresponding information for 10 publicly-traded midwestern thrifts with assets between $1 billion and $15 billion and with returns on average assets ("ROAA") ranging from 0.90% to 1.60% (the "First Financial Peer Group"). The First Financial Peer Group included: Anchor BanCorp Wisconsin, Inc., Madison, WI; Charter One Financial, Inc., Cleveland, OH; Commercial Federal Corporation, Omaha, NE; D & N Financial Corporation, Hancock, MI; First Federal Capital Corp., La Crosse, WI; First Indiana Corporation, Indianapolis, IN; FirstFederal Financial Services Corp, Wooster, OH; Great Financial Corporation, Louisville, KY; MAF Bancorp, Inc., Clarendon Hills, IL, and St. Paul Bancorp, Inc., Chicago, IL.

  The analysis of the First Financial Peer Group indicated, among other things, that, based on market prices as of May 12, 1997 and the latest publicly-available financial data, (i) the mean and median multiples of price to respective last twelve months' earnings were 13.7 and 12.9, respectively, as compared to 14.1 for First Financial, (ii) the mean and median multiples of price to estimated 1997 earnings were 12.3 and 11.9, respectively, as compared to 12.5 for First Financial, (iii) the mean and median multiples of price to tangible book value were 194% and 183%, respectively, as compared to 253% for First Financial, (vi) the mean and median dividend yields were 1.5% and 1.6%, respectively, as compared to 2.2% for First Financial, (v) the mean and median ROAA ratios were 1.04% and 1.00%, respectively, as compared to 1.31% for First Financial, (vi) the mean and median return on average equity ("ROAE") ratios were 14.81% and 14.89%, respectively, as compared to 17.98% for First Financial, (vii) the mean and median ratios of tangible equity to assets were 7.04% and 6.63%, respectively, as compared to 6.79% for First Financial,
(viii) the mean and median ratios of non-performing assets plus 90-days past due loans to assets were .90% and .49%, respectively, as compared to .29% for First Financial, (ix) the mean and median ratios of loan loss reserve to non-performing loans plus 90-day past due loans were 186% and 136%, respectively, as compared to 186% for First Financial, and (x) the mean and median efficiency ratios were 57% and 60%, respectively, as compared to 47% for First Financial.

  McDonald also reviewed and compared actual stock market data and actual and estimated selected financial information for Associated with corresponding information for twenty five publicly-traded midwestern banks with assets between $1 billion and $15 billion and with ROAA, ranging from 1.0% to 1.7% (the "Associated

Peer Group"). The Associated Peer Group included: Area Bancshares Corporation, Owensboro, KY; Chemical Financial Corporation, Midland, MI; Citizens Banking Corporation, Flint, MI; Commerce Bancshares, Inc., Kansas City, MO; Community First Bankshares, Inc., Fargo, ND; Community Trust Bancorp., Inc., Pikeville, KY; F&M Bancorporation, Inc., Kaukauna, WI; First Commerce Bancshares, Inc., Lincoln, NE; First Financial Bancorp., Hamilton, OH; First Financial Corporation, Terre Haute, IN; First Midwest Bancorp Inc., Itasca, IL; Firstbank of Illinois Co., Springfield, IL; FirstMerit Corporation, Akron, OH; Fort Wayne National Corporation, Fort Wayne, IN; Heritage Financial Services, Inc., Tinley Park, IL; Magna Group, Inc., St. Louis, MO; Mid-America Bancorp, Louisville, KY; Mid Am, Inc., Bowling Green, OH; Mississippi Valley Bancshares, St. Louis, MO; National City Bancshares, Inc., Evansville, IN; Old National Bancorp, Evansville, IN; Peoples First Corporation, Paducah, KY; Provident Bancorp, Inc., Cincinnati, OH; Republic Bancorp Inc., Owosso, MI; and TCF Financial Corp., Minneapolis, MN.

  The analysis of the Associated Peer Group indicated, among other things, that, based on market prices as of May 12, 1997 and the latest publicly-available financial data, (i) the mean and median multiples of price to respective last twelve months' earnings were 15.5 and 15.1, respectively, as compared to 14.2 for Associated, (ii) the mean and median multiples of price to estimated 1997 earnings were 13.9 and 13.4, respectively, as compared to
13.6 for Associated, (iii) the mean and median multiples of price to book value were 206% and 196%, respectively, as compared to 208% for Associated,
(vi) the mean and median dividend yields were both 2.5%, as compared to 3.1% for Associated, (v) the mean and median ROAA ratios were 1.27% and 1.29%, respectively, as compared to 1.38% for Associated, (vi) the mean and median ROAE ratios were 13.9% and 13.7%, respectively, as compared to 15.3% for Associated, (vii) the mean and median ratios of equity to assets were 9.30% and 9.22%, respectively, as compared to 9.14% for Associated, (viii) the mean and median ratios of non-performing assets plus 90-days past due loans to assets were .58% and .60%, respectively, as compared to .46% for Associated,
(ix) the mean and median ratios of loan loss reserve to non-performing loans plus 90-day past due loans were 238% and 198%, respectively, as compared to 259% for Associated, and (x) the mean and median efficiency ratios were 57% and 56%, respectively, as compared to 57% for Associated.

  McDonald also reviewed and compared actual stock market data and actual and estimated selected financial information for twenty three publicly-traded midwestern banks with ROAEs greater than 16.0% (the "High-performance Peer Group"). Based on pro forma earnings and equity levels, excluding one-time merger related charges, the post-merger Associated will have an ROAE of greater than 16.0%. The High-performance Peer Group included: Banc One Corporation, Columbus, OH; Belmont Bancorp., Bridgeport, OH; Citizens Bancshares, Inc., Salineville, OH; Comerica Incorporated, Detroit, MI; Corus Bankshares, Inc., Chicago, IL; Fifth Third Bancorp, Cincinnati, OH; First Bank System, Inc., Minneapolis, MN; First Chicago NBD Corporation, Chicago, IL; Firstar Corporation, Milwaukee, WI; Huntington Bancshares Incorporated, Columbus, OH; Irwin Financial Corporation, Columbus, IN; KeyCorp, Cleveland, OH; Marshall & Ilsley Corporation, Milwaukee, WI; Mississippi Valley Bancshares, St. Louis, MO; National City Corporation, Cleveland, OH; Northern Trust Corporation, Chicago, IL; Norwest Corporation, Minneapolis, MN; Old Kent Financial Corporation, Grand Rapids, MI; Park National Corporation, Newark, OH; Provident Bancorp, Inc., Cincinnati, OH; S.Y. Bancorp, Inc., Louisville, KY; Star Banc Corporation, Cincinnati, OH; and TCF Financial Corp., Minneapolis, MN.

  The analysis of the High-performance Peer Group indicated, among other things, that, based on market prices as of May 12, 1997 and the latest publicly-available financial data, (i) the mean and median multiples of price to respective last twelve months' earnings were 16.2 and 15.7, respectively,
(ii) the mean and median multiples of price to estimated 1997 earnings were
14.7 and 13.9, respectively, (iii) the mean and median multiples of price to book value were 283% and 279%, (iv) the mean and median dividend yields were both 2.3%, (v) the mean and median ROAA ratios were 1.52% and 1.49%, respectively, (vi) the mean and median ROAE ratios were 18.2% and 18.0%, respectively, (vii) the mean and median ratios of equity to assets were 8.2% and 8.1%, respectively, (viii) the mean and median ratios of non-performing assets plus 90-days past due loans to assets were .61% and .54%, respectively,
(ix) the mean and median ratios of loan loss reserve to non-performing loans plus 90-day past due loans were 264% and 248%, respectively, and (x) the mean and median efficiency ratios were 54% and 55%, respectively.

  Comparable Transactions Analysis: McDonald reviewed and compared actual information for comparable pending or closed transactions it deemed pertinent to the Merger, including (i) 10 merger-of-equals transactions (the "MOE Transactions"), and (ii) 25 transactions involving thrift sellers with assets greater than $1 billion (the "Thrift Transactions").

  The MOE Transactions were: Pinnacle Financial Services, Inc., St. Joseph, MI/Indiana Federal Corporation, Valparaiso, IN; Hinsdale Financial Corporation, Hinsdale, IL/Liberty Bancorp, Inc., Chicago, IL; Northern Illinois Financial Corporation, Wauconda, IL/Premier Financial Services, Inc., Freeport, IL; Chemical Banking Corporation, New York, NY/Chase Manhattan Corporation, New York, NY; First Chicago Corporation, Chicago, IL/NBD Bancorp, Inc., Detroit, MI; Charter One Financial, Inc., Cleveland, OH/FirstFed Michigan Corporation, Detroit, MI; Southern National Corporation, Winston-Salem, NC/BB&T Financial Corporation, Wilson, NC; Dime Bancorp, Inc., New York, NY/Anchor Bancorp, Inc., Hewlett, NY; American Federal Bank, Greenville, SC/United Financial Corporation-SC, Greenwood, SC; KeyCorp, Cleveland, OH/Society Corporation, Cleveland, OH.

  The analysis of the MOE Transactions indicated, among other things, that, based on the announced transaction value, (i) the average and median multiples of transaction value to respective last twelve months earnings were 11.5 and
10.8 times, respectively, as compared to an implied valuation of 20.9 times First Financial earnings in this transaction (15.2 times if the impact of the one-time SAIF assessment is excluded); (ii) the average and median ratios of transaction value to book value were 137% and 136%, respectively, as compared to an implied valuation of 263% of First Financial book value; (iii) the average and median ratios of transaction value to tangible book value were 160% and 145%, respectively, as compared to an implied valuation of 270% of First Financial tangible book; and (iv) the average and median ratios of transaction value to total assets were 9.9% and 9.6%, respectively, as compared to an implied valuation of 18.4% of First Financial total assets.

  The Thrift Transactions were (seller in italics): Astoria Financial Corporation, Lake Success, NY/Greater New York Savings Bank, New York, NY; TCF Financial Corporation, Minneapolis, MN/Standard Financial, Inc., Chicago, IL; Marshall & Ilsley Corporation, Milwaukee, WI/Security Capital Corporation, Milwaukee, WI; Summit Bancorp, Inc., Princeton, NJ/Collective Bancorp, Inc., Egg Harbor, NJ; CCB Financial Corporation, Durham, NC/American Federal Bank, Greenville, SC; Sovereign Bancorp, Inc., Wyomissing, PA/Bankers Corporation, Perth Amboy, NJ; Mercantile Bancorporation, Inc., St. Louis, MO/Roosevelt Financial, Inc., Chesterfield, MO; Temple-Inland Inc, Dibol, TX/California Financial Corporation, Stockton, CA; Webster Financial Corporation, Waterbury, CT/DS Bancor, Inc., Derby, CT; UST Corporation, Boston, MA/Walden Bancorp, Inc., Acton, MA; HSBC Holdings PLC, London, England/First Federal Savings & Loan Association-Rochester, Rochester, NY; North Fork Bancorp, Inc., Melville, NY/North Side Savings Bank, Floral Park, NY; First Union Corporation, Charlotte, NC/Center Financial Corporation, Waterbury, CT; First Union Corporation, Charlotte, NC/Home Financial Corporation, Hollywood, FL; NationsBank Corporation, Charlotte, NC/TAC Bancshares, Inc., Miami, FL; Union Planters Corporation, Memphis, TN/Leader Financial Corporation, Memphis, TN; Norwest Corporation, Minneapolis, MN/Primerit Bank FSB, Las Vegas, NV; Standard Federal Bank, Troy, MI/Bell Bancorp, Inc., Chicago, IL; MAF Bancorp, Inc., Clarendon Hills, IL/N.S. Bancorp, Inc., Chicago, IL; First Union Corporation, Charlotte, NC/Society First FSB, Ft. Myers, FL; SouthTrust Corporation, Birmingham, AL/Bankers First Corporation, Augusta, GA; Bank of Boston Corporation, Boston, MA/Boston Bancorp, Inc., South Boston, MA; Republic New York, New York, NY/Brooklyn Bancorp, Inc., Brooklyn, NY; Norwest Corporation, Minneapolis, MN/AMFED Financial, Inc., Reno, NV; NationsBank Corporation, Charlotte, NC/CSF Holdings, Miami, FL.

  The analysis of the Thrift Transactions indicated, among other things, that, based on the announced transaction value, (i) the average and median multiples of transaction value to respective last twelve months earnings were 19.2 and
16.2 times, respectively, as compared to an implied valuation of 20.9 times
First

Financial earnings in this transaction (15.2 times if the impact of the one-time SAIF assessment is excluded); (ii) the average and median ratios of transaction value to book value were 160% and 163%, respectively, as compared to an implied valuation of 263% of First Financial book value; (iii) the average and median ratios of transaction value to tangible book value were 171% and 155%, respectively, as compared to an implied valuation of 270% of First Financial tangible book; and (iv) the average and median ratios of transaction value to total assets were 15.0% and 13.6%, respectively, as compared to an implied valuation of 18.4% of First Financial total assets.

  Contribution Analysis: McDonald analyzed the contribution of each of First Financial and Associated to the pro forma assets, gross loans, deposits, equity, tangible equity, LTM earnings (excluding the one-time SAIF assessment), 1997 estimated earnings, 1998 estimated earnings, and market value. This analysis showed that First Financial contributed approximately 56.6% of assets, 51.9% of gross loans, 56.3% of deposits, 49.9% of equity, 51.0% of tangible equity, 55.2% of LTM earnings (excluding the one-time SAIF assessment), 56.8% of 1997 estimated earnings, 56.3% 1998 estimated earnings, and 54.6% of market value. The Exchange Ratio implies that First Financial shareholders will own approximately 55.0% of pro forma shares outstanding upon completion of the Merger.

  Accretion/Dilution Analysis: On the basis of long-term financial projections prepared by McDonald, with the assistance of both of the management teams, and estimates of on-going cost savings accruing to the pro forma company, as well as one-time costs related to the transaction, provided to McDonald by management, McDonald compared pro forma earnings, cash dividends, book value and tangible book value to the stand-alone projections.

  The accretion/dilution analysis showed, among other things, that the Merger would result in (i) dilution to 1997 earnings, after the impact of the transaction related expenses, of approximately 26.6%, and accretion ranging from .9% to 2.2% over the next four years; (ii) accretion to estimated cash dividends ranging from 60.0% to 63.6%; (iii) dilution to book value ranging from 2.2% to 6.9%; and (iv) dilution to tangible book value ranging from 2.2% to 8.2%.

  Discounted Cash Flow Analysis: McDonald performed discounted cash flow analyses with regard to First Financial on a stand-alone basis and with regard to the pro forma Associated, based on the above-mentioned long-term projections, savings and costs. These analyses utilized a discount rate of 15% and terminal multiples applied to calendar year 2001 projected earnings ranging from 14.0 to 16.2, the median multiple to LTM earnings for the above-mentioned Thrift Transactions. The analyses resulted in ranges of present values of $26.07 to $29.88 per share on a stand-alone basis and of $28.94 to $32.63 per First Financial share on a pro forma combined basis.

  Other Analyses: McDonald also reviewed certain other information including selected pro forma industry rankings, the institutional and inside ownership of First Financial Common Stock and Associated Common Stock and the historical performance, trading volume and other relevant market information of First Financial Common Stock and Associated Common Stock.

  No other company used as a comparison in the above analyses is identical to First Financial, Associated or the combined entity and no other transaction is identical to the Merger. Accordingly, an analysis of the results of the foregoing is not purely mathematical; rather, it involves complex considerations and judgments concerning differences in financial market and operating characteristics of the companies and other factors that could affect the public trading volume of the companies to which First Financial, Associated and the combined entity are being compared.

  For its financial advisory services provided to First Financial, McDonald will be paid a fee of 0.5% of the transaction value upon closing of the Merger. Based on the closing price of Associated common stock on July 31, 1997, the fee to McDonald would be approximately $5.8 million. In addition, First Financial has agreed to reimburse McDonald for all reasonable out-of-pocket expenses, not to exceed $20,000, incurred by it on First

Financial's behalf, as well as indemnify McDonald against certain liabilities, including any which may arise under the federal securities laws.

  McDonald is a member of all principal securities exchanges in the United States; and its conduct of its broker-dealer activities has from time to time purchased securities from, and sold securities to, First Financial and/or Associated. As a market maker, McDonald may also have purchased and sold the securities of First Financial and/or Associated for McDonald's own account and for the accounts of its customers.

Accounting Treatment

  It is a condition to the consummation of the Merger that the Merger qualify as a "pooling of interests" for accounting and financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of Associated and First Financial will be carried forward to the combined corporation at their recorded historical amounts, income of the combined corporation will include income of Associated and First Financial for the entire fiscal year in which the Merger occurs and the reported income of the separate corporations for all prior periods will be combined and restated as income of the combined corporation for all such periods.

Form of the Merger

  Subject to the terms and conditions of the Merger Agreement and in accordance with the Wisconsin Business Corporation Law (the "WBCL"), at the Effective Time, it is presently contemplated that the Merger will be effected by merging Badger Merger Corp. with First Financial. The parties have agreed that Associated may at any time elect to modify the structure of the Merger so long as (i) there are no material adverse federal income tax consequence to First Financial shareholder as a result of such modification, (ii) the consideration to be paid to the First Financial shareholders is not thereby changed or reduced in any amount and (iii) such modification will not be reasonably likely to delay materially or jeopardize receipt of any required regulatory approvals. The resulting corporate structure will be Associated continuing as the multi-bank holding company of its current Associated banks and other subsidiaries, as well as FF Bank and First Financial's other subsidiaries. The Associated Articles and Bylaws immediately prior to the Merger will continue to be the Articles and Bylaws of Associated following the Merger. At the Effective Time, the Articles of Incorporation and the Bylaws of Badger Merger Corp. will become the Articles of Incorporation and Bylaws of First Financial.

Merger Consideration

  At the Effective Time, each outstanding share of First Financial Common Stock, other than certain shares owned by Associated or First Financial, will be converted into the right to receive .765 (the "Exchange Ratio") fully paid and nonassessable (except as otherwise provided in the WBCL) shares of Associated Common Stock (except that cash will be paid in lieu of fractional shares). As of the Effective Time, all such shares of First Financial Common Stock shall automatically be cancelled and retired and will cease to exist and each holder of a certificate representing shares of First Financial Common Stock will cease to have any rights in respect thereof.

  Any shares of First Financial Common Stock owned by Associated or First Financial (other than shares of First Financial Common Stock held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary or custodial capacity that are beneficially owned by third parties or shares held in respect of debt previously contracted) will be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

Conversion of Shares; Procedures for Exchange of Certificates; Fractional
Shares

  The conversion of First Financial Common Stock into the right to receive Associated Common Stock will occur automatically at the Effective Time. As soon as practicable after the Effective Time, Harris Trust & Savings Bank, as the exchange agent (the "Exchange Agent"), will send a transmittal letter to each First Financial shareholder. The transmittal letter will contain instructions with respect to obtaining shares of Associated Common Stock in exchange for shares of First Financial Common Stock.

  FIRST FINANCIAL SHAREHOLDERS SHOULD NOT RETURN THEIR STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD. IF THE MERGER IS CONSUMMATED, STOCK CERTIFICATES SHOULD BE DELIVERED IN ACCORDANCE WITH INSTRUCTIONS SET FORTH IN A LETTER OF TRANSMITTAL WHICH WILL BE SENT TO FIRST FINANCIAL SHAREHOLDERS BY THE EXCHANGE AGENT PROMPTLY AFTER THE EFFECTIVE TIME OF THE MERGER.

  After the Effective Time, each certificate that previously represented shares of First Financial Common Stock will represent only the right to receive the Associated Common Stock into which such shares were converted in the Merger and the right to receive cash in lieu of fractional shares of Associated Common Stock as described below.

  Holders of certificates representing First Financial Common Stock will not receive dividends or other distributions declared or made with respect to Associated Common Stock until such certificates are surrendered to the Exchange Agent for exchange. Following the surrender of any such certificates, any unpaid dividends and other distributions made with respect to Associated Common Stock will be paid without interest.

  In the event of a transfer of ownership of First Financial Common Stock which is not registered in the transfer records of First Financial, a certificate representing the proper number of shares of Associated Common Stock may be issued to a transferee if the certificate representing such First Financial Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

  All shares of Associated Common Stock issued upon conversion of shares of First Financial Common Stock (including any cash paid in lieu of fractional shares) will be deemed to have been issued in full satisfaction of all rights pertaining to such shares of First Financial Common Stock.

  No fractional shares of Associated Common Stock will be issued to any First Financial shareholder upon the surrender for exchange of certificates representing First Financial Common Stock. Promptly after the Effective Time, each holder of a fractional share interest will be paid an amount in cash equal to the product obtained by multiplying (i) the fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled to receive by (ii) the closing sale price of a share of Associated Common Stock on the Nasdaq National Market tier of the Nasdaq Stock Market (the "Nasdaq National Market") on the trading day immediately preceding the date of the Effective Time (the "Closing Date"). No interest will be paid on any cash amounts paid in lieu of fractional shares.

Effective Time

  The effective time will be the time of the filing of the Articles of Merger with the Secretary of State of the State of Wisconsin (the "Effective Time"). The filing of the Articles of Merger will occur as soon as practicable, but no later than the third business day after the last to occur of the following events: (i) the receipt of the necessary shareholder approvals required by the Merger Agreement; (ii) the receipt of the necessary regulatory approvals and expiration of any applicable waiting period; and (iii) satisfaction of the conditions to the consummation of the Merger set forth in the Merger Agreement, unless another date is agreed to by Associated and First Financial.

Stock Exchange Listings

  It is a condition to the consummation of the Merger that the Associated Common Stock issued pursuant to the Merger be authorized for listing on the Nasdaq National Market, subject to official notice of issuance.

Material Federal Income Tax Consequences

  General. In the opinion of Shearman & Sterling, special counsel to Associated, the following discussion, subject to the limitations set forth herein, describes the material federal income tax consequences of the Merger.

The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), U.S. treasury regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as in effect on the date of this Joint Proxy Statement/Prospectus, and is subject to any changes in these or other laws occurring after such date. The discussion does not address the effects of any state, local or foreign tax laws.

  The tax consequences of the Merger to an individual shareholder may vary depending upon such shareholder's particular situation, and certain shareholders (particularly any shareholder who, at the Effective Time, is not a U.S. Person, is a tax-exempt entity, securities dealer, broker-dealer, insurance company or financial institution or is an individual who acquired his or her First Financial Common Stock pursuant to an employee stock option or otherwise as compensation) may be subject to special rules not discussed below. For these purposes, a U.S. Person is (1) a citizen or resident of the United States for U.S. federal income tax purposes, (2) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (3) an estate, the income of which is subject to U.S. federal income tax regardless of the source or (4) a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. fiduciaries have the authority to control all its substantial decisions.

  EACH FIRST FINANCIAL SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF CHANGES IN ANY APPLICABLE TAX LAWS.

  The obligations of the parties to consummate the Merger are conditioned on Associated's and First Financial's receipt of an opinion of Shearman & Sterling, special counsel to Associated, that (1) the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code and (2) Associated, Badger Merger Corp. and First Financial will each be a party to that reorganization within the meaning of Section 368(b) of the Code. Shareholders should be aware that an opinion of counsel is not binding on the IRS or the courts. Shareholders should also be aware that the opinion of Shearman & Sterling will be based on current law and on certain representations regarding factual matters made by Associated and First Financial which, if incorrect in certain material respects, might jeopardize the conclusions reached by counsel in its opinion.

  Assuming that the Merger will qualify as a reorganization within Section 368(a) of the Code, the Merger will have the federal income tax consequences discussed below.

  Tax Implications to First Financial Shareholders. Except to the extent First Financial shareholders receive cash in lieu of a fractional share interest, First Financial shareholders who exchange First Financial Common Stock in the Merger for Associated Common Stock will not recognize gain or loss for federal income tax purposes upon the receipt of Associated Common Stock in exchange for their First Financial Common Stock. The aggregate tax basis of Associated Common Stock received as a result of the Merger will be the same as the shareholder's aggregate tax basis in the First Financial Common Stock surrendered in the exchange, reduced by the portion of the shareholder's tax basis properly allocated to the fractional share interest, if any, for which the shareholder receives cash. The holding period of the Associated Common Stock received by First Financial shareholders as a result of the Merger will include the period during which the shareholder held the First Financial Common Stock exchanged in the Merger, provided that the First Financial Common Stock so exchanged were held as capital assets at the Effective Time. A First Financial shareholder that receives cash in lieu of a fractional share interest in Associated Common Stock in the Merger will be treated as having received the fractional share interest in Associated Common Stock in the Merger and as having received the cash in redemption of the fractional share interest. The cash payment will be treated as a distribution in payment of the fractional interest deemed redeemed under Code Section 302, with the result that the First Financial shareholder should generally recognize gain or loss on the deemed redemption in an amount equal to the difference between the amount of cash received and the shareholder's adjusted tax basis allocable to such fractional share. Such gain or loss will be capital gain or loss if such shareholder's First Financial Common Stock are held as a capital asset at the Effective Time. Recently enacted legislation provides different capital gains rates for individuals depending on such person's holding period. For individuals, capital gains will be taxed at rates that vary depending upon whether the holding period of the stock exchanged was one year or less, more than one year but not more than 18 months, or more than 18 months.

  Tax Implications to Associated and First Financial. Associated and First Financial will not recognize any gain or loss for federal income tax purposes as a result of the Merger.

  Backup Withholding. Under the U.S. backup withholding rules, a holder of First Financial Common Stock may be subject to backup withholding at the rate of 31%, unless the shareholder (1) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (2) provides a correct taxpayer identification number, certifies that such shareholder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Any amount withheld under these rules will be credited against the shareholder's federal income tax liability. Associated may require holders of First Financial Common Stock to establish an exemption from backup withholding or to make arrangements which are satisfactory to Associated to provide for the payment of backup withholding. A shareholder that does not provide Associated with its current taxpayer identification number may be subject to penalties imposed by the IRS.

Regulatory Approvals Required

  Federal Reserve Board. The Merger is subject to prior approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under
Section 4(c)(8) of the Bank Holding Company Act of 1956, as amended (the "BHCA"). With respect to the Merger, Associated, as an acquiring bank holding company, is required to file a notice with the Federal Reserve Board which describes the Merger proposal and the proposed activities of the combined entity, the effect of the proposal on competition among entities that engage in such activities, the identity of the parties involved in the transaction, including subsidiaries of the parties, a description of the public benefits which may be expected from the proposal, a description of the terms of the transactions, the sources of funds for the transaction and other financial and managerial information. In determining whether to approve transactions such as the Merger, the Federal Reserve Board is directed by statute to consider whether the transactions can be expected to produce benefits to the public, such as greater convenience, increased competition or gains in efficiency that outweigh possible adverse effects, such as undue concentration of resources, decreased competition, conflicts of interest or unsound banking practices. The Federal Reserve Board is also required to evaluate the financial and managerial resources of Associated and First Financial and the effect of the Merger on those resources. The Federal Reserve Board also has the authority to deny a notice if it should conclude that the acquiring organization does not comply with the requirements of the Community Reinvestment Act of 1977, as amended.

  The regulations of the Federal Reserve Board provide for the publication of notice and the opportunity for public comment relating to the notice for approval discussed above. The decision of the Federal Reserve Board on the Merger is subject to judicial review by any aggrieved party. A requirement of a hearing or a judicial review of the decision of the Federal Reserve Board could delay or prevent the completion of the Merger. The Merger may not be consummated until after Federal Reserve Board approval is obtained.

  Associated and First Financial believe that the Merger does not raise antitrust or other significant regulatory concerns and that any divestitures that may be required in order to consummate the Merger will not be material to the financial condition or results of operations of Associated or First Financial prior to the Effective Time, or Associated after the Effective Time.

  There can be no assurance that the Federal Reserve Board will approve the Merger, and if the Merger is approved, there can be no assurance as to the date of such approval. There can likewise be no assurance that the Department of Justice will not challenge the Merger or, if such a challenge is made, as to the result thereof. The Merger may not be consummated until after Federal Reserve Board approval is obtained and may not be consummated later than three months after the date of Federal Reserve Board approval unless the Federal Reserve Board extends such three-month period.

  Associated filed a notice for approval of the Merger under the BHCA with the Federal Reserve Bank of Chicago (the "Federal Reserve Bank") on July 11, 1997. Under the regulations of the Federal Reserve Board, the Federal Reserve Board is to act on the notice within a 60-day period beginning on the date the notice is accepted for processing (a period that may be tolled or extended by any public comments or other circumstances that may trigger further requests for information from the Federal Reserve Bank). There can be no assurance that the Federal Reserve Bank will process the notice under delegated authority.

  Associated's and First Financial's right to exercise their respective options under the Stock Option Agreements are also subject to the prior approval of the Federal Reserve Board, to the extent that the exercise of their respective options under the Stock Option Agreements would result in Associated owning more than 5% of the outstanding shares of First Financial Common Stock or First Financial owning 10% or more of the outstanding Associated Common Stock. In considering whether to approve Associated's or First Financial's respective right to exercise its option, including Associated's right to purchase more than 5% of the outstanding shares of First Financial Common Stock or First Financial's right to purchase 10% or more of Associated Common Stock, the Federal Reserve Board would generally apply the same statutory criteria it would apply to its consideration of approval of the Merger in the case of the First Financial Option, and the comprehensive criteria applicable to the acquisition of control of Associated under the Change in Bank Control Act (the "Control Act") in the case of the Associated Option.

  Wisconsin. The Merger is also subject to the prior approval by the Department of Financial Institutions of the State of Wisconsin (the "Wisconsin DFI") under Section 221.0901 of the Wisconsin Statutes which requires that the Wisconsin DFI take into consideration (i) the financial and managerial resources and future prospects of the respective institutions and whether the transaction would be contrary to the best interests of the shareholders or customers of the bank or bank holding company to be acquired; (ii) whether the action would be detrimental to the safety and soundness of the respective institutions or any subsidiary or affiliate of the respective institutions;
(iii) the record of performance, management, financial responsibility and integrity, and the CRA rating of the applicant; and (iv) whether, upon consummation of the transaction, the applicant would control in excess of 30% of the total amount of deposits of insured depository institutions in Wisconsin as specified under federal banking law.

  Associated filed an application with the Wisconsin DFI on July 11, 1997. There can be no assurance that the Wisconsin DFI will approve the Merger, and if the Merger is approved, there can be no assurance as to the date of such approval. The Merger may be consummated at any time within one year of the date approval is granted by the Wisconsin DFI (subject to the foregoing federal approvals).

  Office of Thrift Supervision. As a bank holding company, pursuant to The Economic Growth and Regulatory Paperwork Act of 1996 (the "1996 Act"), Associated is exempt from the requirement under the Savings and Loan Holding Company Act that the Office of Thrift Supervision (the "OTS") approve the Merger. As a result of the exemption, it is anticipated that Associated will not file a regulatory application or notice for prior approval of the Merger with the OTS. The 1996 Act directs the Federal Reserve Board to consult with the OTS in considering bank holding company acquisitions of thrifts. There can be no assurance that the OTS will not comment on the notice filed with the Federal Reserve, or if the OTS comments on such notice, that the comments will not delay the processing of the notice by the Federal Reserve Board.

  Office of the Comptroller of the Currency. FF Bank's wholly owned subsidiary, First Financial Card Services Bank, N.A., is a credit card bank chartered as a national bank. The Office of the Comptroller of the Currency (the "OCC") has indicated that the Merger meets the exceptions of 12 C.F.R.
(S) 5.50 with respect to filing an application for approval pursuant to the Control Act in connection with the Merger. As a result of the exemption, it is anticipated that Associated will not file a regulatory application or notice for prior approval of the Merger with the OCC. The Federal Reserve Board is to consult with the OCC in considering the Merger. There can be no assurance that the OCC will not comment on the notice filed with the Federal Reserve Board, or if the OCC comments on such notice, that the comments will not delay the processing of the notice by the Federal Reserve Board.

Other Consents

  Consummation of the Merger may require the consent of, or waiver from, other parties to certain agreements to which either Associated and First Financial is a party and may constitute a default resulting in termination, cancellation or acceleration thereunder if such consents or waivers are not obtained. Pursuant to the Merger Agreement, the parties agreed to use their reasonable efforts to obtain all consents, licenses, permits, waivers, approvals, authorizations or orders of all third parties and government entities that are necessary for the consummation of the Merger.

General

  Associated and First Financial are not aware of any other governmental approvals or actions that are required for consummation of the Merger except as described above. Should any other approval or action be required, it is presently contemplated that such approval or action would be sought. There can be no assurance that any such approval or action, if needed, could be obtained and, if such approvals or actions are obtained, there can be no assurance as to the timing thereof.

  THE MERGER CANNOT PROCEED IN THE ABSENCE OF THE REQUISITE REGULATORY APPROVALS. THERE CAN BE NO ASSURANCE THAT SUCH REGULATORY APPROVALS WILL BE OBTAINED OR AS TO THE DATES OF ANY SUCH REQUISITE REGULATORY APPROVALS. THERE ALSO CAN BE NO ASSURANCE THAT SUCH APPROVALS WILL NOT CONTAIN A CONDITION OR REQUIREMENT WHICH CAUSES SUCH APPROVALS TO FAIL TO SATISFY THE CONDITIONS SET FORTH IN THE MERGER AGREEMENT OR THAT WOULD CAUSE THE PARTIES TO TERMINATE THE MERGER AGREEMENT.

Treatment of Stock Options Outstanding Under First Financial Stock Plans

At the Effective Time, each option granted by First Financial to purchase shares of First Financial Common Stock which is outstanding and unexercised will be assumed by Associated. Such options shall cease to represent a right to acquire such shares and will be converted automatically into an option to purchase shares of Associated Common Stock in an amount and at an exercise price determined as provided below:

    (i) the number of shares of Associated Common Stock to be subject to the new option shall be equal to the product of the number of shares of First Financial Common Stock subject to the original option and .765; provided that any fractional shares of Associated Common Stock resulting from such multiplication shall be rounded down to the nearest whole share; and

    (ii) the exercise price per share of Associated Common Stock under the new option shall be equal to the exercise price per share of First Financial Common Stock under the original option divided by .765; provided that such exercise price shall be rounded up to the nearest whole cent.

Certain Transactions; Conflicts of Interest

  Certain members of Associated's and First Financial's Boards and management have interests in the Merger in addition to their interests solely as First Financial shareholders, as described below.

  Board of Directors. The Merger Agreement provides that, at the Effective Time, the Associated Board shall consist of a total of fourteen directors, consisting of (i) seven individuals, including Harry B. Conlon, Jr., who are currently directors of Associated and (ii) seven individuals, including John
C. Seramur, to be selected by the First Financial Board (subject to the approval of the Associated Board, such approval not to be unreasonably withheld) from the current First Financial Board. Following the Merger, the Associated Board will be divided into three classes, two of which classes shall be of five persons each (one of which shall have three current directors of Associated and two current directors of First Financial, and the other of which shall have two current directors of Associated and three current directors of First Financial) and one class of four persons

(two of whom shall be current directors of Associated and the other two of whom shall be current directors of First Financial).

  Associated Management. At the Effective Time, Associated's Chief Executive Officer, Harry B. Conlon, will become Chairman and Chief Executive Officer. John C. Seramur, First Financial's Chief Executive Officer, will be named Vice Chairman. Robert C. Gallagher will continue as Vice Chairman. To date, Associated and First Financial have not decided who, in addition to the above named individuals, will be designated to serve as executive officers of Associated.

  Work Force Management Plan. Associated maintains the Work Force Management Plan, which provides for severance payments in the event that an employee is terminated by Associated for reason of reduction in work force, elimination of the employee's position or the closing of a department or plant where the employee was located. Pursuant to the Merger Agreement this plan is to be amended to provide increased severance benefits during the two year period immediately following the Effective Time. Under the amended Work Force Management Plan, executive officers of Associated as well as certain officers of First Financial and First Financial subsidiaries will be eligible to receive up to 48 weeks of base salary and six months of health care benefits continuation upon termination of employment in conjunction with the Merger. See "Certain Provisions of the Merger Agreement--Employee Benefits and Plans-- Amendment to the Work Force Management Plan."

  First Financial Change of Control Arrangements. In accordance with the terms of First Financial's Directors' Retirement Plan (the "Retirement Plan"), as a result of the Merger and the related transactions, the Retirement Plan will be terminated and the directors of First Financial will receive a lump sum payment based on the maximum monthly plan benefits, without reduction on account of vesting or age; provided, however, that such benefits will be limited to the extent they otherwise would constitute an excess parachute payment for federal income tax purposes. The current maximum lump sum payment benefit would be $378,000. Under circumstances where the limitation applies, non-employee directors can choose either to receive a reduced lump sum payment, or monthly payments having a present value equal to the reduced amount. The limitation impacts each current non-employee director other than Robert S. Gaiswinkler. In addition to the foregoing, one director, Arlyn G. West, is expected to enter into a three year consulting agreement paying him $45,000 annually for providing real estate appraisal related services to First Financial's appraisal subsidiary.

  Also as a result of the Merger, and pursuant to existing employment and severance agreements of First Financial, as modified by the Merger Agreement, severance payments will be made to certain executive officers of First Financial if they are terminated other than for cause (as defined in the Merger Agreement) or resign for good reason (as defined in the Merger Agreement), provided that under any circumstances (unless they are terminated for cause or resign without good reason), such payments will be paid no later than two years after the Effective Time even if such persons are still employed by Associated or any of its subsidiaries. These payments, which are limited to the maximum amount that can be paid without adverse tax consequences under Section 280G of the Code, will be based on two times (except for Mr. Seramur, in which case it is three times) the average annual compensation that was paid by First Financial and subsidiaries and includable in their gross income for federal tax purposes for the calendar years 1992 through 1996. Assuming an Effective Time prior to year end 1997, the cash payments to each of Messrs. John C. Seramur, Harry K. Hammerling, Donald E. Peters, Robert M. Salinger, Thomas H. Neuschaefer and Kenneth F. Csinicsek will be approximately $2.9 million, $372,000, $519,000, $411,000, $299,000 and
$209,000, respectively. Such persons also will be eligible for paid health care coverage for 24 months following termination (in addition to the right to pay for coverage for 12 months thereafter), and continuation of fringe benefits, and all unvested options will vest at the Effective Time. Also, under the terms of First Financial's Supplemental Executive Retirement Plan, Mr. Seramur will receive an annual annuity for ten years certain or life of approximately $157,000, and each of Messrs. Hammerling, Peters, Salinger and Neuschaefer will receive an annual annuity for ten years of approximately $14,000, $20,000, $18,000 and $33,000, respectively.

Appraisal and Dissenters' Rights

  In accordance with the WBCL, there will be no appraisal rights available to holders of Associated Common Stock in connection with the Merger because Associated shareholders do not need to approve the Merger.

  In accordance with the WBCL, there will be no appraisal right available to holders of First Financial Common Stock in connection with the Merger because the First Financial Common Stock is quoted on the Nasdaq National Market.

Resale of Associated Common Stock

  The Associated Common Stock issued pursuant to the Merger will not be subject to any restrictions on transfer arising under the Securities Act of 1933 (the "Securities Act"), except for shares issued to any First Financial shareholder who may be deemed to be an "affiliate" of Associated or First Financial for purposes of Rule 144 or 145 under the Securities Act or for purposes of qualifying the Merger for "pooling of interests" accounting treatment. Each such affiliate has entered into an agreement providing that such affiliate will not transfer any Associated Common Stock received in the Merger except in compliance with the resale provisions of Rule 144 or 145 promulgated under the Securities Act or as otherwise permitted under the Securities Act and will make no disposition of any Associated Common Stock (or any interest therein) received in connection with the Merger unless, in the opinion of counsel to Associated, the transaction will not have any adverse consequences for Associated with respect to the treatment of the Merger for tax purposes. In addition, each such affiliate agreed not to make any such disposition within the 30 days prior to the Effective Time, and, until after such time as financial results covering at least 30 days of combined operations of Associated and First Financial after the Merger have been published. This Joint Proxy Statement/Prospectus does not cover resales of Associated Common Stock received by any person upon consummation of the Merger, and no person is authorized to make any use of this Joint Proxy Statement/Prospectus in connection with any such resale.

                  CERTAIN PROVISIONS OF THE MERGER AGREEMENT

General

  The Associated Board and the First Financial Board have approved the Merger Agreement, which provides for the merger of Associated and First Financial, to be effected by the merger of Badger Merger Corp. with First Financial, with First Financial being the surviving corporation (the "Surviving Corporation") and becoming a wholly owned subsidiary of Associated. This section of the Joint Proxy Statement/Prospectus describes certain aspects of the proposed Merger, including certain provisions of the Merger Agreement. The description of the Merger Agreement contained in this Joint Proxy Statement/Prospectus does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Annex I and which is incorporated herein by reference. All shareholders of Associated and First Financial are urged to read carefully the Merger Agreement.

Conditions to the Consummation of the Merger

  Each party's obligation to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of various conditions which include, in addition to other customary closing conditions, the following:

    (i) the Registration Statement, of which this Joint Proxy
  Statement/Prospectus is a part, having become effective under the Securities Act and not being the subject of any stop order or proceedings seeking a stop order;

    (ii) the shareholders of Associated having approved the authorization of additional shares of Associated Common Stock and the issuance of additional shares of Associated Common Stock and the shareholders of First Financial having approved the Merger Agreement;

    (iii) the applicable regulatory authorities, including the Federal Reserve Board, having approved the Merger and all conditions to be satisfied by the Effective Time of the Merger imposed by such approvals having been satisfied and all waiting periods having expired;

    (iv) no federal or state governmental or regulatory authority or other agency or commission, or federal or state court of competent jurisdiction, having enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect restricting, preventing or prohibiting consummation of the transactions contemplated by the Merger Agreement;

    (v) the shares of Associated Common Stock issuable to First Financial's shareholders pursuant to the Merger having been approved for listing on the Nasdaq National Market, subject to official notice of issuance;

    (vi) no federal or state governmental or regulatory authority or agency, or federal or state court of competent jurisdiction, having enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, injunction or other order which in effect restricts, prevents or prohibits consummation of the Merger;

    (vii) no action, proceeding or investigation before any court or administrative agency or by any government agency or any other person being pending (i) challenging or seeking material damages in connection with the Merger or (ii) seeking to restrain, prohibit or limit the exercise of full rights of ownership or operation by Associated or its subsidiaries of all or any portion of the business or assets of First Financial or its subsidiaries, which in either case has or would have a Material Adverse Effect (as defined below) on Associated and its subsidiaries, taken as a whole, or a Material Adverse Effect on First Financial and its subsidiaries, taken as a whole;

    (viii) each of Associated and First Financial having received a letter from each of KPMG Peat Marwick LLP and Ernst & Young LLP (the independent accountants of Associated and First Financial, respectively), to the effect that the Merger qualifies for "pooling of interests" accounting treatment; and

    (ix) Associated and First Financial having each received letters from Shearman & Sterling (special counsel to Associated) to the effect that the Merger qualifies as a tax-free reorganization within the meaning of the Code.

  In addition, each party's obligation to effect the Merger is also subject to the satisfaction or waiver of the following additional conditions:

    (i) the representations and warranties of the other party to the Merger Agreement set forth in the Merger Agreement being true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such date);

    (ii) the other party to the Merger Agreement having performed in all material respects all obligations required to be performed by it under the Merger Agreement on or prior to the Effective Time;

    (iii) all consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by either party for the authorization, execution and delivery of the Merger Agreement and the consummation by either party of the transactions contemplated by the Merger Agreement shall have been obtained and made by such party except where the failure to obtain or make the same would not, individually or in the aggregate, have a Material Adverse Effect, on either Associated and its subsidiaries, taken as a whole, or First Financial and its subsidiaries, taken as a whole; and

    (iv) each party shall have received, from each person who is identified as an affiliate for purposes of pooling of interests of the other party, a signed affiliate letter.

  The term "Material Adverse Effect" as used in the Merger Agreement means any change or effect that is or is reasonably likely to be materially adverse to a party's business, operations, properties (including intangible properties), condition (financial or otherwise), assets or liabilities (including contingent liabilities), in the aggregate, or the ability of such party to consummate the transactions contemplated by the Merger Agreement, except that a Material Adverse Effect shall not be deemed to have occurred as a result of any change or effect resulting from a change in law, rule, regulation, generally accepted accounting principle or regulatory accounting principle, in each case, affecting financial institutions or their holding companies generally.

No Solicitation

  The Merger Agreement provides that each of Associated and First Financial will stop any existing discussions or negotiations relating to a Competing Proposal (as defined below), other than the Merger. The Merger Agreement provides that Associated and First Financial will not, directly or indirectly, and will instruct their respective officers, directors or employees or other representatives retained by them not to, and will not authorize any of them to, directly or indirectly, initiate, solicit or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Proposal, or enter into or maintain discussions or negotiate with any person in furtherance of or relating to such inquiries or to obtain a Competing Proposal, or agree to or endorse any Competing Proposal and shall promptly notify the other if any such inquiries or proposals are made and keep the other informed of the status and terms of any such proposals; provided, however, that prior to such time as the shareholders of Associated and First Financial shall have adopted and approved this Agreement, the Board of Directors of Associated or First Financial may
(i) in connection with a Superior Competing Transaction (as defined below), furnish information to, or enter into discussions or negotiations with, any person that makes an unsolicited bona fide proposal to acquire Associated or First Financial, as applicable, pursuant to a merger, consolidation, share exchange, business combination or other similar transaction, if, and only to the extent that, (A) the Board of Directors of Associated or First Financial, as applicable, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is required for the Board of Directors of Associated or First Financial, as applicable, to comply with its fiduciary duties to shareholders imposed by the WBCL, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person, Associated or First Financial, as applicable, provide written notice to the other party to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person, (C) prior to furnishing such information to such person, Associated or First Financial, as applicable, receives from such person an executed confidentiality agreement with terms no less favorable than the confidentiality agreements entered into between Associated and First Financial, and (D) each party keeps the other party informed, on a current basis, of the status and details of any such discussions or negotiations; or
(ii) comply with Rule 14e-2 promulgated under the Exchange Act.

  A "Competing Proposal" means any of the following: any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of Associated or First Financial, as applicable, and its subsidiaries, taken as a whole, or 15% or more of any class of equity securities of Associated or First Financial, as applicable, or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of Associated or First Financial, as applicable, or any of its subsidiaries, any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Associated or First Financial, as applicable, or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement.

  A "Superior Competing Transaction" means any of the following: any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Associated Common Stock or First Financial Common Stock, as applicable, then outstanding or all or substantially all the assets of Associated or First Financial, as applicable, and otherwise on terms which the Board of Directors of Associated or First Financial, as applicable, determines in its good faith judgment (based on the opinion of a financial advisor of nationally recognized reputation) to be more favorable to its shareholders than the Merger and for which financing, to the extent required, is then committed or which if not committed is, in the good faith judgment of its Board of Directors, reasonably capable of being obtained by such third party.

Termination

  The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after adoption thereof by the shareholders of Associated or First Financial:

    (i) by mutual written consent of the boards of directors of Associated and First Financial;

    (ii) by Associated, on the one hand, or First Financial, on the other hand, if (a) the Merger has not been consummated by March 31, 1998; provided, however, that such right to terminate the Merger Agreement will not be available to either party whose failure to perform any of its obligations under the Merger Agreement has resulted in the failure of the Merger to be consummated by that date or (b) any injunction preventing the consummation of the Merger becomes final and nonappealable;

    (iii) by either Associated, on the one hand, or First Financial, on the other hand, if the other party has breached any material representations, warranties, covenants or other agreements contained in the Merger Agreement, or if any representation or warranty becomes untrue, in either case so that the conditions to the Merger cannot be satisfied and such breach is not cured within 30 days after written notice thereof from the nonbreaching party;

    (iv) by Associated, on the one hand, or First Financial, on the other hand, if the Associated shareholders have not approved the authorization of additional shares of Associated Common Stock and the issuance of additional shares of Associated Common Stock or the First Financial shareholders have not approved the Merger Agreement; or

    (v) by either Associated, on the one hand, or First Financial, on the other hand, if there shall exist a proposal for a Superior Competing Transaction with respect to the other, and the Board of Directors of the other withdraws or modifies in a manner adverse to Associated or First Financial, as applicable, its approval and recommendation of the Merger or its approval of the Merger Agreement or any of the transactions contemplated therein or if such party approves or recommends such Superior Competing Transaction.

Conduct of Business Pending the Merger

  Pursuant to the Merger Agreement, Associated and First Financial have both agreed to conduct their respective businesses in the ordinary course of business in a manner consistent with past practice and use their respective reasonable best efforts to preserve intact their respective business organizations, to keep available the services of their current officers, employees and consultants and to preserve their respective current business relationships. In addition, each of Associated and First Financial has agreed that, among other things and subject to certain exceptions, neither it nor any of its subsidiaries will, without the prior written consent of the other:

    (i) adjust, split, combine or reclassify any capital stock, declare or pay any dividend on, or make any other distribution in respect of, its outstanding shares of capital stock, except for quarterly dividend declarations and payments in accordance with past practice and in per share amounts not materially in excess of historical per share dividend amounts; provided, however, that after May 14, 1997, each of Associated and First Financial will coordinate with the other the declaration of any dividends in respect of Associated Common Stock and First Financial Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Associated Common Stock or First Financial Common Stock shall not receive two dividends, or fail to receive one dividend, for any quarter with respect to their shares of Associated Common Stock and/or First Financial Common Stock and any shares of Associated Common Stock any such holder receives in exchange therefor in the Merger;

    (ii) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants, conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; effect any reorganization or recapitalization; purchase or otherwise acquire any assets or stock of any corporation, bank or other business for consideration which in the aggregate exceeds $10 million; or liquidate, sell, dispose of or encumber any assets for consideration which in the aggregate exceeds $25 million;

    (iii) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of any class of its capital stock (including shares held in treasury) or any rights, warrants or options to acquire, any such shares;

    (iv) propose or adopt any amendments to its articles of incorporation or bylaws;

    (v) change any of its methods of accounting in effect at December 31, 1996, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1996, except as may be required by law or generally accepted accounting principles;

    (vi) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than (x) short-term indebtedness incurred to refinance short-term indebtedness or (y) indebtedness among its corporate affiliates), or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

    (vii) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material contract or agreement, or make any change in any of its material leases or material contracts, other than renewals of such contracts and leases without material adverse changes of terms;

    (viii) increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or become a party to, amend or commit itself to any pension, retirement, profit sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee other than, in each case, in the ordinary course of business consistent with past practice, or accelerate the vesting of any stock options or other stock-based compensation;

    (ix) settle any claim, action or proceeding involving money damages, except in the ordinary course of business consistent with past practices;

    (x) take any action that would prevent or impede the Merger from qualifying (i) for pooling of interests accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code (except that Associated or First Financial may exercise its rights under the Associated Stock Option Agreement or First Financial Stock Option Agreement, respectively);

    (xi) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in the Merger Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in the Merger Agreement not being satisfied or in a violation of any provision of the Merger Agreement, except, in each case, as may be required by applicable law;

    (xii) take any action or fail to take any action which individually or in the aggregate can be reasonably expected to have a Material Adverse Effect on, in the case of First Financial, First Financial and its subsidiaries, taken as a whole or, in the case of Associated, Associated and its subsidiaries, taken as a whole; or

    (xiii) agree in writing or otherwise to do any of the foregoing.

Employee Benefits and Plans

  The Merger Agreement provides that Associated will honor, without modification, and perform its obligations under certain employee benefit plans and programs. The Merger Agreement also provides that certain contracts, plans and agreements will be treated as described below.

  The Directors' Retirement Plan. The Retirement Plan will be terminated immediately after the Effective Time and each person serving as a director of First Financial will receive a lump sum payment equal to his vested benefits under the plan, with no reduction due to the director's not having attained age
70. The payments will be reduced to the extent such payments would constitute an excess parachute payment for federal income tax purposes. See "The Merger-- Certain Transactions; Conflicts of Interest--First Financial Change of Control Arrangements."

  Amendment to the Work Force Management Plan. The Merger Agreement provides that following the Merger, Associated will give equal employment opportunity to employees of Associated and First Financial. Employees of First Financial will be deemed employees of Associated for the purposes of the Associated Work Force Management Plan (the "Work Force Plan"). In addition, in accordance with the Merger Agreement, the Work Force Plan will be amended to provide that any employee in good standing of Associated, First Financial or any Associated or First Financial subsidiary (other than an employee with an individual severance arrangement) whose employment is terminated in connection with the Merger either because such employee's position is eliminated or because such employee is not offered comparable employment, within two years from the Effective Time of the Merger, will be paid severance.

  Under the amendment to the Work Force Plan, executive officers of Associated as well as certain officers of First Financial and First Financial subsidiaries will receive severance upon a qualified termination based on four weeks of base salary, plus two weeks of additional base salary for each year of service, with a minimum payment of 20 weeks and up to a maximum of 48 weeks of base salary. Exempt employees below the rank of executive officer (other than part-time) will receive severance upon a qualified termination based on two weeks of base salary plus two weeks of additional base salary for each year of service, with a minimum payment of four weeks and up to a maximum of 36 weeks of base salary. Non-exempt employees whose wages are based on hourly service (other than part-time) will receive upon a qualified termination two weeks of base salary plus one week of additional base salary for each year of service, up to a maximum of 30 weeks of base salary. Part-time employees with at least 1,000 hours of service in the previous calendar year will receive upon a qualified termination two weeks of base salary, plus one week of additional base salary for each year of service, up to a maximum of 30 weeks of base salary. All categories of employees will be eligible for health plan continuation upon a qualified termination at the employee's present premium rate for six months from the date of departure, and for an additional thirty months thereafter at the employee's cost.

  The benefits described above will replace the comparable benefits provided under the Work Force Plan for the two year period ending on the second anniversary of the Effective Time and apply solely to persons employed by Associated or First Financial on the Effective Time. Following the second anniversary of the Effective Time, the severance entitlements, if any, of the employees of Associated and its subsidiaries will be determined by Associated. See "The Merger--Certain Transactions; Conflicts of Interest--Work Force Management Plan."

  Certain Employment and Severance Agreements. Certain employees subject to employment and severance agreements with First Financial will be given the opportunity to elect to be paid certain specified benefits in lieu of any benefits which would otherwise be due to such person following termination of employment after the merger. See "The Merger--Certain Transactions; Conflicts of Interest--First Financial Change of Control Arrangements." If elected by such employees, these benefits will be paid upon the first to occur of (a) two years following the Effective Time, (b) termination by reason of death or disability, or for other than cause, or (c) resignation of the employee for good reason. Such benefits will be forfeited if, prior to the second anniversary of the Effective Time, an employee is terminated for cause or resigns without good reason. The benefits replace only the severance benefits provisions in the relevant employment agreements. All other terms of such agreements remain in place.

Amendment and Waiver

  The Merger Agreement may be amended by an instrument in writing signed on behalf of each party at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the shareholders of First Financial, no amendment may be made which would reduce the amount or change the type of consideration into which each share of First Financial Common Stock will be converted into shares of Associated Common Stock.

  At any time prior to the Effective Time, either party may, in an instrument in writing signed by the party or parties to be bound thereby, (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement, and (c) waive compliance with any of the agreements or conditions contained in the Merger Agreement. In the event of a failure to obtain the tax opinion described under the caption "The Merger--Conditions to the Consummation of the Merger" and a determination by the parties to waive such condition to the consummation of the Merger, each of Associated and First Financial will resolicit the votes of its shareholders in connection with the Merger.

Expenses

  All reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants) incurred in connection with the Merger Agreement, the Stock Option Agreements and the transactions contemplated thereby will be paid by the party incurring such expenses, except that Associated and First Financial will share equally the expenses incurred in connection with filing and printing this Joint Proxy Statement/Prospectus and the Registration Statement of which it is a part and all other regulatory filing fees incurred in connection with the Merger Agreement.

Representations and Warranties

  The Merger Agreement contains customary mutual representations and warranties relating to, among other things: (i) corporate organization and qualification of each party and their subsidiaries; (ii) articles of incorporation and bylaws of each party and its subsidiaries having been made available; (iii) the capitalization of each party and its subsidiaries; (iv) corporate power and authority of each party; (v) absence of conflict with (a) its articles of incorporation and bylaws, (b) applicable law or (c) certain agreements; (vi) compliance with applicable laws; (vii) the timely filing of documents filed by each of Associated and First Financial with the Commission and the accuracy of information contained therein; (viii) absence of material changes or events with respect to each of Associated and First Financial; (ix) absence of litigation; (x) matters relating to employee benefit plans; (xi) matters relating to material contracts; (xii) environmental matters; (xiii) filing of tax returns and payment of taxes; (xiv) derivative instruments; (xv) certain regulatory approvals; (xvi) engagement and payment of fees of brokers; (xvii) the absence of actions that would prevent using the "pooling of interests" method to account for the Merger; (xviii) required shareholder votes; and
(xix) receipt of fairness opinions.

  In addition, the Merger Agreement contains representations and warranties by First Financial with respect to the non-applicability of state takeover laws and certain provisions of its articles of incorporation with respect to the Merger.

Indemnification and Insurance

  The Merger Agreement provides that Associated and the Surviving Corporation will indemnify, defend and hold harmless, to the fullest extent permitted by law, the present and former officers, directors or employees of First Financial against all losses, expenses, claims, damages, liabilities or amounts that are paid in settlement of or otherwise in connection with, any claim, action, suit, proceeding or investigation based in whole or in part on the fact that such person is or was a director, officer or employee of First Financial and arising out of actions or omissions occurring at or prior to the Effective Time to the fullest extent permitted under the WBCL and Associated's corporate governance documents. The Merger Agreement provides that, for a period of not less than two years after the Effective Time, Associated will use its reasonable best efforts to maintain directors' and officers' liability insurance and fiduciary liability insurance that is substantially equivalent to coverage of First Financial's current insurance; provided that Associated will not be required to pay an annual premium for such insurance in excess of 150% of First Financial's last annual premium paid prior to the date of the Merger Agreement.

                      RECIPROCAL STOCK OPTION AGREEMENTS

  This section of the Joint Proxy Statement/Prospectus describes certain aspects of the Stock Option Agreements. The description of the Stock Option Agreements contained in this Joint Proxy Statement/Prospectus does not purport to be complete and is qualified in its entirety by reference to the Stock Option Agreements, copies of which are attached hereto as Annexes II and III and which are incorporated herein by reference. All shareholders of Associated and First Financial are urged to read carefully the Stock Option Agreements.

  Associated Stock Option Agreement. Upon the execution and delivery of the Merger Agreement, First Financial and Associated entered into a Stock Option Agreement, dated as of May 14, 1997 (the "Associated Stock Option Agreement"), pursuant to which Associated granted First Financial an option to purchase up to 19.9% of the issued and outstanding shares of Associated Common Stock (after giving effect to the exercise of the option) (the "Associated Stock Option").

  The Associated Stock Option entitles First Financial to purchase up to 19.9% of Associated Common Stock at any time following an Associated Purchase Event (as defined below) for a purchase price of $32.50 per share. An "Associated Purchase Event" means any of the following: (i) any person (other than First Financial or any of its subsidiaries) commences a tender offer or exchange offer to purchase shares of Associated Common Stock in which such person would acquire beneficial ownership of 15% or more of the then outstanding Associated Common Stock and the Associated Board fails to recommend against such tender offer or exchange offer within 10 business days of the commencement of such offer or at any time thereafter recommends acceptance thereof; (ii) Associated authorizes, recommends, proposes or publicly announces an intention to authorize, recommend, propose or enters into an agreement to merge, consolidate or otherwise combine with any other person (other than First Financial or any of its subsidiaries) or to sell, lease or otherwise dispose of assets or stock representing 15% or more of the consolidated assets, net revenues or net income or voting stock of Associated and its subsidiaries;
(iii) any person (other than First Financial or any of its subsidiaries) acquires beneficial ownership of 15% or more of the then outstanding Associated Common Stock; (iv) shareholders of Associated fail to approve the increase in the number of authorized shares of Associated Common Stock or the issuance of shares of Associated Common Stock as provided for in the Merger Agreement, the Associated meeting of shareholders does not take place or is cancelled prior to termination of the Merger Agreement or the Associated Board withdraws or modifies its recommendation with respect to the Merger Agreement in a manner adverse to First Financial in each case after certain events with respect to any third party acquisition proposal have occurred; or (v) there is a willful or intentional breach under the Merger Agreement by Associated which would entitle First Financial to terminate the Merger Agreement and within 12 months of such breach, certain transactions with a third party as specified in subsections (ii) or (iii) above occur.

  First Financial has been granted certain registration rights with respect to any shares of Associated Common Stock that First Financial may acquire upon exercise of the Associated Stock Option.

  The Associated Stock Option terminates upon the first to occur of (i) the Effective Time, (ii) 12 months after the first occurrence of an Associated Purchase Event and (iii) the termination of the Merger Agreement in accordance with its terms prior to the occurrence of an Associated Purchase Event.

  First Financial Stock Option Agreement. Immediately following the execution and delivery of the Merger Agreement, Associated and First Financial entered into a Stock Option Agreement, dated as of May 14, 1997 (the "First Financial Stock Option Agreement"; together with the Associated Stock Option Agreement, the "Stock Option Agreements"), pursuant to which First Financial granted Associated an option to purchase up to 19.9% of the issued and outstanding shares of First Financial Common Stock (after giving effect to the exercise of the option) (the "First Financial Stock Option").

  The First Financial Stock Option entitles Associated to purchase up to 19.9% of First Financial Common Stock at any time following a First Financial Purchase Event (as defined below) for a purchase price of $23.25 per share (the "First Financial Option Price"). A "First Financial Purchase Event" means any of the following: (i) any person (other than Associated or any of its subsidiaries) commences a tender offer or exchange offer to purchase shares of First Financial Common Stock in which such person would acquire beneficial ownership of 15% or more of the then outstanding First Financial Common Stock and the First Financial Board fails to recommend against such tender offer or exchange offer within 10 business days of the commencement of such offer or at any time thereafter recommends acceptance thereof; (ii) First Financial authorizes, recommends, proposes or publicly announces an intention to authorize, recommend, propose or enter into an agreement to merge, consolidate or otherwise combine with any other person (other than Associated or any of its subsidiaries) or to sell, lease or otherwise dispose of assets or stock representing 15% or more of the consolidated assets, net revenues or net income or voting stock of First Financial and its subsidiaries; (iii) any person (other than Associated or any of its subsidiaries) acquires beneficial ownership of 15% or more of the then outstanding First Financial Common Stock;
(iv) shareholders of First Financial Common Stock fail to approve the Merger Agreement, the First Financial meeting of shareholders does not take place or is cancelled prior to termination of the Merger Agreement or the First Financial Board withdraws or modifies its recommendation with respect to the Merger Agreement in a manner adverse to Associated in each case after certain events with respect to any third party acquisition proposal have occurred; or
(v) there is a willful or intentional breach under the Merger Agreement by First Financial which would entitle Associated to terminate the Merger Agreement and within 12 months of such breach, certain transactions with a third party as specified in subsections (ii) and (iii) above occur.

  If Associated's exercise of the First Financial Stock Option is prevented due to certain provisions of First Financial's Articles of Incorporation, Associated may elect to receive a cash payment with respect to the number of shares of First Financial Common Stock that are subject to the First Financial Stock Option that are not exercisable in an amount equal to the amount by which the market price (or price per share of any tender or exchange offer) for shares of First Financial Common Stock on the date that Associated gives notice of its intent to exercise its rights to such cash payment exceeds the exercise price ($23.25), multiplied by the number of shares of First Financial Common Stock subject to the First Financial Stock Option.

  Associated has been granted certain registration rights with respect to any shares of First Financial Common Stock that Associated may acquire upon exercise of the First Financial Stock Option.

  The First Financial Stock Option expires at the first to occur of (i) the Effective Time, (ii) 12 months after the first occurrence of a First Financial Purchase Event and (iii) the termination of the Merger Agreement in accordance with its terms prior to the occurrence of a First Financial Purchase Event.

  Effect of Stock Option Agreements. The Stock Option Agreements are intended to increase the likelihood that the Merger will be consummated on the terms set forth in the Merger Agreement. Consequently, certain aspects of the Stock Option Agreements may have the effect of discouraging persons who might now or prior to the Effective Time be interested in acquiring all of or a significant interest in either Associated or First Financial from considering or proposing such an acquisition, even if such persons were prepared to offer higher consideration per share for Associated Common Stock than that implicit in the Exchange Ratio or a higher price per share for First Financial Common Stock than the market price.

                                 THE COMPANIES

  Associated. Associated is a diversified multi-bank holding company and a registered bank holding company pursuant to the BHCA. Associated owns twelve commercial banks in Wisconsin and Illinois with 98 banking locations in 67 communities.

  Associated also owns 28 non-bank subsidiaries located in Arizona, Illinois, Nevada and Wisconsin. Associated's commercial banks and non-bank subsidiaries offer a complete range of business, retail, trust/asset management, correspondent, international, leasing, insurance, mortgage banking, real estate financing and investment services to a diverse customer base.

  As of June 30, 1997, Associated was the third largest commercial bank holding company headquartered in Wisconsin with total assets of $4.6 billion and more than 2,000 employees.

  The principal executive offices of Associated are located at 112 North Adams Street, P.O. Box 13307, Green Bay, Wisconsin 54307-3307 and its telephone number is (920) 433-3166.

  First Financial. First Financial Corporation is the largest thrift holding company headquartered in Wisconsin and one of the largest thrift holding companies in the country, and provides a broad range of financial products, including commercial and residential mortgages, appraisals, consumer, student and home equity loans, insurance, and credit cards.

  As of June 30, 1997, First Financial had assets of $5.9 billion, 1,755 employees, and 128 banking offices in Wisconsin and Illinois.

  The principal executive offices of First Financial are located at 1305 Main Street, Stevens Point, Wisconsin 54481 and its telephone number is (715) 345-4352.

              UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

  The following unaudited Pro Forma Condensed Financial Information and explanatory notes are presented to show the impact on the historical financial position and results of operations of Associated from the proposed Merger with First Financial.

  As a result of the merger, First Financial shareholders will receive .765 shares of Associated Common Stock for each share of First Financial Common Stock that they own. No fractional shares of Associated Common Stock will be issued. Instead, First Financial shareholders will receive a cash payment for any fractional shares to which they might otherwise have been entitled based on the market value of Associated Common Stock.

  The unaudited Pro Forma Condensed Financial Information reflects the Merger to be accounted for as a "pooling of interests". See "The Merger--Accounting Treatment."

  The unaudited Pro Forma Condensed Balance Sheet assumes that the Merger was consummated on June 30, 1997. The unaudited Pro Forma Condensed Statements of Income assume that the Merger was consummated on January 1st of the earliest indicated period.

  The combined company expects to achieve substantial merger benefits. However, the unaudited pro forma earnings do not reflect any potential savings or revenue enhancements which are expected to result from the consolidation of operations of Associated and First Financial and are not necessarily indicative of the results expected of the future combined operations. No assurances can be given with respect to the ultimate level of cost savings or revenue enhancements to be realized.

  The following information should be read in conjunction with and is qualified in its entirety by the consolidated financial statements and accompanying notes of Associated and First Financial included in the documents described under "Where You Can Find More Information." Interim results of Associated and First Financial for the six months ended June 30, 1997 are not necessarily indicative of results of operations or the combined financial position that would have resulted had the merger been consummated at the beginning of the period indicated.

  The unaudited Pro Forma Condensed Financial Information is intended for information purposes and is not necessarily indicative of the future financial position or future results of the combined company or of the financial position or the results of operations of the combined company that would have actually occurred had the Merger been in effect as of the date or for the period presented.

                    PRO FORMA COMBINED FINANCIAL INFORMATION

                              ASSOCIATED BANC-CORP
                        AND FIRST FINANCIAL CORPORATION
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                AT JUNE 30, 1997
                                 (In thousands)

                                             FIRST      PRO FORMA   PRO FORMA
                               ASSOCIATED  FINANCIAL   ADJUSTMENTS  COMBINED
                               ----------  ----------  ----------- -----------
ASSETS
Cash and due from banks......  $  189,694  $   91,459    $         $   281,153
Interest-bearing deposits....       2,459      31,328                   33,787
Federal funds sold...........      16,879       2,616                   19,495
Investment securities
 available for sale--at fair
 value.......................     423,227   1,433,656                1,856,883
Investment securities held to
 maturity--at amortized
 cost........................     415,898     620,003                1,035,901
Loans........................   3,402,937   3,589,748                6,992,685
Allowance for possible loan
 losses......................     (49,943)    (22,960)                 (72,903)
                               ----------  ----------    -------   -----------
 Loans, net..................   3,352,994   3,566,788                6,919,782
                               ----------  ----------    -------   -----------
Premises and equipment(3)....      79,084      50,470     (1,950)      127,604
Other assets(3)..............     115,151     135,181      5,162       255,494
                               ----------  ----------    -------   -----------
   TOTAL ASSETS..............  $4,595,386  $5,931,501    $ 3,212   $10,530,099
                               ==========  ==========    =======   ===========
Non-interest bearing
 deposits....................  $  577,438  $  162,009    $         $   739,447
Interest-bearing deposits....   3,004,732   4,355,665                7,360,397
                               ----------  ----------    -------   -----------
 Total deposits..............   3,582,170   4,517,674                8,099,844
                               ----------  ----------    -------   -----------
Short-term borrowings........     488,760     896,972                1,385,732
Long-term borrowings.........      37,855      11,124                   48,979
Other liabilities(3).........      66,672      83,006     34,500       184,178
                               ----------  ----------    -------   -----------
 Total liabilities...........   4,175,457   5,508,776     34,500     9,718,733
                               ----------  ----------    -------   -----------
Preferred stock..............         --          --                       --
Common stock(2)..............         225      37,659    (37,382)          502
Surplus(2)...................     168,254      45,029      1,887       215,170
Retained earnings(3).........     243,839     370,703    (31,288)      583,254
Net unrealized gain on
 securities available for
 sale........................       8,139       4,829                   12,968
Treasury stock(2)............        (528)    (35,495)    35,495          (528)
                               ----------  ----------    -------   -----------
 Total stockholders'
  equity.....................     419,929     422,725    (31,288)      811,366
                               ----------  ----------    -------   -----------
   TOTAL LIABILITIES AND
    STOCKHOLDERS' EQUITY.....  $4,595,386  $5,931,501    $ 3,212   $10,530,099
                               ==========  ==========    =======   ===========
Issued shares(2) ............      22,474      37,659     (9,959)       50,174
Outstanding shares(2)........      22,459      36,209     (8,509)       50,159

        See Notes to Unaudited Pro Forma Condensed Financial Information

                    PRO FORMA COMBINED FINANCIAL INFORMATION

                              ASSOCIATED BANC-CORP
                        AND FIRST FINANCIAL CORPORATION
          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME

                   (In thousands, except per share data)

                          SIX MONTHS ENDED                      YEAR ENDED
                           JUNE 30, 1997   DECEMBER 31, 1996 DECEMBER 31, 1995 DECEMBER 31, 1994
                          ---------------- ----------------- ----------------- -----------------
Interest income.........      $384,828         $ 730,782         $ 696,686         $613,725
Interest expense........       199,329           374,218           359,270          292,735
                              --------         ---------         ---------         --------
 Net interest income....       185,499           356,564           337,416          320,990
                              --------         ---------         ---------         --------
Provision for loan
 losses.................         6,559            13,695            14,029            9,035
                              --------         ---------         ---------         --------
 Net interest income
  after provision for
  loan losses...........       178,940           342,869           323,387          311,955
                              --------         ---------         ---------         --------
Non-interest income:
 Trust service fees.....        13,931            25,185            22,243           20,282
 Service charges on
  deposit accounts......        13,727            26,540            23,915           22,896
 Retail investment......         5,688            10,114             8,949            9,028
 Investment securities
  gains (losses), net...         1,382           (10,679)            1,512           (7,682)
 Other..................        24,062            60,317            43,022           39,631
                              --------         ---------         ---------         --------
   Total non-interest
    income..............        58,790           111,477            99,641           84,155
                              --------         ---------         ---------         --------
Non-interest expense:
 Salary and employee
  benefits..............        65,977           123,363           113,438          116,524
 Net occupancy..........        11,063            20,195            19,472           18,791
 Equipment rentals,
  depreciation and
  maintenance...........         6,508            12,600            11,904           12,653
 Data processing........         8,399            15,905            15,068           15,352
 FDIC premium...........         1,642            38,442            13,799           16,302
 Other..................        37,171            76,652            74,954           65,688
                              --------         ---------         ---------         --------
   Total non-interest
    expense.............       130,760           289,157           248,635          245,310
                              --------         ---------         ---------         --------
Income before income
 taxes and extraordinary
 items..................       106,970           165,189           174,393          150,800
Income taxes............        37,631            57,487            62,381           54,203
                              --------         ---------         ---------         --------
   NET INCOME BEFORE
    EXTRAORDINARY
    ITEMS...............      $ 69,339         $ 107,702         $ 112,012         $ 96,597
                              ========         =========         =========         ========
Earnings per share
 before extraordinary
 items(2)...............      $   1.38         $    2.13         $    2.28         $   1.99
Average shares
 outstanding(2).........        50,353            50,565            49,111           48,600

        See Notes to Unaudited Pro Forma Condensed Financial Information

                    PRO FORMA COMBINED FINANCIAL INFORMATION

                              ASSOCIATED BANC-CORP
                        AND FIRST FINANCIAL CORPORATION
           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1997

                   (In thousands, except per share data)

                                                 FIRST     PRO FORMA  PRO FORMA
                                     ASSOCIATED FINANCIAL ADJUSTMENTS COMBINED
                                     ---------- --------- ----------- ---------
Interest income.....................  $166,065  $218,763              $384,828
Interest expense....................    76,352   122,977               199,329
                                      --------  --------    ------    --------
 Net interest income................    89,713    95,786               185,499
                                      --------  --------    ------    --------
Provision for loan losses...........     2,209     4,350                 6,559
                                      --------  --------    ------    --------
 Net interest income after
  provision for loan losses.........    87,504    91,436               178,940
                                      --------  --------    ------    --------
Non-interest income:
 Trust service fees.................    13,931        --                13,931
 Service charges on deposit
  accounts..........................     6,611     7,116                13,727
 Retail investment..................     1,810     3,878                 5,688
 Investment securities gains
  (losses), net.....................       661       721                 1,382
 Other..............................    11,633    12,429                24,062
                                      --------  --------    ------    --------
   Total non-interest income........    34,646    24,144                58,790
                                      --------  --------    ------    --------
Non-interest expense:
 Salary and employee benefits.......    40,304    25,673                65,977
 Net occupancy......................     6,141     4,922                11,063
 Equipment rentals, depreciation
  and maintenance...................     4,301     2,207                 6,508
 Data processing....................     4,648     3,751                 8,399
 FDIC premium.......................       212     1,430                 1,642
 Other..............................    20,403    16,768                37,171
                                      --------  --------    ------    --------
   Total non-interest expense.......    76,009    54,751               130,760
                                      --------  --------    ------    --------
Income before income taxes and
 extraordinary items................    46,141    60,829               106,970
Income taxes........................    15,892    21,739                37,631
                                      --------  --------    ------    --------
   NET INCOME BEFORE EXTRAORDINARY
    ITEMS...........................  $ 30,249  $ 39,090              $ 69,339
                                      ========  ========    ======    ========
Earnings per share before
 extraordinary items(2).............  $   1.35  $   1.07    $(1.04)   $  (1.04)
Average shares outstanding(2).......    22,448    36,477    (8,572)     50,353

        See Notes to Unaudited Pro Forma Condensed Financial Information

                              ASSOCIATED BANC-CORP
                        AND FIRST FINANCIAL CORPORATION
           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1996

                   (In thousands, except per share data)

                                                                         PRO
                                                            PRO FORMA   FORMA
                                ASSOCIATED FIRST FINANCIAL ADJUSTMENTS COMBINED
                                ---------- --------------- ----------- --------
Interest income...............   $311,732     $419,050                 $730,782
Interest expense..............    142,477      231,741                  374,218
                                 --------     --------       ------    --------
 Net interest income..........    169,255      187,309                  356,564
                                 --------     --------       ------    --------
Provision for loan losses.....      4,665        9,030                   13,695
                                 --------     --------       ------    --------
 Net interest income after
  provision for loan losses...    164,590      178,279                  342,869
                                 --------     --------       ------    --------
Non-interest income:
 Trust service fees...........     25,185          --                    25,185
 Service charges on deposit
  accounts....................     12,606       13,934                   26,540
 Retail investment............      2,821        7,293                   10,114
 Investment securities gains
  (losses), net...............        913      (11,592)                 (10,679)
 Other........................     23,558       36,759                   60,317
                                 --------     --------       ------    --------
   Total non-interest income..     65,083       46,394                  111,477
                                 --------     --------       ------    --------
Non-interest expense:
 Salary and employee
  benefits....................     75,367       47,996                  123,363
 Net occupancy................     10,818        9,377                   20,195
 Equipment rentals,
  depreciation and
  maintenance.................      7,745        4,855                   12,600
 Data processing..............      8,328        7,577                   15,905
 FDIC premium.................          3       38,439                   38,442
 Other........................     38,124       40,528                   78,652
                                 --------     --------       ------    --------
   Total non-interest
    expense...................    140,385      148,772                  289,157
                                 --------     --------       ------    --------
Income before income taxes and
 extraordinary items..........     89,288       75,901                  165,189
Income taxes..................     32,044       25,443                   57,487
                                 --------     --------       ------    --------
   NET INCOME BEFORE
    EXTRAORDINARY ITEMS.......   $ 57,244     $ 50,458                 $107,702
                                 ========     ========       ======    ========
Earnings per share before
 extraordinary items(2).......   $   2.60     $   1.35                 $   2.13
Average shares
 outstanding(2)...............     22,035       37,294       (8,764)     50,565


        See Notes to Unaudited Pro Forma Condensed Financial Information

                              ASSOCIATED BANC-CORP
                        AND FIRST FINANCIAL CORPORATION
           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1995

                   (In thousands, except per share data)

                                                 FIRST     PRO FORMA  PRO FORMA
                                     ASSOCIATED FINANCIAL ADJUSTMENTS COMBINED
                                     ---------- --------- ----------- ---------
Interest income.....................  $279,378  $417,308              $696,686
Interest expense....................   125,099   234,171               359,270
                                      --------  --------    ------    --------
 Net interest income................   154,279   183,137               337,416
                                      --------  --------    ------    --------
Provision for loan losses...........     4,291     9,738                14,029
                                      --------  --------    ------    --------
 Net interest income after
  provision for loan losses.........   149,988   173,399               323,387
                                      --------  --------    ------    --------
Non-interest income:
 Trust service fees.................    22,243       --                 22,243
 Service charges on deposit
  accounts..........................    11,814    12,101                23,915
 Retail investment..................     2,100     6,849                 8,949
 Investment securities gains
  (losses), net.....................       330     1,182                 1,512
 Other..............................    18,863    24,159                43,022
                                      --------  --------    ------    --------
   Total non-interest income........    55,350    44,291                99,641
                                      --------  --------    ------    --------
Non-interest expense:
 Salary and employee benefits.......    68,175    45,263               113,438
 Net occupancy......................    10,466     9,006                19,472
 Equipment rentals, depreciation
  and maintenance...................     6,601     5,303                11,904
 Data processing....................     7,909     7,159                15,068
 FDIC premium.......................     3,630    10,169                13,799
 Other..............................    33,252    41,702                74,954
                                      --------  --------    ------    --------
   Total non-interest expense.......   130,033   118,602               248,635
                                      --------  --------    ------    --------
Income before income taxes and
 extraordinary items................    75,305    99,088               174,393
Income taxes........................    27,277    35,104                62,381
                                      --------  --------    ------    --------
   NET INCOME BEFORE EXTRAORDINARY
    ITEMS...........................  $ 48,028  $ 63,984              $112,012
                                      ========  ========    ======    ========
Earnings per share before
 extraordinary items(2).............  $   2.29  $   1.74                  2.28
Average shares outstanding(2).......    20,967    36,789    (8,645)     49,111


        See Notes to Unaudited Pro Forma Condensed Financial Information

                              ASSOCIATED BANC-CORP
                        AND FIRST FINANCIAL CORPORATION
           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1994

                   (In thousands, except per share data)

                                                            PRO FORMA  PRO FORMA
                                ASSOCIATED FIRST FINANCIAL ADJUSTMENTS COMBINED
                                ---------- --------------- ----------- ---------
Interest income...............   $231,861     $381,864                 $613,725
Interest expense..............     88,513      204,222                  292,735
                                 --------     --------       ------    --------
 Net interest income..........    143,348      177,642                  320,990
                                 --------     --------       ------    --------
Provision for loan losses.....      2,211        6,824                    9,035
                                 --------     --------       ------    --------
 Net interest income after
  provision for loan losses...    141,137      170,818                  311,955
                                 --------     --------       ------    --------
Non-interest income:
 Trust service fees...........     20,282          --                    20,282
 Service charges on deposit
  accounts....................     12,314       10,582                   22,896
 Retail investment............      1,759        7,269                    9,028
 Investment securities gains
  (losses), net...............        214       (7,896)                  (7,682)
 Other........................     16,292       23,339                   39,631
                                 --------     --------       ------    --------
   Total non-interest income..     50,861       33,294                   84,155
                                 --------     --------       ------    --------
Non-interest expense:
 Salary and employee
  benefits....................     65,028       51,496                  116,524
 Net occupancy................      9,634        9,157                   18,791
 Equipment rentals,
  depreciation and
  maintenance.................      6,582        6,071                   12,653
 Data processing..............      7,992        7,360                   15,352
 FDIC premium.................      6,011       10,291                   16,302
 Other........................     29,696       35,992                   65,688
                                 --------     ========       ------    --------
   Total non-interest
    expense...................    124,943      120,367                  245,310
                                 --------     --------       ------    --------
Income before income taxes and
 extraordinary items..........     67,055       83,745                  150,800
Income taxes..................     23,487       30,716                   54,203
                                 --------     --------       ------    --------
   NET INCOME BEFORE
    EXTRAORDINARY ITEMS.......   $ 43,568     $ 53,029                 $ 96,597
                                 ========     ========       ======    ========
Earnings per share before
 extraordinary items(2).......   $   2.08     $   1.47                    $1.99
Average Outstanding
 Shares(2)....................     20,939       36,158       (8,497)     48,600


        See Notes to Unaudited Pro Forma Condensed Financial Information

             ASSOCIATED BANC-CORP AND FIRST FINANCIAL CORPORATION

         NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

(1) Accounting treatment. The unaudited proforma condensed financial information has been prepared using the pooling-of-interests method of accounting, giving effect to the merger as if it had occurred as of the beginning of the earliest period presented.

(2) Associated's historical average shares outstanding used in the computation of earnings per share in the Statements of Income did not include the dilutive effect of stock options outstanding as such effect was not material. The computation of pro forma earnings per share excludes the effects of First Financial's outstanding stock options.

  The pro forma combined condensed financial statements reflect the issuance of 0.765 common shares of Associated for each outstanding common share of First Financial.

(3) Pro forma shareholders' equity includes the effect of an estimated one-time charge of approximately $36.8 million, $31.3 million net of tax effect. Since the estimated charge is nonrecurring, it has not been reflected in the pro forma combined condensed income statements and related per share calculations.

  The estimated nonrecurring charge consists of the following (in thousands, except per share information):

        Employee/director severance and contract costs...............  $13,000
        Cost associated with duplicate facilities, computer systems,
        software, and integration....................................   12,000
        Investment banking, legal and accounting fees................   10,000
        Other........................................................    1,750
                                                                       -------
                                                                        36,750
                                                                       -------
        Tax benefit..................................................   (5,462)
                                                                       -------
             Total estimated nonrecurring charge.....................  $31,288
                                                                       =======

(4) In addition to the transaction related expenses, it is expected that other nonrecurring amounts will be recorded in the quarter the merger is consummated as follows.

    . Immediately following the merger, the credit policies, practices, and procedures utilized by Associated to determine the appropriate level of allowance for loan losses will be applied to the combined company's loan portfolio. As a result, it is anticipated that an additional loan loss provision of approximately $15 million will be recorded.
    . Also following the merger, Associated's current investment and asset/liability policies and practices will be maintained, which when applied to the combined institution, results in the disposition of certain securities currently held by First Financial. Specifically, certain non-agency mortgage-related securities rated below investment grade by independent rating agencies and certain adjustable rate mortgage mutual fund investments, having an aggregate carrying value of $63 million and all of which are classified as available for sale, will be sold resulting in a loss of approximately $8 million. Additionally, certain collateralized mortgage obligations with a carrying value of $131 million currently classified as held to maturity will be transferred to "available for sale" and subsequently sold resulting in a loss of approximately $40 million. The losses on these sales will be capital losses for income tax purposes. As a result, no immediate tax benefit is anticipated to result from these sales.

    . An additional one time nonrecurring charge of $2 million related to consulting projects will also be incurred near the closing of the merger.

  The after tax effect of these additional expenses approximates $59 million.

           DIRECTORS AND OFFICERS OF ASSOCIATED FOLLOWING THE MERGER

Directors

  Associated Board of Directors. The Merger Agreement provides that, at the Effective Time, the Associated Board shall consist of a total of fourteen directors, consisting of (i) seven individuals, including Harry B. Conlon, Jr., who are currently Directors of Associated (Messers. Feitler and Janz have agreed to resign as of the Effective Time) and (ii) seven individuals, including John C. Seramur, to be selected by the First Financial Board (subject to the approval of the Associated Board, such approval not to be unreasonably withheld) from the current First Financial Board. Following the Merger, the Associated Board will be divided into three classes, two of which classes shall be of five persons each (one of which shall have three current directors of Associated and two current directors of First Financial, and the other of which shall have two current directors of Associated and three current directors of First Financial) and one class of four persons (two of whom shall be current directors of Associated and the other two of whom shall be current directors of First Financial).

Executive Officers

  Associated Management. At the Effective Time, Associated's current Chief Executive Officer, Harry B. Conlon, Jr., will become Chairman and Chief Executive Officer. John C. Seramur, First Financial's Chief Executive Officer, will be named Vice Chairman. Robert C. Gallagher will continue as Vice Chairman. Joseph B. Selner, Associated's current Chief Financial Officer, will be the Chief Financial Officer of the combined company and Brian R. Bodager, Associated's current Secretary and General Counsel, will be the Chief Administrative Officer of the combined company. It is expected that other officers will be appointed on or after the Effective Time.

Stock Ownership of Directors, Executive Officers and Five Percent Shareholders

  For information concerning ownership of Associated Common Stock by Directors, Executive Officers and five percent shareholders of Associated, see the 1997 Notice of Annual Meeting and Proxy Statement of Associated and the Associated Annual Report on Form 10-K for the year ended December 31, 1996.

  For information concerning ownership of First Financial Common Stock by Directors, Executive Officers and five percent shareholders of First Financial, see the 1997 Notice of Annual Meeting and Proxy Statement of First Financial and the First Financial Annual Report on Form 10-K for the year ended December 31, 1996.

         DESCRIPTION OF ASSOCIATED COMMON STOCK ISSUABLE IN THE MERGER

  The following description of Associated Common Stock issuable in the Merger is a summary and is qualified in its entirety by reference to the terms of such security, which is incorporated by reference herein and is set forth in full in Article III of Associated's Articles of Incorporation (the "Associated Articles"). The description set forth below is subject in all respects to the WBCL and the Associated Articles.

  Harris Trust and Savings Bank is the transfer agent and registrar for all outstanding Associated Common Stock.

  THE FOLLOWING DESCRIPTION OF ASSOCIATED COMMON STOCK SHOULD BE READ CAREFULLY BY FIRST FINANCIAL SHAREHOLDERS SINCE, AT THE EFFECTIVE TIME, EACH ISSUED AND OUTSTANDING SHARE OF FIRST FINANCIAL COMMON STOCK WILL BE CONVERTED INTO THE RIGHT TO RECEIVE SHARES OF ASSOCIATED COMMON STOCK AT THE EXCHANGE RATIO.

  General. Associated has one class of common stock, the Associated Common Stock. Of the 48,000,000 shares of Associated Common Stock currently authorized, 22,470,492 shares were outstanding as of the Record Date, exclusive of shares held in its treasury. Of the 750,000 shares of Associated preferred stock with a par value of $1.00 per share authorized, none were issued and outstanding as of the Record Date.

  Dividend Rights. Dividends on Associated Common Stock will be payable to the holders thereof, in the amount, if and when, declared by the Associated Board of Directors. No share of Associated Common Stock is entitled to any preferential treatment with respect to dividends.

  Associated's Board of Directors currently determines the level of dividends to be declared on a quarterly basis taking into consideration various factors including capital levels, earnings expectations, industry standards, liquidity, economic conditions and such other factors and circumstances as the Board believes are relevant at that time.

  Voting Rights. Each holder of Associated Common Stock will be entitled at each shareholders' meeting of Associated, as to each matter to be voted upon, to cast one vote, in person or by proxy, for each share of Associated Common Stock registered in his or her name on the stock transfer books of Associated. Such voting rights are not cumulative.

  Rights upon Liquidation. Subject to the rights of holders of any Associated preferred stock which may be issued from time to time, in the event of liquidation, dissolution or winding up of Associated, whether voluntary or involuntary, the holders of Associated Common Stock will be entitled to receive all assets of Associated remaining for distribution to its shareholders, on a pro rata basis.

  Miscellaneous. Shares of Associated Common Stock are not convertible into shares of any other class of capital stock. Shares of Associated Common Stock are not and will not be entitled to any preemptive or subscription rights. The issued and outstanding shares of Associated Common Stock are fully paid and nonassessable (except as otherwise provided under the WBCL).

                      COMPARISON OF SHAREHOLDERS' RIGHTS

  The following is a summary of material differences between the rights of holders of Associated Common Stock and First Financial Common Stock. As Associated and First Financial are both incorporated under the laws of the State of Wisconsin, differences in the rights of shareholders of Associated and First Financial arise from differences between the provisions of the Associated Articles of Incorporation and Bylaws and the First Financial Articles of Incorporation and Bylaws. Shareholders of First Financial, whose rights are governed by First Financial's Articles of Incorporation, Bylaws and the WBCL, will, on consummation of the Merger, become shareholders of Associated. Their rights as Associated shareholders will then be governed by Associated's Articles of Incorporation and Bylaws and by the WBCL. The following is a summary of the material differences between the rights of shareholders of Associated and the rights of shareholders of First Financial. This summary does not purport to be complete and is qualified in its entirety by reference to the relevant provisions of the WBCL, the Associated Articles of Incorporation, the Associated Bylaws, the First Financial Articles of Incorporation and the First Financial Bylaws.

Authorized Capital Stock

  Associated. Under Associated's Articles of Incorporation (prior to the amendment to be voted upon at the Associated Special Meeting with respect to increasing the number of authorized shares to 100,000,000), Associated is authorized to issue 48,000,000 shares of common stock, par value $0.01 per share, and 750,000 shares of preferred stock, par value $1.00 per share. All shares of Associated Common Stock are identical in rights and have one vote. For a description of Associated Common Stock, see "Description of Associated Common Stock Issuable in the Merger." The Board of Directors may divide the preferred stock into series and establish the relative rights and preferences of preferred stock issued in the future as specified in the Associated Articles without shareholder action and issue such stock in series. As of the date hereof, no shares of any series of Associated preferred stock are issued and outstanding.

  First Financial. Under First Financial's Articles of Incorporation, the authorized capital stock consists of 75,000,000 shares of common stock, par value $1.00 per share, and 3,000,000 shares of serial preferred stock, par value $1.00 per share. Each share of First Financial Common Stock has the same relative rights and is identical in all respects to each other share of First Financial Common Stock. Holders of First Financial Common Stock are entitled to one vote per share on each matter properly submitted to shareholders for their vote, including the election of directors. Holders of First Financial Common Stock do not have the right to cumulate their votes for the election of directors, and they have no preemptive or conversion rights with respect to any shares that may be issued. The holders of First Financial Common Stock are entitled to receive dividends when and as declared from time to time by the First Financial Board from funds legally available therefor and upon liquidation are entitled to receive, after payment or provision for payment of all debts and liabilities of First Financial, if any, all remaining assets of First Financial available for distribution to such holders in cash or in kind. As of the date hereof, no shares of any series of First Financial preferred stock are issued and outstanding.

Amendment of Articles of Incorporation; Amendment of Bylaws

  Associated. Pursuant to Section 180.1706(1) of the WBCL, except as otherwise provided in a corporation's articles of incorporation or bylaws, any amendment to the articles of incorporation, merger or certain other extraordinary events involving a corporation organized before January 1, 1973, which did not expressly elect before January 1, 1991 to be governed by a majority or greater voting requirement, must be approved by the affirmative vote of two-thirds of the shares entitled to vote at a meeting called for that purpose. The Associated Articles were amended in 1992 to reduce the vote required pursuant to Section 180.1706(1) of the WBCL to a majority vote. Thus, the affirmative vote of a majority of the shares of Associated is required to adopt amendments to the Associated Articles which create dissenters' rights or approve mergers and certain other extraordinary transactions other than those in "--Certain Business Combinations."

  First Financial. The First Financial Articles of Incorporation may be amended with the approval of two-thirds of the Board of Directors and the holders of two-thirds of the shares of First Financial Common Stock. First Financial's Bylaws may be amended upon the approval of two-thirds of the directors then in office or holders of two-thirds of the First Financial Common Stock. Pursuant to First Financial's Bylaws, the First Financial Board may change or repeal any bylaw adopted by the First Financial shareholders within three years of the date of its adoption.

Classified Board of Directors

  Associated. The Associated Board is divided into three classes as nearly equal in number as possible, with the directors in each class serving for staggered three-year terms. However, the Bylaws require that a director retire as of the first annual meeting of shareholders subsequent to the director's 65th birthday unless such director's term is extended for a one-year term by a two-thirds vote of Associated's Board. At each annual meeting of Associated's shareholders, the successors to the class of directors whose term expires at the time of such meeting are elected by a majority of the votes cast, assuming a quorum is present. The Associated Board currently consists of nine directors. The Associated Articles provide that the number of directors shall be no less than three.

  First Financial. First Financial's Articles of Incorporation provide that the First Financial Board shall consist of a variable number of directors between seven and twenty-four. The number is currently fixed at eleven. The First Financial Board is divided into three classes consisting, as nearly as may be possible, of one-third of the total number of directors, with the directors in each class serving for staggered three-year terms. At each annual meeting of First Financial's shareholders, the successors to the class of directors whose terms expire at such annual meeting shall be elected for a term of three years.

Removal of Directors for Cause

  Associated. Shareholders of Associated may remove a director only for "cause". "Cause" is defined as conviction of a felony, declaration of unsound mind by an order of a court of competent jurisdiction, gross dereliction of duty or commission of an action which constitutes intentional misconduct or a knowing violation of law and that results in both an improper substantial personal benefit and a material injury to Associated.

  First Financial. The First Financial Articles of Incorporation provide that a director may only be removed for "cause" and then only after the affirmative vote of two-thirds of the total shares eligible to vote at a duly constituted meeting of the shareholders called expressly for that purpose. The Articles of Incorporation also provide that at least 20 days' written notice must be provided to any director or directors whose removal is to be considered at a shareholders's meeting called for such purpose.

Newly Created Directorships and Vacancies on the Board of Directors

  Associated. The Associated Articles provide that newly created directorships and any vacancies on the Associated Board may only be filled by the Associated Board. Associated's Bylaws provide that the remaining members of the Board shall appoint a director in accordance with the WBCL. The Associated Articles further provide that the term of any director appointed to the Board of Directors shall expire at the next annual meeting of shareholders following the appointment.

  First Financial. First Financial's Articles of Incorporation provide that any vacancy on the Board of Directors (whether newly created by an increase in the number of directors in accordance with applicable law and the First Financial Articles of Incorporation or created by the resignation, death or removal of a director) shall be filled only by the remaining directors.

Certain Business Combinations

  Associated. Article VII of the Associated Articles provides that an affirmative vote of 80% of Associated's outstanding shares is required to approve a merger or other business combination involving a beneficial owner of 10% or more of Associated's outstanding voting shares (an "interested shareholder"). In addition, if the consideration offered in connection with such transaction does not satisfy certain "fair price" requirements, the affirmative vote of 80% of the "non-interested outstanding shares" (defined as voting shares not beneficially owned by an interested shareholder) of Associated will also be required to approve such a transaction. These requirements do not apply if (a) the board of directors approves the transaction and a majority of the directors voting to approve the transaction are "continuing directors" (defined as a director who was either (i) a director at the time the interested shareholder became "interested" and who is not otherwise affiliated with such shareholder, or (ii) a director designated (prior to his or her initial election as a director) as a continuing director by a majority of the then continuing directors or (b) the transaction is between Associated and a subsidiary of Associated and no interested shareholder (together with such shareholder's affiliates and associates) owns any of the outstanding shares of the subsidiary. The foregoing provision may only be amended, modified or repealed by the affirmative vote of not less than 80% of the outstanding shares and the non-interested outstanding shares of Associated.

  First Financial. First Financial's Articles of Incorporation contain a provision prohibiting any person from directly or indirectly offering to acquire or acquiring the beneficial ownership of 10% or more of the issued and outstanding voting stock of First Financial as long as First Financial is registered with the Federal Savings and Loan Insurance Corporation (a predecessor to the Office of Thrift Supervision) as a thrift holding company. The term "person" means an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust or any unincorporated organization or similar company. This provision will not apply to acquisitions approved by the OTS and by the holders of two-thirds of First Financial's outstanding voting stock. Under the 1996 Act, the acquisition of a thrift holding company by a bank holding company does not require OTS approval. In the event voting stock is acquired in violation of this provision, the excess shares shall not be entitled to vote on any matter or to take shareholder action or be counted in determining the total number of outstanding shares for purposes of any matter involving shareholder action; and the First Financial Board may cause such excess shares to be transferred to an independent trustee for sale in the open market or otherwise.

  In addition, First Financial's Articles of Incorporation require the approval by at least two-thirds of the voting power of the outstanding capital stock of First Financial entitled to vote generally in the election of directors to approve mergers and certain other business combinations of First Financial with any Interested

Shareholder, unless the transaction is approved by at least a majority of the members of the Board of Directors who are unaffiliated with the Interested Shareholder or certain minimum price and procedural requirements are met. An "Interested Shareholder" is defined to mean any person (other than First Financial or any subsidiary) who is: (i) the beneficial owner, directly or indirectly, of 10% or more of the outstanding voting stock of First Financial;
(ii) an affiliate of First Financial who at any time within two years immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the then outstanding voting stock of First Financial; or (iii) an assignee of or has otherwise succeeded to any shares of First Financial voting stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession occurred in a transaction not involving a public offering within the meaning of the Securities Act.

Advance Notice of Proposals to Be Brought at the Annual Meeting

  Associated. Pursuant to Article II, Section 5 of Associated's Bylaws, any shareholder who intends to bring business before an annual meeting of shareholders (other than nominations for directors) must provide Associated with notice of such intention, the nature of such proposal and certain other information regarding the shareholder bringing the proposal, not less than 60 nor more than 75 days prior to the meeting, or within 10 days from the date notice or public disclosure of the date of such meeting is given, if such announcement date is less than 70 days before the meeting date.

  First Financial. Pursuant to Section 2.3 of First Financial's Bylaws, any shareholder who intends to bring business before an annual meeting of shareholders (other than nominations for directors) must provide First Financial with notice of such intention, a brief description of the business desired to be brought before the annual meeting and the reason therefor and certain other information regarding the shareholder bringing the proposal, not less than 30 days prior to the meeting; provided, however, that in the event that less than 45 days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, to be timely, notice by the shareholder must be received not later than the close of business on the 15th day following the day on which such notice or such public disclosure was made.

Advance Notice of Nominations of Directors

  Associated. Pursuant to Article II, Section 6 of Associated's Bylaws, any shareholder who intends to nominate directors for election at a meeting called for that purpose must provide Associated with notice of such intention, certain information regarding the proposed nominee and certain information regarding the nominating shareholder, not less than 60 days nor more than 75 days prior to the meeting, or within 10 days from the date notice or public disclosure of the date of such meeting is publicly announced, if such announcement date is less than 70 days before the meeting date.

  First Financial. Pursuant to Section 3.5 of First Financial's Bylaws, any shareholder who intends to nominate directors for election at a meeting called for that purpose must provide First Financial with notice of such intention, certain information regarding the proposed nominee and certain information regarding the nominating shareholder, not less than 30 days prior to the meeting; provided, however, that in the event that less than 45 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, to be timely, notice by the shareholder must be received not later than the close of business on the 15th day following the day on which such notice or such public disclosure was made.

                                 LEGAL MATTERS

  Certain legal matters with respect to the validity of the securities offered hereby and the Merger will be passed upon for Associated by Brian R. Bodager, Secretary and General Counsel of Associated.

                                    EXPERTS

  The consolidated financial statements of Associated as of December 31, 1996 and December 31, 1995 and for each of the years in the three-year period ended December 31, 1996, have been incorporated by reference herein and in the Registration Statement in reliance upon the report by KPMG Peat Marwick LLP, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of First Financial incorporated by reference in First Financial's Annual Report on Form 10-K for the year ended December 31, 1996, and incorporated by reference in this Joint Proxy Statement/Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                         FUTURE SHAREHOLDER PROPOSALS

  Shareholder proposals intended to be presented at the 1998 Annual Meeting of Shareholders of Associated must be received by the Secretary of Associated not later than November 21, 1997 for inclusion in the proxy materials for such meeting.

  If the Merger is not consummated, First Financial will hold a 1998 Annual Meeting of Shareholders. If such meeting is held, shareholder proposals intended to be presented at such meeting must be received by First Financial not later than November 10, 1997 for inclusion in First Financial's proxy materials for such meeting.

                      WHERE YOU CAN FIND MORE INFORMATION

  Associated and First Financial file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information we file at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Commission filings are also available to the public from commercial document retrieval services and at the worldwide web site maintained by the Commission at "http://www.sec.gov".

  Associated has filed a Registration Statement on Form S-4 (the "Registration Statement") to register with the Commission the Associated Common Stock to be issued to First Financial shareholders in the Merger. This Joint Proxy Statement/Prospectus is a part of the Registration Statement and constitutes a prospectus of Associated in addition to being a proxy statement of Associated and First Financial for the Associated Special Meeting and the First Financial Special Meeting. As allowed by Commission rules, this Joint Proxy Statement/Prospectus does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement, which are incorporated herein by reference.

  The Commission allows us to "incorporate by reference" information into this Joint Proxy Statement/Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information that we incorporate by reference is deemed to be part of this Joint Proxy Statement/Prospectus, except for any information superseded by information in this Joint Proxy Statement/Prospectus. This Joint Proxy Statement/Prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission. These documents contain important information about our companies and their finances.

   ASSOCIATED COMMISSION FILINGS        PERIOD
   -----------------------------        ------
   Annual Report on Form 10-K           Year ended December 31, 1996
   Quarterly Report on Form 10-Q        For the quarter ended March 31, 1997
   Quarterly Report on Form 10-Q        For the quarter ended June 30, 1997
   1997 Notice of Annual Meeting and
   Proxy Statement, dated March 24,
   1997                                 Dated March 24, 1997
   Current Report on Form 8-K           Dated May 16, 1997
   Description of the Associated
   Common
   Stock set forth in Associated's
   Registration
   Statement pursuant to Section 12 of
   the Exchange Act
   FIRST FINANCIAL COMMISSION FILINGS   PERIOD
   ----------------------------------   ------
   Annual Report on Form 10-K           Year ended December 31, 1996
   Quarterly Report on Form 10-Q        For the quarter ended March 31, 1997
   Quarterly Report on Form 10-Q        For the quarter ended June 30, 1997
   1997 Notice of Annual Meeting and
   Proxy Statement, dated March 10,
   1997                                 Dated March 10, 1997
   Current Reports on Form 8-K          Dated January 14, 1997, April 22, 1997,
                                        May 29, 1997

  We also are incorporating by reference all additional documents that we will file with the Commission between the date of this Joint Proxy
Statement/Prospectus and the dates of the Special Meetings of our shareholders.

  Associated has supplied all information contained or incorporated by reference in this Joint Proxy Statement/Prospectus relating to Associated, and First Financial has supplied all such information relating to First Financial.

  If you are a shareholder, we may have sent you some of the documents incorporated herein by reference, but you can obtain any of them through us or the Commission. Documents which we incorporate by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this Joint Proxy Statement/Prospectus. Shareholders may obtain documents incorporated by reference in this Joint Proxy Statement/Prospectus by requesting them in writing or by telephone from the appropriate party at the following addresses:

        Associated Banc-Corp    First Financial Corporation
        112 North Adams Street  1305 Main Street
        P.O. Box 13307          Stevens Point, WI 54481
        Green Bay, WI 54307     (715) 345-4352
        (920) 433-3166          Attention: Investor Relations

  If you would like to request documents from us, please do so by October 20, 1997 to receive them before the Special Meetings.

  YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS TO VOTE ON THE MERGER. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THIS JOINT PROXY STATEMENT/PROSPECTUS IS DATED SEPTEMBER 4, 1997. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THE JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THE JOINT PROXY STATEMENT/PROSPECTUS TO SHAREHOLDERS NOR THE ISSUANCE OF ASSOCIATED COMMON STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

  THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION.

                             LIST OF DEFINED TERMS

1996 Act.................................................................... 36
All Transactions............................................................ 25
ASBC........................................................................ 12
Associated Articles......................................................... 58
Associated Board............................................................ 14
Associated Common Stock..................................................... 17
Associated Peer Group....................................................... 28
Associated Purchase Event................................................... 47
Associated Record Date...................................................... 14
Associated Special Meeting.................................................. 14
Associated Stock Option Agreement........................................... 47
Associated Stock Option..................................................... 47
BHCA........................................................................ 35
Closing Date................................................................ 33
Code........................................................................ 34
Commission.................................................................. 16
Competing Proposal.......................................................... 42
Control Act................................................................. 36
Effective Time.............................................................. 33
Exchange Agent.............................................................. 32
Exchange Ratio.............................................................. 32
Federal Reserve Board....................................................... 35
Federal Reserve Bank........................................................ 36
FF Bank..................................................................... 17
FFHC........................................................................ 12
First Financial Board....................................................... 14
First Financial Common Stock................................................ 17
First Financial Option Agreement............................................ 47
First Financial Option Price................................................ 48
First Financial Peer Group.................................................. 28
First Financial Purchase Event.............................................. 48
First Financial Record Date................................................. 14
First Financial Special Meeting............................................. 14
First Financial Stock Option................................................ 47
Highly-Valued Bank Group.................................................... 23
Highly-Valued Savings Institutions.......................................... 24
Highly-Valued Transactions.................................................. 25
IRS......................................................................... 34
Material Adverse Effect..................................................... 41
Merger...................................................................... 17
Merger Agreement............................................................ 17
MOE Transactions............................................................ 30
Nasdaq National Market...................................................... 33
OCC......................................................................... 36
OTS......................................................................... 36

Peer Group.................................................................. 24
Regional Bank Group......................................................... 23
Regional Transactions....................................................... 25
Registration Statement...................................................... 64
Retirement Plan............................................................. 38
ROAA........................................................................ 28
ROAE........................................................................ 28
Sandler O'Neill............................................................. 21
Sandler O'Neill Agreement................................................... 21
Securities Act.............................................................. 39
Superior Competing Transaction.............................................. 42
Surviving Corporation....................................................... 40
Stock Option Agreements..................................................... 47
Thrift Transactions......................................................... 30
WBCL........................................................................ 32
Wisconsin DFI............................................................... 36
Work Force Plan............................................................. 44

                ANNEXES TO THE JOINT PROXY STATEMENT/PROSPECTUS

Annex I Agreement and Plan of Merger, as amended

Annex II Associated Stock Option Agreement

Annex III First Financial Stock Option Agreement

Annex IVOpinion of Sandler O'Neill & Partners, L.P.

Annex V Opinion of McDonald & Company Securities, Inc.

                                                                         ANNEX I

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                             ASSOCIATED BANC-CORP,

                              BADGER MERGER CORP.

                                      AND

                          FIRST FINANCIAL CORPORATION

                                  DATED AS OF

                                  MAY 14, 1997

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                                   ARTICLE I

                                   The Merger

Section 1.01. The Merger.................................................    2
Section 1.02. Effective Time.............................................    2
Section 1.03. Effect of the Merger.......................................    2
Section 1.04. Articles of Incorporation and Bylaws.......................    2
Section 1.05. Directors and Officers of Merger Sub.......................    2
Section 1.06. Representation on Associated Board.........................    2
Section 1.07. Conversion of Securities...................................    3
Section 1.08. Exchange of Certificates...................................    3
Section 1.09. Treatment of Stock Options.................................    5
Section 1.10. Stock Transfer Books.......................................    5
Section 1.11. Anti-Dilution Adjustment...................................    5

                                   ARTICLE II

                     Representations and Warranties of FFC

Section 2.01. Organization and Qualification of
                 FFC; Subsidiaries........................................   6
Section 2.02. Articles of Incorporation and Bylaws........................   7
Section 2.03. Capitalization..............................................   7
Section 2.04. Authority; State Takeover Laws; Articles of
                 Incorporation...........................................    7
Section 2.05. No Conflict; Required Filings and Consents.................    8
Section 2.06. Compliance.................................................    8
Section 2.07. Securities and Banking Reports; Financial
                 Statements..............................................    9
Section 2.08. Absence of Certain Changes or Events.......................    9
Section 2.09. Absence of Litigation and Agreements.......................    9
Section 2.10. Employee Benefit Plans.....................................   10
Section 2.11. Material Contracts.........................................   11
Section 2.12. Environmental Matters......................................   12
Section 2.13. Taxes......................................................   12
Section 2.14. Derivative Instruments.....................................   13
Section 2.15. Regulatory Approvals.......................................   13
Section 2.16. Brokers....................................................   13
Section 2.17. Pooling of Interests and Tax Matters.......................   13
Section 2.18. Vote Required..............................................   13
Section 2.19. Fairness Opinion...........................................   13

                                  ARTICLE III

                  Representations and Warranties of Associated

Section 3.01. Organization and Qualification of Associated;
                 Subsidiaries............................................   14
Section 3.02. Articles of Incorporation and Bylaws.......................   14
Section 3.03. Capitalization.............................................   15
Section 3.04. Authority..................................................   15
Section 3.05. No Conflict; Required Filings and Consents.................   15
Section 3.06. Compliance.................................................   16
Section 3.07. Securities and Banking Reports; Financial
                 Statements..............................................   16

                                                                          PAGE
                                                                          ----
Section 3.08. Absence of Certain Changes or Events.......................  17
Section 3.09. Absence of Litigation and Agreements.......................  17
Section 3.10. Employee Benefit Plans.....................................  17
Section 3.11. Material Contracts.........................................  19
Section 3.12. Environmental Matters......................................  19
Section 3.13. Taxes......................................................  19
Section 3.14. Derivative Instruments.....................................  20
Section 3.15. Regulatory Approvals.......................................  20
Section 3.16. Brokers....................................................  20
Section 3.17. Pooling of Interest and Tax Matters........................  21
Section 3.18. Vote Required..............................................  21
Section 3.19. Fairness Opinion...........................................  21

                                   ARTICLE IV

                        Covenants of FFC and Associated

Section 4.01. Affirmative Covenants......................................  21
Section 4.02. Negative Covenants.........................................  21

                                   ARTICLE V

                             Additional Agreements

Section 5.01. Registration Statement.....................................  22
Section 5.02. Meetings of Shareholders...................................  24
Section 5.03. Access to Information; Confidentiality.....................  25
Section 5.04. Appropriate Action; Consents; Filings......................  25
Section 5.05. No Solicitation of Transactions............................  25
Section 5.06. Indemnification............................................  27
Section 5.07. Obligations of Merger Sub..................................  28
Section 5.08. Pooling Affiliates.........................................  28
Section 5.09. Executive Agreements and Employee Severance................  28
Section 5.10. Notification of Certain Matters............................  29
Section 5.11. Public Announcements.......................................  29
Section 5.12. Expenses...................................................  30
Section 5.13. Delivery of Shareholder List...............................  30
Section 5.14. Letters of Accountants.....................................  30
Section 5.15. FFC Reports................................................  30
Section 5.16. Associated Reports.........................................  31
Section 5.17. Pooling....................................................  31

                                   ARTICLE VI

                              Conditions of Merger

Section 6.01. Conditions to Obligation of Each Party to Effect the Merg-
 er......................................................................  31
Section 6.02. Additional Conditions to Obligations of Associated.........  32
Section 6.03. Additional Conditions to Obligations of FFC................  32

                                                                            PAGE
                                                                            ----
                               ARTICLE VII

                    Termination, Amendment and Waiver

Section 7.01. Termination.................................................   33
Section 7.02. Effect of Termination.......................................   34
Section 7.03. Amendment...................................................   34
Section 7.04. Waiver......................................................   34

                               ARTICLE VIII

                            General Provisions

Section 8.01. Closing.....................................................   34
Section 8.02. Non-Survival of Representations, Warranties
                 and Agreements...........................................   34
Section 8.03. Notices.....................................................   34
Section 8.04. Certain Definitions.........................................   35
Section 8.05. Headings....................................................   35
Section 8.06. Severability................................................   35
Section 8.07. Entire Agreement............................................   36
Section 8.08. Assignment..................................................   36
Section 8.09. Parties in Interest.........................................   36
Section 8.10. Governing Law...............................................   36
Section 8.11. Counterparts................................................   36

                         AGREEMENT AND PLAN OF MERGER

  AGREEMENT AND PLAN OF MERGER, dated as of May 14, 1997 (this "Agreement"), among ASSOCIATED BANC-CORP, a Wisconsin corporation ("Associated"), BADGER MERGER CORP., a newly organized Wisconsin corporation and wholly owned subsidiary of Associated formed to effect the Merger ("Merger Sub"), and FIRST FINANCIAL CORPORATION, a Wisconsin corporation ("FFC").

                             W I T N E S S E T H:

  WHEREAS, Associated is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"); and

  WHEREAS, FFC is a registered savings and loan holding company under the Home Owners' Loan Act, as amended ("HOLA"); and

  WHEREAS, the Boards of Directors of Associated and FFC have determined that a so-called merger of equals through a combination of the respective businesses and operations of such entities and their respective direct and indirect subsidiaries would be in the best long term interests of the shareholders of each of Associated and FFC; and

  WHEREAS, in order to effect the aforementioned combination, the respective Boards of Directors of Associated, Merger Sub and FFC have (i) determined that the merger of Merger Sub with and into FFC (the "Merger") in accordance with the Wisconsin Business Corporation Law ("Wisconsin Law"), pursuant and subject to the terms and conditions of this Agreement, are fair to and in the best interests of their respective corporations and their shareholders, and (ii) adopted the plan of Merger and the other transactions contemplated hereby; and

  WHEREAS, the Board of Directors of Associated has, subject to its fiduciary duties under applicable law, resolved to recommend approval of the plan of Merger by the shareholders of Associated; and

  WHEREAS, the Board of Directors of FFC has, subject to its fiduciary duties under applicable law, resolved to recommend approval of the Merger by the shareholders of FFC; and

  WHEREAS, Associated, Merger Sub and FFC intend to effect a merger that qualifies for pooling of interests accounting treatment and as a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code") with this Agreement representing the plan of reorganization for purposes of the Code; and

  WHEREAS, as a condition and inducement to Associated's willingness to enter into this Agreement, FFC and Associated will enter into a stock option agreement (the "FFC Stock Option Agreement") in the form attached hereto as Exhibit A; and

  WHEREAS, as a condition and inducement to FFC's willingness to enter into this Agreement, Associated and FFC will enter into a stock option agreement (the "Associated Stock Option Agreement"; together with the FFC Stock Option Agreement, the "Option Agreements") in the form attached hereto as Exhibit B.

  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Associated, Merger Sub and FFC hereby agree as follows:

                                   ARTICLE I

                                  The Merger

  Section 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Wisconsin Law, at the Effective Time (as defined in Section 1.02) Merger Sub shall be merged with and into FFC. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and FFC shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). Associated may at any time elect to modify the structure of the Merger contemplated by this Agreement so long as
(i) there are no material adverse federal income tax consequences to the FFC shareholders as a result of such modification, (ii) the consideration to be paid to the FFC shareholders under this Agreement is not thereby changed or reduced in amount, and (iii) such modification will not be reasonably likely to delay materially or jeopardize receipt of any required regulatory approvals. In the event that Associated elects to change the structure of the Merger, the parties agree to modify this Agreement and the various exhibits hereto to reflect such revised structure.

  Section 1.02. Effective Time. Within three business days following the last to occur of (i) receipt of the shareholder approvals contemplated at Section 6.01(b), (ii) receipt of the required regulatory approvals contemplated at
Section 6.01(c) and expiration of any applicable waiting periods required thereby and (iii) satisfaction of any other condition to closing set forth in
Article VI, or on such other date as the parties hereto may agree, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger (the "Articles of Merger") with the Secretary of State of the State of Wisconsin, in such form as required by, and executed in accordance with the relevant provisions of Wisconsin Law (the date and time of the filing of the Articles of Merger is hereinafter referred to as the "Effective Time").

  Section 1.03. Effect of the Merger. (a) Legal Effect. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Wisconsin Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Merger Sub and FFC shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and FFC shall become the debts, liabilities and duties of the Surviving Corporation.

  (b) Post-Merger Operations. Upon the Merger, the parties intend that the headquarters office of Associated will remain designated as Green Bay, Wisconsin. It is further anticipated that Associated and FFC Bank (as defined in Section 2.01(d))(or any successor to the operations of FFC Bank) will, for the foreseeable future, maintain significant operations in each of Green Bay and Stevens Point, Wisconsin.

  Section 1.04. Articles of Incorporation and Bylaws. At the Effective Time, the Articles of Incorporation and the Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation following the Merger until otherwise amended or repealed.

  Section 1.05. Directors and Officers of Merger Sub. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of FFC immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

  Section 1.06. Representation on Associated Board. Associated shall take all necessary actions so that as of the Effective Time, the Board of Directors of Associated shall consist of a total of fourteen Directors, consisting of (i) seven individuals, including Harry B. Conlon, the Chairman of the Board of Associated, who are currently Directors of Associated and, (ii) seven individuals, including John C. Seramur, to be selected by the Board of Directors of FFC (subject to the approval of the Board of Directors of Associated, such approval not to be unreasonably withheld) from the current Board of Directors of FFC. The Board of Associated shall be divided into three classes; two of which classes shall be of five persons (one of which shall have three current directors of Associated and two current directors of FFC, and the other of which shall have two current directors of Associated and three current directors of FFC) and one class of four persons (two of which shall be current directors of Associated and the other two of which shall be current directors of FFC).

  Section 1.07. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Associated, Merger Sub, FFC, or the holders of any of the following securities:

    (a) Each share of FFC common stock, par value $1.00 per share ("FFC Common Stock") (all such shares of FFC Common Stock being hereinafter collectively referred to as, the "Shares") issued and outstanding immediately prior to the Effective Time (other than any Shares to be cancelled pursuant to Section 1.07(b)) shall be converted, in accordance with Section 1.08, into the right to receive .765 (the "Exchange Ratio") shares of Associated common stock, par value $0.01 per share ("Associated Common Stock"). As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously representing any such Shares shall thereafter represent the right to receive a certificate representing shares of Associated Common Stock into which such Shares are convertible. Certificates previously representing Shares shall be exchanged for certificates representing whole shares of Associated Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of Section 1.08, without interest. No fractional shares of Associated Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 1.08 hereof.

    (b) Each Share held in the treasury of FFC or by any of FFC Subsidiaries (as defined in Section 2.01) and each Share owned by Associated or any direct or indirect wholly owned subsidiary of Associated immediately prior to the Effective Time (other than Shares held, directly or indirectly, by Associated, any Associated Subsidiary, FFC or any FFC Subsidiary in trust accounts, managed accounts and the like or otherwise held in a fiduciary or custodial capacity that are beneficially owned by third parties and Shares held by Associated, any Associated Subsidiary, FFC or any FFC Subsidiary in respect of debt previously contracted) shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

    (c) Each share of the common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for one share of the common stock of the Surviving Corporation, which shall thereafter constitute all of the issued and outstanding shares of the common stock of the Surviving Corporation.

  Section 1.08. Exchange of Certificates. (a) Exchange Agent. As of the Effective Time, Associated shall deposit, or shall cause to be deposited, with a bank or trust company designated by Associated (the "Exchange Agent"), solely for the benefit of the holders of Shares, for exchange in accordance with this Article I through the Exchange Agent, certificates representing the shares of Associated Common Stock (such certificates for shares of Associated Common Stock, and cash in lieu of fractional shares (if any), together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 1.07 in exchange for outstanding Shares.

  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail or personally deliver to each holder of record (or his or her attorney-in-fact) of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"), whose Shares were converted into the right to receive shares of Associated Common Stock pursuant to Section 1.07 and cash in lieu of fractional shares (if any), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Associated and FFC may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Associated Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Associated Common Stock, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article I (after taking into account all Shares then held by such holder) and cash in lieu of any fractional Shares, and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of FFC, a certificate representing the proper number of shares of Associated Common Stock may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.08, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Associated Common Stock and cash in lieu of any fractional shares of Associated Common Stock as contemplated by Section 1.08(e).

  (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Associated Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Associated Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.08(e), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Associated Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Associated Common Stock to which such holder is entitled pursuant to Section 1.08(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Associated Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Associated Common Stock.

  (d) No Further Rights in the Shares. All shares of Associated Common Stock issued upon conversion of the Shares in accordance with the terms hereof (including any cash paid pursuant to Section 1.08(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares. In accordance with Wisconsin Law, there shall be no appraisal rights available to holders of FFC Common Stock or Associated Common Stock in connection with the Merger.

  (e) No Fractional Shares. Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Associated Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interest will not entitle the owner thereof to vote or to any rights of a shareholder of Associated. Each holder of a fractional share interest shall be paid an amount in cash equal to the product obtained by multiplying (i) such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled to receive pursuant to Section 1.07 hereof by (ii) the closing sale price of a share of the Associated Common Stock on the Nasdaq National Market on the trading day immediately preceding the date of the Effective Time as reported by the Wall Street Journal.

  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the shareholders of FFC for twelve months after the Effective Time shall be delivered to Associated, upon demand, and any shareholders of FFC who have not theretofore complied with this Article I shall thereafter look only to Associated for payment of their claim for Associated Common Stock, any cash in lieu of fractional shares of Associated Common Stock and any dividends or distributions with respect to Associated Common Stock.

  (g) No Liability. Neither Associated, Merger Sub or FFC shall be liable to any holder of Shares for any such Shares (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar law.

  (h) Withholding Rights. Associated shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as Associated is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Associated, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding were made by Associated.

  Section 1.09. Treatment of Stock Options. (a) At the Effective Time, each option granted by FFC to purchase Shares which is outstanding and unexercised immediately prior thereto shall be assumed by Associated. Such options shall cease to represent a right to acquire Shares and shall be converted automatically into an option to purchase shares of Associated Common Stock in an amount and at an exercise price determined as provided below:

    (i) the number of shares of Associated Common Stock to be subject to the new option shall be equal to the product of the number of shares of FFC Common Stock subject to the original option and the Exchange Ratio; provided that any fractional shares of Associated Common Stock resulting from such multiplication shall be rounded down to the nearest whole share; and

    (ii) the exercise price per share of Associated Common Stock under the new option shall be equal to the exercise price per share of FFC Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest whole cent.

  (b) the adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the code. The duration and other terms of the new option shall be the same as the original option except that all references to FFC shall be deemed to be references to Associated.

  (c) At the Effective Time, by virtue of the Merger and without the need of any further corporate action, Associated shall assume the Restated FFC Corporation Stock Option Plan III and the First Financial Corporation Stock Option Plan I, as amended (the "FFC Stock Plans"), with the result that all obligations of FFC under the FFC Stock Plans, including with respect to FFC stock options outstanding at the Effective Time under each FFC Stock Plan, shall be obligations of Associated following the Effective Time.

  (d) No later than the Effective Time, Associated shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Associated Common Stock equal to the number of shares subject to the adjusted options. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as any adjusted options may remain outstanding.

  (e) As soon as practicable after the Effective Time, Associated shall deliver to the holders of options to purchase FFC Common Stock appropriate notices setting forth such holders' rights pursuant to FFC Stock Plans and the agreements pursuant to which such options were issued, and the agreements evidencing the grant of such options shall be assumed by Associated and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 1.09 after giving effect to the Merger).

  Section 1.10. Stock Transfer Books. At the Effective Time, the stock transfer books of FFC shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of FFC. From and after the Effective Time, the holders of certificates evidencing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Associated for any reason shall be converted into shares of Associated Common Stock in accordance with this Article I.

  Section 1.11. Anti-Dilution Adjustment. If, subsequent to the date hereof and prior to the Effective Time, Associated shall pay a stock dividend or make a distribution on Associated Common Stock or other capital stock of Associated in shares of Associated Common Stock or other capital stock of Associated or any security convertible into Associated Common Stock or other capital stock of Associated or shall combine, subdivide, reclassify or recapitalize its stock, then in each such case, from and after the record date for determining the shareholders entitled to receive such dividend or distribution or the securities from such combination or subdivision, an appropriate adjustment shall be made to the Exchange Ratio, for purposes of determining the number of shares of Associated Common Stock into which FFC's Common Stock shall be converted. For purposes hereof, the payment of a dividend in Associated Common Stock, or the distribution on Associated Common Stock in securities convertible into Associated Common Stock, shall be deemed to have effected an increase in the number of outstanding shares of Associated Common Stock equal to the number of shares of Associated Common Stock into which such securities shall be initially convertible without the payment by the holder thereof of any consideration other than the surrender for cancellation of such convertible securities.

                                  ARTICLE II

                     Representations and Warranties of FFC

  Except as set forth in the disclosure schedule delivered by FFC to Associated prior to the execution of this Agreement which shall identify exceptions by specific Section references; provided that disclosure in one schedule will be deemed to satisfy disclosure in another schedule (the "FFC Disclosure Schedule"), FFC hereby represents and warrants to Associated and Merger Sub that:

  Section 2.01. Organization and Qualification of FFC; Subsidiaries. (a) FFC is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin. FFC is a unitary savings and loan holding company registered with the Office of Thrift Supervision under HOLA.

  (b) Section 2.01 of the FFC Disclosure Schedule sets forth a true and complete list of each of FFC's subsidiaries (the "FFC Subsidiaries") and the percentage owned by FFC of such equity securities. Except as set forth in
Section 2.01 of the FFC Disclosure Schedule, each FFC Subsidiary is wholly owned, directly or indirectly, by FFC. Except as set forth in Section 2.01 of the FFC Disclosure Schedule, all outstanding shares of capital stock of FFC Subsidiaries are validly issued, fully paid and nonassessable (except as provided in Section 180.0622(2)(b) of Wisconsin Law) and are free and clear of any lien, claim, charge, options, encumbrances agreement, mortgage, pledge, security interest or restriction (each, a "Lien") with respect thereto. Each FFC Subsidiary is a corporation, partnership, savings bank, savings and loan, bank or trust company duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

  (c) FFC and each FFC Subsidiary has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("FFC Permits") necessary to own, lease and operate its properties and to carry on its business as is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and FFC Permits would not, either individually or in the aggregate, have a Material Adverse Effect (as defined below) on FFC and the FFC Subsidiaries, taken as a whole. FFC has not received any notice of proceedings relating to the revocation or modification of any FFC Permits except for any such revocation or modification which would not, either individually or in the aggregate, have a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole. FFC and each FFC Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole.

  (d) Deposits in First Financial Bank, a Federally chartered savings bank ("FFC Bank"), are insured by the Savings Association Insurance Fund to applicable limits. The form of charter and any applicable insurance fund for each of the other FFC Subsidiaries which is a financial institution is set forth in Section 2.01 of the FFC Disclosure Schedule.

  (e) Section 2.01 of the FFC Disclosure Schedule sets forth a true, complete and correct list of all corporations, partnerships, limited liability companies or other organizations, whether an incorporated or unincorporated organization (a "Corporate Entity") of which FFC or any FFC Subsidiary holds or beneficially owns 5% or more of the outstanding shares of any class of voting securities, holds a general partnership interest or other controlling interest, holds or beneficially owns more than 24.9% of the outstanding capital stock (whether voting or nonvoting) and subordinated debt or is otherwise deemed to be a subsidiary within the meaning of the BHCA.

  The term "Material Adverse Effect" as used in this Agreement shall mean any change or effect that is or is reasonably likely to be materially adverse to a party's business, operations, properties (including intangible properties), condition (financial or otherwise), assets or liabilities (including contingent liabilities), in the aggregate, or the ability of such party to consummate the transactions contemplated by this Agreement, except that a Material Adverse Effect shall not be deemed to have occurred as a result of any change or effect resulting from a change in law, rule, regulation, generally accepted accounting principle or regulatory accounting principle, in each case, affecting financial institutions or their holding companies generally.

  Section 2.02. Articles of Incorporation and Bylaws. FFC has heretofore furnished or made available to Associated a complete and correct copy of the Articles of Incorporation and the Bylaws, as amended or restated, of FFC and the FFC Subsidiaries and such Articles of Incorporation and Bylaws of FFC and the FFC Subsidiaries are in full force and effect and neither FFC nor any FFC Subsidiary is in violation of any of the provisions of its respective Articles of Incorporation or Bylaws.

  Section 2.03. Capitalization. (a) Capitalization of FFC. The authorized capital stock of FFC consists of (i) 75,000,000 Shares, of which, as of March 31, 1997, 36,411,443 Shares were issued and outstanding, all of which are validly issued, fully paid and non-assessable (except as provided in Section 180.0622(2)(b) of Wisconsin Law), and all of which have been issued in compliance with applicable securities laws, and (ii) 3,000,000 shares of serial preferred stock, par value $1.00 per share ("FFC Preferred Stock"), of which no shares are issued and outstanding. Since March 31, 1997, no Shares have been issued, except for Shares issued upon exercise of options outstanding as of March 31, 1997 under the FFC Stock Plans (as defined in Section 1.09). As of March 31, 1997, FFC had outstanding 1,266,887 options issued under the FFC Stock Plans, 992,651 of which were exercisable. No options have been granted since March 31, 1997 to the date of this Agreement under the FFC Stock Plans. As of the date of this Agreement, 1,449,620 Shares are held as treasury stock by FFC. Other than pursuant to the FFC Stock Option Agreement and the FFC Stock Plans, there are no options, warrants or other rights, rights of first refusal, agreements, arrangements, or commitments of any character relating to the issued or unissued capital stock of FFC or obligating FFC to issue or sell any shares of capital stock of, or other equity interests in FFC. There are no obligations, contingent or otherwise, of FFC to repurchase, redeem or otherwise acquire any Shares or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity (including any FFC Subsidiary).

  (b) Capital Stock of the FFC Subsidiaries. Except as set forth in Section
2.03 (b) of the FFC Disclosure Schedule there are no options, warrants or other rights, rights of first refusal, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the FFC Subsidiaries or obligating any FFC Subsidiary to issue or sell any shares of capital stock of, or other equity interests in any FFC Subsidiary. There are no obligations, contingent or otherwise, of any FFC Subsidiary to repurchase, redeem or otherwise acquire any shares of the capital stock of any FFC Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

  Section 2.04. Authority; State Takeover Laws; Articles of Incorporation. (a) FFC has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by FFC and the consummation by FFC of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of FFC and no other corporate proceedings on the part of FFC are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval of the plan of Merger by the holders of two-thirds of the then outstanding Shares in accordance with Wisconsin Law and FFC's Articles of Incorporation and Bylaws, and the filing and recordation of appropriate merger documents required by Wisconsin Law). This Agreement has been duly and validly executed and delivered by FFC and, assuming the due authorization, execution and delivery by Associated and Merger Sub, constitutes the legal, valid and binding obligation of FFC enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and by general principles of equity.

  (b) The Board of Directors of FFC has taken all actions necessary under Wisconsin Law and FFC's Articles of Incorporation, including approving the transactions contemplated herein, to insure that the restrictions on business combinations set forth in Wisconsin Law and the supermajority voting requirements set forth in FFC's Articles of Incorporation do not or will not apply to this Agreement, the transactions contemplated herein, the FFC Stock Option Agreement or the transactions contemplated therein or any transaction between Associated or its affiliates, on the one hand, and FFC or its affiliates, on the other hand, following exercise of the FFC Stock Option.

  Section 2.05. No Conflict; Required Filings and Consents. (a) Except as set forth in Section 2.05 of the FFC Disclosure Schedule, the execution and delivery of this Agreement by FFC does not, and the performance of this Agreement by FFC shall not, (i) conflict with or violate the Articles of Incorporation or Bylaws of FFC or any FFC Subsidiary, (ii) conflict with or violate any domestic (federal, state or local) or foreign law, statute, ordinance, rule, regulation, order, judgment decision, writ, injunction or decree (collectively, "Laws") applicable to FFC or any FFC Subsidiary, or by which its respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of FFC or any FFC Subsidiary pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which FFC or any FFC Subsidiary is a party or by which FFC or any FFC Subsidiary or its respective properties are bound or affected, except (in the case of clauses (ii) and (iii) of this Section 2.05(a)) for any such conflicts, violations, breaches, defaults or other occurrences that would not, either individually or in the aggregate, have a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole.

  (b) The execution and delivery of this Agreement by FFC does not, and the performance of this Agreement by FFC shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, ("Approvals") except (i) for the applicable requirements, if any, of (A) the Securities Act of 1933, as amended (the "Securities Act"), (B) the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (C) the BHCA, (D) HOLA, (E) the Office of the Comptroller of the Currency (the "OCC"), (F) the Federal Deposit Insurance Act, as amended, and the rules and regulations promulgated thereunder (the "FDIA"), (G) state securities or blue sky laws ("Blue Sky Laws"), (H) the banking laws and regulations of the State of Wisconsin (the "WBL"), (I) the filing and recordation of appropriate merger or other documents as required by Wisconsin Law, (J) the banking laws and regulations of the State of Illinois (the "IBL"), (K) the Nasdaq Stock Market, (L) applicable laws and regulations relating to insurance business agencies ("Insurance Laws") and (M) any applicable domestic or foreign industry self-regulatory organization ("SRO"), and (ii) such additional Approvals the failure of which to obtain would not prevent or delay consummation of the Merger, or otherwise prevent FFC from performing its obligations under this Agreement, and would not, either individually or in the aggregate, have a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole.

  Section 2.06. Compliance. Neither FFC nor any FFC Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to FFC or the FFC Subsidiaries or by which any of their respective properties are bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which FFC or any FFC Subsidiary is a party or by which FFC or any FFC Subsidiary or any of their respective properties are bound or affected, except for any such conflicts, defaults or violations which would not, either individually or in the aggregate, have a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole.

  Section 2.07. Securities and Banking Reports; Financial Statements. (a) FFC and the FFC Subsidiaries have filed all material forms, reports registrations, statements and documents, together with any amendments required to be made with respect thereto that were required to be filed since January 1, 1995 with
(i) the Securities and Exchange Commission (the "SEC") and (ii)(A) any SRO,
(B) any other federal, state or foreign governmental or regulatory agency or authority (collectively with the SEC and the SROs, "Regulatory Agencies") and
(C) all other reports and statements (the filings made with the entities listed in subclause (ii) being referred to as "Other Reports") required to be filed by FFC and any FFC Subsidiary since January 1, 1995, and paid all fees and assessments due and payable in connection therewith, except, in the case of the Other Reports, where failure to file such form, report, registration, statement or document or pay such fees and assessments would not, either individually or in the aggregate, have a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole (all such reports and statements, are collectively referred to as the "FFC Reports"). The FFC Reports, including all FFC Reports filed after the date of this Agreement, (i) were, or will be, prepared in accordance with the requirements of applicable Law and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.

  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in any filings with the SEC since January 1, 1995 (the "FFC SEC Reports"), including any FFC SEC Reports filed since the date of this Agreement and prior to or on the Effective Time, have been, or will be, prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents, or will fairly present, in all material respects, the consolidated financial position of FFC and the FFC Subsidiaries as of the respective dates thereof and the consolidated results of its operations and changes in financial position for the periods indicated, except that any unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

  (c) Except as and to the extent set forth on the consolidated balance sheet of FFC and the FFC Subsidiaries as of December 31, 1996, including all notes thereto (the "FFC Balance Sheet"), neither FFC nor any FFC Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for (i) liabilities or obligations incurred in the ordinary course of business since December 31, 1996 and (ii) liabilities or obligations that would not, either individually or in the aggregate, have a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole.

  Section 2.08. Absence of Certain Changes or Events. (a) Except as disclosed in the FFC SEC Reports filed prior to the date of this Agreement, since December 31, 1996, (i) FFC and the FFC Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and (ii) there has been no event which has had, or is reasonably likely to result in, either individually or in the aggregate, a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole.

  Section 2.09. Absence of Litigation and Agreements. (a) Except as disclosed in the FFC SEC Reports filed prior to the date of this Agreement or set forth in Section 2.09 of the FFC Disclosure Schedule, (i) neither FFC nor any FFC Subsidiary is subject to any continuing order of, or written agreement or memorandum of understanding with, or continuing investigation by, any federal or state savings and loan or bank regulatory authority or other governmental entity or regulatory authority, or any judgment, order, writ, injunction, decree or award of any governmental entity or regulatory authority or arbitrator, including, without limitation, cease-and-desist or other orders which, either individually or in the aggregate, would have or reasonably be expected to have a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole; (ii) there is no claim of any kind, action, suit, litigation, proceeding, arbitration, investigation, or controversy affecting FFC or the FFC Subsidiaries pending or, to the knowledge of FFC, threatened, except (A) as of the date of this Agreement, for matters which individually seek damages not in excess of $500,000 and (B) as of the Closing (as defined in Section 8.01), for matters which otherwise cannot reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole; and (iii) there are not uncured violations, or violations with respect to which refunds or restitutions may be required, cited in any compliance report to FFC or the FFC Subsidiaries as a result of the examination by any bank regulatory authority, which would have or reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole.

  (b) Except as set forth on the FFC Disclosure Schedule at Section 2.09, neither FFC nor any of the FFC Subsidiaries is a party to any written agreement or memorandum of understanding with, or party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from any governmental entity or agency which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management nor has FFC or any FFC Subsidiary (i) been advised by any governmental entity or agency that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission or (ii) have knowledge of any pending or threatened regulatory investigation. Neither FFC nor any FFC Subsidiary is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

  Section 2.10. Employee Benefit Plans. (a) Except as set forth in Section
2.10 of the FFC Disclosure Schedule, since December 31, 1996, there has not been any adoption or amendment in any material respect by FFC or any FFC Subsidiary of any employment, consulting, termination or severance agreement or any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of FFC or any FFC Subsidiary (collectively, such agreements, plans, arrangements and understandings being the "FFC Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any FFC pension plans, or any change in the manner in which contributions to any FFC pension plans are made or the basis on which such contributions are determined.

  (b) Section 2.10 of the FFC Disclosure Schedule sets forth a list of all FFC Benefit Plans. FFC has delivered or made available to Associated true and complete copies of all FFC Benefit Plans together with all current related documents, including the most recent summary plan descriptions, IRS determination letters and actuarial reports, if applicable.

  (c) (i) Except as disclosed in Section 2.10 of the FFC Disclosure Schedule, with respect to FFC Benefit Plans, no event has occurred and, to the knowledge of FFC, there exists no condition or set of circumstances, in connection with which FFC or any of the FFC Subsidiaries could be subject to any liability that individually, or in the aggregate, would have a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole, under ERISA, the Code or any other applicable law.

  (ii) Each FFC Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any FFC Benefit Plan that individually or in the aggregate, would not have a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole. FFC, the FFC Subsidiaries and all FFC Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that, individually or in the aggregate, would not have a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole. Each FFC Benefit Plan that is intended to be qualified under Section 401(a) or 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any FFC Benefit Plan that is intended to be exempt from Federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. To the knowledge of FFC, no fact or event has occurred since that date of any determination letter from the IRS which is reasonably likely to affect adversely the qualified status of any such FFC Benefit Plan or the exempt status of any such trust.

  (iii) Neither FFC nor any of the FFC Subsidiaries has incurred any liability under Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course). No FFC Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived. To the knowledge of FFC, there are not any facts or circumstances that would materially change the funded status of any FFC Benefit Plan that is a "defined benefit" plan (as defined in Section 3(35) of ERISA) since the date of the most recent actuarial report for such plan. No FFC Benefit Plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

  (iv) Neither FFC nor any of the FFC Subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by FFC or any of the FFC Subsidiaries and no collective bargaining agreement is being negotiated by FFC or any of the FFC Subsidiaries. There is no labor dispute, strike or work stoppage against FFC or any of the FFC Subsidiaries pending or, to the knowledge of FFC, threatened which may interfere with the respective business activities of FFC or any FFC Subsidiary, except where such dispute, strike or work stoppage individually or in the aggregate, would not have a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole. As of the date of this Agreement, to the knowledge of FFC, none of FFC, any of the FFC Subsidiaries or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of FFC or any of the FFC Subsidiaries, and there is no charge or complaint against FFC or any of the FFC Subsidiaries by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing.

  (v) Except as referenced in this Agreement or contemplated by this Agreement and except as set forth in Section 2.10 of the FFC Disclosure Schedule, no employee of FFC or any FFC Subsidiary will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any FFC Benefit Plan as a result of the transactions contemplated by this Agreement or the Option Agreements.

  (vi) No payment or benefit will or may be made by FFC or any FFC Subsidiary with respect to any employee or any current of former director that will be characterized as an "excess parachute payment" within the meaning of Section 280G(b) of the Code.

  Section 2.11. Material Contracts. Except as set forth in Section 2.11 of the FFC Disclosure Schedule, as of the date of this Agreement, neither FFC nor any FFC Subsidiary is a party to or bound by (a) any contract or commitment for capital expenditures in excess of $500,000 for any one project, (b) contracts or commitments for the purchase of materials or supplies or for the performance of services over a period of more than 60 days from the date of this Agreement and calling for aggregate future payments of $1,000,000 or more during the term of such contract or commitment, (c) any contract which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) that has not been filed or incorporated by reference in the FFC SEC Reports, (d) any contract which contains non-compete or exclusivity provisions or restrictions with respect to any business or geographic area or
(e) any contract which would prohibit or materially delay the consummation of the Merger or any other transaction contemplated by this Agreement. Each contract, arrangement, commitment or understanding of the type described in this Section 2.11, whether or not set forth in Section 2.11 of the FFC Disclosure Schedule, is referred to herein as a "FFC Contract". Neither FFC nor any FFC Subsidiary knows of, or has received notice of, any violation of any FFC Contract by any of the other parties thereto, except for violations which, individually or in the aggregate, would not result in a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole.

  Section 2.12. Environmental Matters. To the knowledge of FFC neither FFC, any FFC Subsidiary, nor any properties owned or operated by FFC or any FFC Subsidiary has been or is in violation of or liable under any Environmental Law, except for such violations or liabilities that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including without limitation notices, demand letters or requests of information from any environmental agency) instituted or pending, or to the knowledge of FFC, threatened, relating to the liability of FFC or any FFC Subsidiary with respect to any properties owned or operated by FFC or any FFC Subsidiary under any Environmental Law, except for liabilities or violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole.

  "Environmental Law" means any applicable federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

  Section 2.13. Taxes. (a) Except for such matters as would not have, individually or in the aggregate, a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole, (i) FFC and the FFC Subsidiaries have timely filed or will timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes (as defined below) for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of FFC and the FFC Subsidiaries, (ii) all Taxes that are due prior to the Effective Time have been paid or will be paid (other than Taxes which (1) are not yet delinquent or (2) are being contested in good faith and have not been finally determined), (iii) as of the date hereof, no deficiency for any Tax has been asserted or assessed by a taxing authority against FFC or any of the FFC Subsidiaries which deficiency has not been paid other than any deficiency being contested in good faith and (iv) FFC and the FFC Subsidiaries have provided adequate reserves (in accordance with generally accepted accounting principles) in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. As used in this Agreement, "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any governmental entity or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

  (b) To the knowledge of FFC, there are no material disputes pending, or claims asserted in writing for, Taxes or assessments upon FFC or any of the FFC Subsidiaries, nor has FFC or any FFC Subsidiaries been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any federal or state income tax return for any period which disputes, claims, assessments or waivers would have, individually or in the aggregate, a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole.

  (c) There are no Tax liens upon any property or assets of FFC or any of the FFC Subsidiaries except liens for current Taxes not yet due and except for liens which have not had and are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FFC and the FFC
Subsidiaries, taken as a whole.

  (d) Neither FFC nor any of the FFC Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by FFC or any of the FFC Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which adjustment or change would have, individually or in the aggregate, a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole.

  (e) Except as set forth in the financial statements described in Section 2.07, neither FFC nor any the FFC Subsidiaries has entered into a transaction which is being accounted for under the installment method of Section 453 of the Code, which would have, individually or in the aggregate, a Material Adverse Effect on FFC, and the FFC Subsidiaries, taken as a whole.

  Section 2.14. Derivative Instruments. All swap, forward, future, option, cap, floor or collar financial contracts, and any other interest rate protection contracts ("Derivative Instruments") to which FFC or any FFC Subsidiary is a party or to which any of their properties or assets may be subject were entered into in the ordinary course of business and, to the knowledge of FFC, in accordance with prudent banking practice and applicable rules, regulations, and policies of the regulatory agencies and with counterparties believed to be financially responsible at the time and, to the knowledge of FFC, are legal, valid, and binding obligations enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization, or similar laws affecting the rights of creditors generally, and the availability of equitable remedies), and, to the knowledge of FFC, are in full force and effect. FFC and each FFC Subsidiary has duly performed in all material respects all of its obligations under any such Derivative Instruments, and to the knowledge of FFC, there are no breaches, violations, or defaults or allegations or assertions of such by any party thereunder except for any such breaches, violations, or defaults or allegations or assertions which would not, individually or in the aggregate, have a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole.

  Section 2.15. Regulatory Approvals. FFC is not aware of any aspect of, or issues relating to, its or the FFC Subsidiaries' operations and business that would prevent the condition of Closing set forth in Section 6.01(c) from being satisfied.

  Section 2.16. Brokers. Except as contemplated by or referenced in the May [14], 1997 letter agreement between McDonald & Company Securities, Inc. ("McDonald") and FFC, a true and complete copy of which FFC has delivered to Associated, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of FFC or any FFC Subsidiary.

  Section 2.17. Pooling of Interests and Tax Matters. Neither FFC nor, to the knowledge of FFC, any of its affiliates has through the date of this Agreement taken or agreed to take any action that would prevent Associated from accounting for the business combination to be effected by the Merger as a pooling of interests in accordance with generally accepted accounting principles or would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code. FFC has no reason to believe that the Merger will not qualify as a pooling of interest or as a reorganization under Section 368(a) of the Code.

  Section 2.18. Vote Required. The affirmative vote of the holders of two-thirds of the outstanding Shares entitled to vote on the Merger is the only FFC shareholder vote required with respect to the Merger.

  Section 2.19. Fairness Opinion. FFC has received an opinion from McDonald to the effect that, in its opinion, the consideration to be paid to shareholders of FFC under this Agreement is fair to such shareholders from a financial point of view ("FFC Fairness Opinion"), and McDonald has consented to the inclusion of the FFC Fairness Opinion in the Form S-4 (as defined below).

                                  ARTICLE III

                 Representations and Warranties of Associated

  Except as set forth in the disclosure schedule delivered by Associated to FFC prior to the execution of this Agreement which shall identify exceptions by specific Section references; provided that disclosure in one schedule will be deemed to satisfy disclosure in another schedule (the "Associated Disclosure Schedule"), Associated hereby represents and warrants to FFC that:

  Section 3.01. Organization and Qualification of Associated;
Subsidiaries. (a) Associated, is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin. Associated is registered as a bank holding company with the Federal Reserve Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHCA.

  (b) Section 3.01 of the Associated Disclosure Schedule sets forth a true and complete list of each of Associated's subsidiaries (the "Associated Subsidiaries"), all outstanding equity securities of each Associated Subsidiaries and the percentages owned by Associated of such equity securities. Except as set forth in Section 3.01 of the Associated Disclosure Schedule, each Associated Subsidiary is wholly owned, directly or indirectly, by Associated. Except as set forth in Section 3.01 of the Associated Disclosure Schedule, all outstanding shares of capital stock of the Associated Subsidiaries are validly issued, fully paid and nonassessable (except as provided in Section 180.0622(2)(b) of Wisconsin Law) and are free and clear of any Lien, with respect thereto. Each Associated Subsidiary is a corporation, partnership, savings bank, savings and loan, bank or trust company duly incorporated or organized validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

  (c) Associated and each Associated Subsidiary has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (the "Associated Permits") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Associated Permits would not, either individually or in the aggregate, have a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole. Associated has not received any notice of proceedings relating to the revocation or modification of any such Associated Permits except for any such revocation or modification which would not, either individually or in the aggregate, have a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole. Associated and each Associated Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole.

  (d) Section 3.01 of the Associated Disclosure Schedule sets forth with respect to each Associated Subsidiary that is a financial institution, its form of charter and the insurance fund which insures such subsidiary's deposits.

  (e) Section 3.01 of the Associated Disclosure Schedule sets forth a true, complete and correct list of all Corporate Entities of which Associated or any Associated Subsidiary holds or beneficially owns 5% or more of the outstanding shares of any class of voting securities, holds a general partnership interest or other controlling interest, holds or beneficially owns more than 24.9% of the outstanding capital stock (whether voting or nonvoting) and subordinated debt or is otherwise deemed to be a subsidiary within the meaning of the BHCA.

  Section 3.02. Articles of Incorporation and Bylaws. Associated, Merger Sub and Associated Bank Green Bay, N.A. and Associated Bank Milwaukee (together, the "Associated Material Subsidiaries") have heretofore furnished or made available to FFC a complete and correct copy of their respective Articles of

Incorporation and the Bylaws, as amended or restated. The Associated Material Subsidiaries are Associated's only banking subsidiaries with total assets (as reflected on the financial statements of Associated's banking subsidiaries) greater than $500 million. Such Articles of Incorporation and Bylaws are in full force and effect and none of Associated, Merger Sub or the Associated Material Subsidiaries are in violation of any of the provisions of their respective Articles of Incorporation or Bylaws.

  Section 3.03. Capitalization. (a) Capitalization of Associated. The authorized capital stock of Associated consists of (i) 48,000,000 shares of Associated Common Stock of which as of March 31, 1997, 22,439,000 shares were issued and outstanding, all of such shares are, and the shares of Associated Common Stock to be issued pursuant to the Merger, when so issued will be, validly issued, fully paid and non-assessable (except as provided in Section 180.0622(2)(b) of Wisconsin Business Corporation Law), and all of which have been or will be issued in compliance with applicable securities laws, and (ii) 750,000 shares of preferred stock, par value $1.00 per share ("Associated Preferred Stock"), of which no shares are issued and outstanding. Since March 31, 1997, no shares of Associated Common Stock have been issued, except for shares issued upon exercise of options outstanding as of March 31, 1997, under the Restated Long Term Incentive Stock Plan and the 1982 Incentive Stock Option Plan (the "Associated Stock Plans"). As of March 31, 1997 Associated had reserved 2,127,855 shares of Associated Common Stock under the Associated Stock Plans pursuant to which options covering 1,262,577 shares of Associated Common Stock were outstanding. No options have been granted since March 31, 1997 to the date of this Agreement under the Associated Stock Plans. As of the date of this Agreement 34,556 shares of the Associated Common Stock are held as treasury stock by Associated. Other than pursuant to the Associated Stock Option Agreement and the Associated Stock Plans there are no options, warrants or other rights, rights of first refusal, agreements, arrangements, or commitments of any character relating to the issued or unissued capital stock of Associated or obligating Associated to issue or sell any shares of capital stock of, or other equity interests in Associated. There are no obligations, contingent or otherwise, of Associated to repurchase, redeem or otherwise acquire any shares of Associated Common Stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity (including any Associated Subsidiary).

  (b) Capital Stock of the Associated Subsidiaries. Except as set forth in
Section 3.03(b) of the Associated Disclosure Schedule, there are no options, warrants or other rights, rights of first refusal, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Associated Subsidiaries or obligating any Associated Subsidiary to issue or sell any shares of capital stock of, or other equity interests in any Associated Subsidiary. There are no obligations, contingent or otherwise, of any Associated Subsidiary to repurchase, redeem or otherwise acquire any shares of the capital stock of any Associated Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

  Section 3.04. Authority. Associated and Merger Sub have the requisite corporate power and authority to execute and deliver this Agreement and to perform their obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Associated and Merger Sub and the consummation by Associated and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Associated and Merger Sub and no other corporate proceedings on the part of Associated or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the requisite approval to increase the authorized number of, and the issuances of, shares of Associated Common Stock in connection with the Merger). This Agreement has been duly and validly executed and delivered by Associated and Merger Sub and, assuming the due authorization, execution and delivery by FFC, constitutes the legal, valid and binding obligation of Associated and Merger Sub enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and by general principles of equity.

  Section 3.05. No Conflict; Required Filings and Consents. (a) Except as set forth in Section 3.05 of the Associated Disclosure Schedule, the execution and delivery of this Agreement by Associated and Merger

Sub does not, and the performance of this Agreement by Associated and Merger Sub shall not, (i) conflict with or violate the Articles of Incorporation or Bylaws of Associated or any Associated Subsidiary, (ii) conflict with or violate any Laws applicable to Associated or any Associated Subsidiary, or by which its respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Associated or any Associated Subsidiary pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Associated or any Associated Subsidiary is a party or by which Associated or any Associated Subsidiary or its respective properties are bound or affected, except (in the case of clauses (ii) and (iii) of this Section 3.05(a)) for any such conflicts, violations, breaches, defaults or other occurrences that would not, either individually or in the aggregate, have a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole.

  (b) The execution and delivery of this Agreement by Associated and Merger Sub does not, and the performance of this Agreement by Associated and Merger Sub shall not, require any Approval, except (i) for applicable requirements, if any, of (A) the Securities Act, (B) the Exchange Act, (C) the BHCA, (D) HOLA, (E) the OCC, (F) the FDIA, (G) Blue Sky Laws, (H) the WBL, (I) the filing and recordation of appropriate merger or other documents as required by Wisconsin Law, (J) the IBL, (K) the Nasdaq Stock Market, (L) Insurance Laws and (M) any applicable SRO and (ii) such additional Approvals the failure of which to obtain would not prevent or delay consummation of the Merger, or otherwise prevent Associated and Merger Sub from performing their obligations under this Agreement, and would not, either individually or in the aggregate, have a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole.

  Section 3.06. Compliance. Neither Associated nor any Associated Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Associated or the Associated Subsidiaries or by which any of their respective properties are bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Associated or any Associated Subsidiary is a party or by which Associated or any Associated Subsidiary or any of their respective properties are bound or affected, except for any such conflicts, defaults or violations which would not, either individually or in the aggregate, have a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole.

  Section 3.07. Securities and Banking Reports; Financial Statements. (a) Associated and the Associated Subsidiaries have filed all material forms, reports, registrations, statements and documents, together with any amendments required to be made with respect thereto that were required to be filed since January 1, 1995 with the Regulatory Agencies and all Other Reports required to be filed by Associated and any Associated Subsidiary since January 1, 1995, and paid all fees and assessments due and payable in connection therewith, except, in the case of the Other Reports, where failure to file such form, report, registration, statement or document or pay such fees and assessments would not, either individually or in the aggregate, have a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole (all such reports and statements are collectively referred to as the "Associated Reports"). The Associated Reports, including all Associated Reports filed after the date of this Agreement, (i) were, or will be, prepared in accordance with the requirements of applicable Law and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in any filings with the SEC since January 1, 1995 (the "Associated SEC Reports"), including any Associated SEC Reports filed since the date of this Agreement and prior to or on the Effective Time, have been, or will be, prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as the may be indicated in the notes thereto) and each fairly presents, or will fairly present, in all material respects, the consolidated financial position of Associated and the Associated

Subsidiaries as of the respective dates thereof and the consolidated results of its operations and changes in financial position for the periods indicated, except that any unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

  (c) Except as and to the extent set forth on the consolidated balance sheet of Associated and the Associated Subsidiaries as of December 31, 1996, including all notes thereto (the "Associated Balance Sheet"), neither Associated nor any Associated Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for
(i) liabilities or obligations incurred in the ordinary course of business since December 31, 1996 and (ii) liabilities or obligations that would not, either individually or in the aggregate, have a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole.

  Section 3.08. Absence of Certain Changes or Events. (a) Except as disclosed in the Associated SEC Reports filed prior to the date of this Agreement, since December 31, 1996, (i) Associated and the Associated Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and (ii) there has been no event which has had, or is reasonably likely to result in, either individually or in the aggregate, a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole.

  Section 3.09. Absence of Litigation and Agreements. (a) Except as disclosed in the Associated SEC Reports filed prior to the date of this Agreement or set forth in Section 3.09 of the Associated Disclosure Schedule, (i) neither Associated nor any Associated Subsidiary is subject to any continuing order of, or written agreement or memorandum of understanding with, or continuing investigation by, any federal or state savings and loan or bank regulatory authority or other governmental entity or regulatory authority, or any judgment, order, writ, injunction, decree or award of any governmental entity or regulatory authority or arbitrator, including, without limitation, cease-and-desist or other orders which, either individually or in the aggregate, would have or reasonably be expected to have a Material Adverse Effect on the Associated and the Associated Subsidiaries, taken as a whole; (ii) there is no claim of any kind, action, suit, litigation, proceeding, arbitration, investigation, or controversy affecting Associated or the Associated Subsidiaries pending or, to the knowledge of Associated, threatened, except
(A) as of the date of this Agreement, for matters which individually seek damages not in excess of $500,000 and (B) as of the Closing, for matters which cannot reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole; and (iii) there are not uncured violations, or violations with respect to which refunds or restitutions may be required, cited in any compliance report to Associated or the Associated Subsidiaries as a result of the examination by any bank regulatory authority, which would have or reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole.

  (b) Except as set forth on the Associated Disclosure Schedule at Section 3.09, neither Associated nor any of the Associated Subsidiaries is a party to any written agreement or memorandum of understanding with, or party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from any governmental entity or agency which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management nor has Associated or any Associated Subsidiary (i) been advised by any governmental entity or agency that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission or (ii) have knowledge of any pending or threatened regulatory investigation. Neither Associated nor any Associated Subsidiary is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

  Section 3.10. Employee Benefit Plans. (a) Since December 31, 1996, there has not been any adoption or amendment in any material respect by Associated or any Associated Subsidiary of any employment, consulting, termination or severance agreement or any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of Associated or any Associated Subsidiary (collectively, such agreements, plans, arrangements and understandings being the "Associated Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Associated pension plans, or any change in the manner in which contributions to any Associated pension plans are made or the basis on which such contributions are determined.

  (b) Section 3.10 of the Associated Disclosure Schedule sets forth a list of all Associated Benefit Plans. Associated has delivered or made available to FFC true and complete copies of all Associated Benefit Plans together with all current related documents, including the most recent summary plan descriptions, IRS determination letters and actuarial reports, if applicable.

  (c) (i) Except as disclosed in Section 3.10 of the Associated Disclosure Schedule, with respect to Associated Benefit Plans, no event has occurred and, to the knowledge of Associated, there exists no condition or set of circumstances, in connection with which Associated or any of the Associated Subsidiaries could be subject to any liability that individually or in the aggregate would have a Material Adverse Effect on the Associated and the Associated Subsidiaries, taken as a whole, under ERISA, the Code or any other applicable law.

  (ii) Each Associated Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any Associated Benefit Plan that individually or in the aggregate would not have a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole. Associated, the Associated Subsidiaries and all Associated Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate would not have a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole. Each Associated Benefit Plan that is intended to be qualified under Section 401(a) or 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any Associated Benefit Plan that is intended to be exempt from Federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. To the knowledge of Associated, no fact or event has occurred since that date of any determination letter from the IRS which is reasonably likely to affect adversely the qualified status of any such Associated Benefit Plan or the exempt status of any such trust.

  (iii) Neither Associated nor any of the Associated Subsidiaries has incurred any liability under Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course). No Associated Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived. To the knowledge of Associated, there are not any facts or circumstances that would materially change the funded status of any Associated Benefit Plan that is a "defined benefit" plan (as defined in Section 3(35) of ERISA) since the date of the most recent actuarial report for such plan. No Associated Benefit Plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

  (iv) Neither Associated nor any of the Associated Subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by Associated or any of the Associated Subsidiaries and no collective bargaining agreement is being negotiated by Associated or any of the Associated Subsidiaries. There is no labor dispute, strike or work stoppage against Associated or any of the Associated Subsidiaries pending or, to the knowledge of Associated, threatened which may interfere with the respective business activities of Associated or any Associated Subsidiary, except where such dispute, strike or work stoppage individually or in the aggregate would not have a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole. As of the date of this Agreement, to the knowledge of Associated, none of Associated, any of the Associated Subsidiaries or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Associated or any of the Associated Subsidiaries, and there is no charge or complaint against Associated or any of the Associated Subsidiaries by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing.

  (v) Except as referenced in this Agreement or contemplated by this Agreement and except as set forth in Section 3.10 of the Associated Disclosure Schedule, no employee of Associated or any Associated Subsidiary will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Associated Benefit Plan as a result of the transactions contemplated by this Agreement or the Option Agreements.

  (vi) No payment or benefit will or may be made by Associated or any Associated Subsidiary with respect to any employee or any current of former director that will be characterized as an "excess parachute payment" within the meaning of Section 280G(b) of the Code.

  Section 3.11. Material Contracts. Except as set forth in Section 3.11 of the Associated Disclosure Schedule, as of the date of this Agreement, neither Associated nor any Associated Subsidiary is a party to or bound by (a) any contract or commitment for capital expenditures in excess of $500,000 for any one project, (b) contracts or commitments for the purchase of materials or supplies or for the performance of services over a period of more than 60 days from the date of this Agreement and calling for aggregate future payments of $1,000,000 or more during the term of such contract or commitment, (c) any contract which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) that has not been filed or incorporated by reference in the Associated SEC Reports, (d) any contract which contains non-compete or exclusivity provisions or restrictions with respect to any business or geographic area or (e) which would prohibit or materially delay the consummation of the Merger or any other transaction contemplated by this Agreement. Each contract, arrangement, commitment or understanding of the type described in this Section 3.11, whether or not set forth in Section 3.11 of Associated Disclosure Schedule, is referred to herein as a "Associated Contract". Neither Associated nor any of Associated Subsidiary knows of, or has received notice of, any violation of any Associated Contract by any of the other parties thereto, except for violations which, individually or in the aggregate, would not result in a Material Adverse Effect on Associated and Associated Subsidiaries, taken as a whole.

  Section 3.12. Environmental Matters. To the knowledge of Associated neither Associated, any Associated Subsidiary, nor any properties owned or operated by Associated or any Associated Subsidiary has been or is in violation of or liable under any Environmental Law, except for such violations or liabilities that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including without limitation notices, demand letters or requests of information from any environmental agency) instituted or pending, or to the knowledge of Associated, threatened, relating to the liability of Associated or any Associated Subsidiary with respect to any properties owned or operated by Associated or any Associated Subsidiary under any Environmental Law, except for liabilities or violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole.

  Section 3.13. Taxes. (a) Except for such matters as would not have, individually or in the aggregate, a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole, (i) Associated and the Associated Subsidiaries have timely filed or will timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of Associated and the Associated Subsidiaries, (ii) all Taxes that are due prior to the Effective Time have been paid or will be paid (other than Taxes which (1) are not yet delinquent or (2) are being contested in good faith and have not been finally determined), (iii) as of the date hereof, no deficiency for any Tax has been asserted or assessed by a taxing authority against Associated or any of the Associated Subsidiaries which deficiency has not been paid other than any deficiency being contested in good faith and (iv) Associated and the Associated Subsidiaries have provided adequate reserves (in accordance with generally accepted accounting principles) in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns.

  (b) To the knowledge of Associated, there are no material disputes pending, or claims asserted in writing for, Taxes or assessments upon Associated, or any of the Associated Subsidiaries, nor has Associated or any of the Associated Subsidiaries been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any federal or state income tax return for any period which disputes, claims, assessments or waivers would have, individually or in the aggregate, a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole.

  (c) There are no Tax liens upon any property or assets of Associated or any of the Associated Subsidiaries except liens for current Taxes not yet due and except for liens which have not had and are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole.

  (d) Neither Associated nor any of the Associated Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by Associated or any of the Associated Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which adjustment or change would have, individually or in the aggregate, a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole.

  (e) Except as set forth in the financial statements described in Section 3.07, neither Associated nor any of the Associated Subsidiaries has entered into a transaction which is being accounted for under the installment method of Section 453 of the Code, which would have, individually or in the aggregate, a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole.

  Section 3.14. Derivative Instruments. All Derivative Instruments to which Associated or any Associated Subsidiary is a party or to which any of their properties or assets may be subject were entered into in the ordinary course of business and, to the knowledge of Associated, in accordance with prudent banking practice and applicable rules, regulations, and policies of the regulatory agencies and with counterparties believed to be financially responsible at the time and, to knowledge of Associated, are legal, valid, and binding obligations enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization, or similar laws affecting the rights of creditors generally, and the availability of equitable remedies), and, to the knowledge of Associated, are in full force and effect. Associated and each Associated Subsidiary has duly performed in all material respects all of its obligations under any such Derivative Instruments, and to the knowledge of Associated, there are no breaches, violations, or defaults or allegations or assertions of such by any party thereunder except for any such breaches, violations, or defaults or allegations or assertions which would not, individually or in the aggregate, have a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole.

  Section 3.15. Regulatory Approvals. Associated is not aware of any aspect of, or issues relating to, its or the Associated Subsidiaries' operations and business that would prevent the condition of Closing set forth in Section 6.01(c) from being satisfied.

  Section 3.16. Brokers. Except as contemplated by or referenced in the March 26, 1997 letter agreement between Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") and Associated, a true and complete copy of which Associated has delivered to FFC, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Associated or any Associated Subsidiary.

  Section 3.17. Pooling of Interest and Tax Matters. Neither Associated nor, to the knowledge of Associated, any of its affiliates has through the date of this Agreement taken or agreed to take any action that would prevent Associated from accounting for the business combination to be effected by the Merger as a pooling of interests in accordance with generally accepted accounting principles or would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code. Associated has no reason to believe that the Merger will not qualify as a pooling of interests or as a reorganization under Section 368(a) of the Code.

  Section 3.18. Vote Required. The requisite affirmative vote of holders of a majority of the outstanding shares of the Associated Common Stock with respect to authorization of additional shares of Associated Common Stock in accordance with the Associated's Articles of Incorporation and the issuance of shares of Associated Common Stock in connection with the Merger pursuant to the rules of the NASDAQ is the only vote of the holders of any class or series of Associated's capital stock necessary with respect to the Merger.

  Section 3.19. Fairness Opinion. Associated has received an opinion from Sandler O'Neill to the effect that in its opinion, the consideration to be paid to shareholders of FFC under this Agreement is fair to such shareholders from a financial point of view ("Associated Fairness Opinion"), and Sandler O'Neill has consented to the inclusion of the Associated Fairness Opinion in the Form S-4.

                                  ARTICLE IV

                        Covenants of FFC and Associated

  Section 4.01. Affirmative Covenants. Each of FFC and Associated hereby covenants and agrees with the other that prior to the Effective Time, unless the prior written consent of the other shall have been obtained and except as otherwise contemplated herein, FFC will, and will cause each FFC Subsidiary to, and Associated will, and will cause each Associated Subsidiary to, conduct their respective businesses in the ordinary course of business in a manner consistent with past practice, use their respective reasonable best efforts to preserve intact their respective business organizations, keep available the services of their respective current officers, employees and consultants and to preserve their respective current business relationships.

  Section 4.02. Negative Covenants. Except set forth in Section 4.02 of the Associated Disclosure Schedule or the FFC Disclosure Schedule, as applicable, and except as specifically contemplated by this Agreement, from the date of this Agreement until the Effective Time, each of FFC and Associated shall not do, and, in the case of FFC, permit the FFC Subsidiaries to do, and, in the case of Associated, permit the Associated Subsidiaries to do, without the prior written consent of Associated or FFC, as applicable, any of the following:

    (a) adjust, split, combine or reclassify any capital stock, declare or pay any dividend on, or make any other distribution in respect of, its outstanding shares of capital stock, except for quarterly dividend declarations and payments in accordance with past practice and in per share amounts not materially in excess of historical per share dividend amounts; provided, however, that after the date of this Agreement, each of Associated and FFC shall coordinate with the other the declaration of any dividends in respect of Associated Common Stock and FFC Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Associated Common Stock or FFC Common Stock shall not receive two dividends, or fail to receive one dividend, for any quarter with respect to their shares of Associated Common Stock and/or FFC Common Stock and any shares of Associated Common Stock any such holder receives in exchange therefor in the Merger;

    (b) (i) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants, conversion or other rights to acquire any shares of its capital stock or any such securities or obligations, (ii) effect any reorganization or recapitalization, (iii) purchase or otherwise acquire any assets or stock of any corporation, bank or other business for consideration which in the aggregate exceeds $10 million, or (iv) liquidate, sell, dispose of or encumber any assets for consideration which in the aggregate exceeds $25 million;

    (c) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of any class of its capital stock (including shares held in treasury) or any rights, warrants or options to acquire, any such shares;

    (d) propose or adopt any amendments to its articles of incorporation or bylaws;

    (e) change any of its methods of accounting in effect at December 31, 1996, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1996, except as may be required by law or generally accepted accounting principles;

    (f) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than (x) short-term indebtedness incurred to refinance short-term indebtedness or (y) indebtedness among its corporate affiliates), or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

    (g) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material contract or agreement, or make any change in any of its material leases or material contracts, other than renewals of such contracts and leases without material adverse changes of terms;

    (h) increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or become a party to, amend or commit itself to any pension, retirement, profit sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee other than, in each case, in the ordinary course of business consistent with past practice, or accelerate the vesting of any stock options or other stock-based compensation;

    (i) settle any claim, action or proceeding involving money damages, except in the ordinary course of business consistent with past practices;

    (j) take any action that would prevent or impede the Merger from qualifying (i) for pooling of interests accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code: provided, however that nothing contained herein shall limit the ability of Associated or FFC to exercise its rights under the FFC Stock Option Agreement or the Associated Stock Option Agreement, respectively;

    (k) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VI not being satisfied or in a violation of any provision of this Agreement, except, in each case, as may be required by applicable law;

    (l) take any action or fail to take any action which individually or in the aggregate can be reasonably expected to have a Material Adverse Effect on, in the case of FFC, FFC and the FFC Subsidiaries, taken as a whole or, in the case of Associated, Associated and the Associated Subsidiaries, taken as a whole; or

    (m) agree in writing or otherwise to do any of the foregoing.

                                   ARTICLE V

                             Additional Agreements

  Section 5.01. Registration Statement. (a) As promptly as practicable after the execution of this Agreement, (i) FFC and Associated shall prepare and file with the SEC preliminary proxy materials which shall constitute the joint proxy statement of Associated and FFC (such joint proxy statement as amended or supplemented is referred to herein as the "Joint Proxy Statement") and (ii) Associated shall prepare and file a registration statement on Form S-4 (together with any amendments thereto, the "Registration Statement"), in which the Joint Proxy Statement shall be included as a prospectus, with the SEC with respect to the registration of the Associated Common Stock to be issued in the Merger. Associated and FFC shall each use its reasonable best efforts to cause the Registration Statement to become effective as soon as reasonably practicable. FFC will furnish to Associated all information concerning FFC and the FFC Subsidiaries required to be set forth in the Registration Statement and Associated will provide FFC and its counsel the opportunity to review such information as set forth in the Registration Statement and Joint Proxy Statement. Associated and FFC will each render to the other its full cooperation in preparing, filing, prosecuting the filing of, and amending the Registration Statement such that it comports at all times with the requirements of the Securities Act and the Exchange Act. Each of Associated and FFC will promptly advise the other if at any time prior to the Effective Time any information provided by it for inclusion in the Registration Statement or the Joint Proxy Statement appears to have been, or shall have become, incorrect or incomplete and will furnish the information necessary to correct such misstatements or omissions. As promptly as practicable after the Registration Statement shall have become effective, each of FFC and Associated will mail the Joint Proxy Statement to its respective shareholders. Associated shall also take any action required to be taken under any applicable Blue Sky Laws in connection with the issuance of the shares of Associated Common Stock to be issued as set forth in this Agreement and FFC and the FFC Subsidiaries shall furnish all information concerning FFC and the FFC Subsidiaries, and the holders of Shares and other assistance as Associated may reasonably request in connection with such action.

  (b) (i) The Joint Proxy Statement shall include the recommendation of the Board of Directors of FFC to the shareholders of FFC in favor of approval and adoption of this Agreement and approval of the Merger; provided, however, that, in connection with recommending approval of a Superior Competing Transaction (as defined in Section 5.05), the Board of Directors of FFC may, at any time prior to such time as the shareholders of FFC shall have adopted and approved this Agreement and approval of the Merger in accordance with Wisconsin Law, withdraw, modify or change any such recommendation to the extent that the Board of Directors of FFC determines in good faith, after consultation with and based upon the advice of independent legal counsel, that the failure to so withdraw, modify or change its recommendation would cause the Board of Directors of FFC to breach its fiduciary duties to FFC's shareholders under applicable law and, notwithstanding anything to the contrary contained in this Agreement, any such withdrawal, modification or change of recommendation shall not constitute a breach of this Agreement by FFC.

  (ii) The Joint Proxy Statement shall include the recommendation of the Board of Directors of Associated to the shareholders of Associated in favor of approval of the authorization of additional shares of Associated Common Stock and the issuance of the shares of Associated Common Stock in the Merger; provided, however, that, in connection with recommending approval of a Superior Competing Transaction, the Board of Directors of Associated may, at any time prior to such time as the shareholders of FFC shall have adopted and approved this Agreement in accordance with Wisconsin Law withdraw, modify, or change any such recommendation to the extent that the Board of Directors of Associated determines in good faith, after consultation with and based upon the advice of independent legal counsel, that the failure to so withdraw, modify or change its recommendation would cause the Board of Directors of Associated to breach its fiduciary duties to Associated's shareholders under applicable law and, notwithstanding anything to the contrary contained in this Agreement, any such withdrawal, modification or change of recommendation shall not constitute a breach of this Agreement by Associated.

  (c) No amendment or supplement to the Joint Proxy Statement or the Registration Statement will be made by Associated or FFC without the approval of the other party (which will not be unreasonably withheld). Associated and FFC each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Associated Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement, or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

  (d) Associated shall promptly prepare and submit to the Nasdaq a listing application covering the shares of Associated Common Stock issuable in the Merger, and shall use its reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such Associated Common Stock, subject to official notice of issuance and FFC shall cooperate with Associated with respect to such listing.

  (e) The information supplied by Associated for inclusion in the Registration Statement or the Joint Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Joint Proxy Statement (or any amendment or supplement thereto), is first mailed to the shareholders of Associated and FFC and (iii) the time of any Shareholders' Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Associated or any Associated Subsidiary, or their respective officers or directors, should be discovered by Associated that should be set forth in an amendment or a supplement to the Registration Statement the Joint Proxy Statement, Associated shall promptly inform FFC. All documents that FFC is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material aspects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder and the Exchange Act and the rules and regulations thereunder.

  (f) The information supplied by FFC for inclusion in the Registration Statement or the Joint Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Joint Proxy Statement (or any amendment or supplement thereto), is first mailed to the shareholders of Associated and FFC and (iii) the time of any Shareholders' Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to FFC or any FFC Subsidiary, or their respective officers or directors, should be discovered by FFC that should be set forth in an amendment or a supplement to the Registration Statement or the Joint Proxy Statement, FFC shall promptly inform Associated. All documents that Associated is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder and the Exchange Act and the rules and regulations promulgated thereunder.

  Section 5.02. Meetings of Shareholders. (a) FFC and its officers and directors shall (i) cause a meeting of FFC's shareholders to consider the Merger (the "FFC Meeting") to be duly called and held as soon as practicable to consider and vote upon the plan of Merger and any related matters in accordance with the applicable provisions of applicable law, (ii) submit this Agreement and the plan of Merger to FFC's shareholders together with, subject to the fiduciary duties of the FFC's Board of Directors under applicable law as advised by counsel, a recommendation for approval by the Board of Directors of FFC, (iii) solicit the approval thereof by FFC's shareholders by mailing or delivering to each shareholder a Joint Proxy Statement, and (iv) subject to the fiduciary duties of the FFC's Board of Directors under applicable law as advised by counsel, use their reasonable efforts to obtain the approval of the plan of Merger by the requisite percentage of FFC's shareholders.

  (b) Associated and its officers and directors shall (i) cause a meeting of Associated's shareholders to consider the authorization of additional shares of Associated Common Stock and the issuance of shares of Associated Common Stock in connection with the Merger (the "Associated Meeting"; and together with the FFC Meeting, the "Shareholders' Meetings") to be duly called and held as soon as practicable to consider and vote upon the issuance of additional shares of Associated Common Stock in connection with the Merger and any related matters in accordance with the applicable provisions of applicable law, (ii) submit such proposal to Associated's shareholders together with, subject to the fiduciary duties of Associated's Board of Directors under applicable law as advised by counsel, a recommendation for approval by the Board of Directors of Associated, (iii) solicit the approval thereof by Associated's shareholders by mailing or delivering to each shareholder a Joint Proxy Statement, and (iv) subject to the fiduciary duties of Associated's Board of Directors under applicable law as advised by counsel, use their reasonable efforts to obtain the approval of the Merger by the requisite percentage of Associated's shareholders.

  (c) Each of FFC and Associated will consult with the other and use its reasonable best efforts to hold their respective meetings on the same day.

  Section 5.03. Access to Information; Confidentiality. (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Associated or FFC or any of their respective subsidiaries is a party or pursuant to applicable Law, from the date of this Agreement to the Effective Time, Associated and FFC shall (and shall cause their respective subsidiaries to): (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents, investment bankers, advisors and other representatives (collectively, "Representatives")) access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the other and its subsidiaries and to the books and records thereof and (ii) furnish promptly to the other party and its Representatives such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects with respect to it and its subsidiaries as the requesting party may reasonably request.

  (b) The parties shall comply with and shall cause their respective Representatives to comply with, all their respective obligations under the Confidentiality Agreements entered into by the parties (the "Confidentiality Agreements"), it being understood that the parties hereto shall have the rights as beneficiaries under such agreements.

  (c) No investigation pursuant to this Section 5.03 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

  Section 5.04. Appropriate Action; Consents; Filings. FFC and Associated and Merger Sub shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated by this Agreement; (ii) obtain all consents, licenses, permits, waivers, approvals, authorizations or orders required under Law (including, without limitation, all foreign and domestic (federal, state and local) governmental and regulatory rulings and approvals and parties to contracts) in connection with the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby and thereby, including, without limitation, the Merger; and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws; (B) any applicable federal or state banking laws (including, without limitation, filing a notice with the Federal Reserve Board with respect to approval of the Merger under the BHCA and the applicable regulations promulgated thereunder); and (C) any other applicable law (including, without limitation, any applicable state insurance laws); provided that Associated and FFC shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing. FFC and Associated shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Joint Proxy Statement and the Registration Statement) in connection with the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use all reasonable efforts to take all such necessary action.

  Section 5.05. No Solicitation of Transactions. (a) FFC shall immediately cease and cause to be terminated any existing discussions or negotiations relating to a Competing Proposal (as defined below), other than with respect to the Merger, with any parties conducted heretofore. FFC will not, directly or indirectly, and will instruct its Representatives not to, directly or indirectly, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Proposal, or enter into or maintain discussions or negotiate with any person in furtherance of or relating to such inquiries or to obtain a Competing Proposal, or agree to or endorse any Competing Proposal, or authorize or permit any Representative of FFC or any of its subsidiaries to take any such action, and FFC shall use its reasonable best efforts to cause the Representatives of FFC and the FFC Subsidiaries not to take any such action, and FFC shall promptly notify Associated if any such inquiries or proposals are made regarding a Competing Proposal, and FFC shall keep Associated informed, on a current basis, of the status and terms of any such proposals; provided, however, that prior to such time as the shareholders of FFC shall have adopted and approved this Agreement in accordance with Wisconsin Law, nothing contained in this Section 5.05 shall prohibit the Board of Directors of FFC from (i), in connection with a Superior Competing Transaction (as defined below), furnishing information to, or entering into discussions or negotiations with, any person that makes an unsolicited bona fide proposal to acquire FFC pursuant to a merger, consolidation, share exchange, business combination or other similar transaction, if, and only to the extent that, (A) the Board of Directors of FFC, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is required for the Board of Directors of FFC to comply with its fiduciary duties to shareholders imposed by Wisconsin Law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person, FFC provides written notice to Associated to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person, (C) prior to furnishing such information to such person, FFC receives from such person an executed confidentiality agreement with terms no less favorable to FFC than those contained in the Confidentiality Agreements, and (D) FFC keeps Associated informed, on a current basis, of the status and details of any such discussions or negotiations; or (ii) complying with Rule 14e-2 promulgated under the Exchange Act.

  (b) Associated shall immediately cease and cause to be terminated any existing discussions or negotiations relating to a Competing Proposal, other than with respect to the Merger, with any parties conducted heretofore. Associated will not, directly or indirectly, and will instruct its Representatives not to, directly or indirectly, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Proposal, or enter into or maintain discussions or negotiate with any person in furtherance of or relating to such inquiries or to obtain a Competing Proposal, or agree to or endorse any Competing Proposal, or authorize or permit any Representative of Associated or any of its subsidiaries to take any such action, and Associated shall use its reasonable best efforts to cause the Representatives of Associated and Associated Subsidiaries not to take any such action, and Associated shall promptly notify FFC if any such inquiries or proposals are made regarding a Competing Proposal, and Associated shall keep FFC informed, on a current basis, of the status and terms of any such proposals; provided, however, that prior to such time as the shareholders of Associated shall have adopted and approved this Agreement in accordance with Wisconsin Law, nothing contained in this Section 5.05 shall prohibit the Board of Directors of Associated from (i) in connection with a Superior Competing Transaction, furnishing information to, or entering into discussions or negotiations with, any person that makes an unsolicited bona fide proposal to acquire Associated pursuant to a merger, consolidation, share exchange, business combination or other similar transaction, if, and only to the extent that, (A) the Board of Directors of Associated, after consultation with and based upon the written advise of independent legal counsel, determines in good faith that such action is required for the Board of Directors of Associated to comply with its fiduciary duties to shareholders imposed by Wisconsin Law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person, Associated provides written notice to FFC to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person, (C) prior to furnishing such information to such person, Associated receives from such person an executed confidentiality agreement with terms no less favorable to Associated than those contained in the Confidentiality Agreements, and (D) Associated keeps FFC informed, on a current basis, of the status and details of any such discussions or negotiations; or (ii) complying with Rule 14e-2 promulgated under the Exchange Act.

  (c) For purposes of this Agreement, "Competing Proposal" shall mean any of the following involving FFC or any FFC Subsidiary, on the one hand, or Associated or any Associated Subsidiary, on the other hand: any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of Associated or FFC, as applicable, and its subsidiaries, taken as a whole, or 15% or more of any class of equity securities of Associated or FFC, as applicable,or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of Associated or FFC, as applicable, or any of its subsidiaries, any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Associated or FFC, as applicable, or any of its subsidiaries, other than the transactions contemplated by this Agreement.

  (d) For purposes of this Agreement "Superior Competing Transaction" shall mean any of the following involving FFC or any FFC Subsidiary, on the one hand, or Associated or any Associated Subsidiary, on the other hand: any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Associated Common Stock or FFC Common Stock, as applicable, then outstanding or all or substantially all the assets of Associated or FFC, as applicable, and otherwise on terms which the Board of Directors of Associated or FFC, as applicable, determines in its good faith judgement (based on the opinion of a financial advisor of nationally recognized reputation) to be more favorable to its shareholders than the Merger and for which financing, to the extent required, is then committed or which if not committed is, in the good faith judgment of its Board of Directors, reasonably capable of being obtained by such third party.

  Section 5.06. Indemnification. (a) From and after the Effective Time, Associated and the Surviving Corporation shall, jointly and severally, indemnify, defend and hold harmless the present and former officers, directors and employees of FFC (collectively, the "Indemnified Parties") against all losses, expenses, claims, damages, liabilities or amounts that are paid in settlement of (with the approval of Associated and the Surviving Corporation, which will not be unreasonably withheld), or otherwise in connection with, any claim, action, suit, proceeding or investigation (a "Claim"), based in whole or in part on the fact that such person is or was such a director, officer or employee and arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), in each case to the fullest extent permitted under Wisconsin Law and Associated's corporate governance documents (and shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under Wisconsin Law, upon receipt from the Indemnified Party to whom expenses are advanced of the undertaking to repay such advances).

  (b) Any Indemnified Party wishing to claim indemnification under this
Section 5.06, upon learning of any such Claim, shall notify Associated and the Surviving Corporation (although the failure so to notify Associated and the Surviving Corporation shall not relieve either thereof from any liability that Associated or the Surviving Corporation may have under this Section 5.06, except to the extent such failure materially prejudices such party). Associated and the Surviving Corporation shall have the right to assume the defense thereof and if such right is exercised Associated and the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Associated and the Surviving Corporation elect not to assume such defense or there is a conflict of interest between Associated and the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and, in such case, Associated and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that (i) Associated and the Surviving Corporation shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties except to the extent that local counsel, in addition to such parties' regular counsel, is necessary or desirable in order to effectively defend against such action or proceeding,
(ii) Associated, the Surviving Corporation and the Indemnified Parties will cooperate in the defense of any such matter, or (iii) Associated and the Surviving Corporation shall not be liable for any settlement effected without its prior written consent, which consent will not be unreasonably withheld or delayed, and provided, further, that the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and not subject to further appeal, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. No Indemnified Party shall consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to such Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder.

  (c) Associated shall use its reasonable best efforts to cause to be maintained in effect for not less than two years after the Effective Time (except to the extent not generally available in the market) directors' and officers' liability insurance and fiduciary liability insurance that is substantially equivalent in coverage to FFC's current insurance; provided, however, that Associated shall not be required to pay an annual premium for such insurance in excess of 150% of the last annual premium paid prior to the date of this Agreement, and in such case shall purchase as much comparable coverage as possible for such amount.

  (d) This Section 5.06 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties referred to herein, their heirs and personal representatives and shall be binding on Associated and Merger Sub and the Surviving Corporation and their respective successors and assigns.

  Section 5.07. Obligations of Merger Sub. Associated shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to conditions set forth in this Agreement.

  Section 5.08. Pooling Affiliates. (a) As soon as practicable after the date of this Agreement, FFC shall deliver to Associated a list of names and addresses of those persons, in FFC's reasonable judgment, at the record date for its shareholders' approval the Merger, who were affiliates within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act or otherwise applicable SEC accounting releases with respect to pooling-of-interests accounting treatment (each such person, a "Pooling Affiliate") of FFC. FFC shall provide Associated such information and documents as Associated shall reasonably request for purposes of reviewing such list. FFC shall use its reasonable best efforts to deliver or cause to be delivered to Associated, as soon as practicable after the date of this Agreement, an affiliate letter in the form attached hereto as Exhibit 5.08(a), executed by each of the Pooling Affiliates of FFC identified in the foregoing list. Associated shall be entitled to issue appropriate stop transfer instructions to the transfer agent for the Associated Common Stock, consistent with the terms of such Letters.

  (b) As soon as practicable after the date of this Agreement, Associated shall deliver to FFC a list of names and addresses of the Pooling Affiliates of Associated. Associated shall provide FFC such information and documents as FFC shall reasonably request for purposes of reviewing such list. Associated shall use its reasonable best efforts to deliver or cause to be delivered to FFC, as soon as practicable after the date of this Agreement, an affiliate letter in the form attached hereto as Exhibit 5.08(b), executed by each of the Pooling Affiliates of Associated identified in the foregoing list.

  Section 5.09. Executive Agreements and Employee Severance. (a) Associated agrees to cause the Surviving Corporation and each relevant FFC Subsidiary to honor, without modification (except as provided in Section 5.09(b) below), and perform its obligations under, the contracts, plans and arrangements listed in
Section 5.09 of FFC Disclosure Schedule.

  (b) Notwithstanding any provisions of the contracts, plans and arrangements listed in Section 5.09 of the FFC Disclosure Schedule, the following contracts, plans and arrangements shall be treated as follows:

    (i) FFC's Directors' Retirement Plan, effective November 18, 1992 (the "Directors' Plan"), shall be terminated immediately after the Effective Time of the Merger, and, accordingly, (a) each person serving as a director of FFC on the date hereof ("Current Directors") shall receive in a lump sum cash payment his fully vested benefits thereunder, with no reduction as a result of any Current Director having not attained age 70, and (b) each former director of FFC who is currently receiving benefits under the Directors' Plan shall receive benefits as provided under Section 4.6 of the Directors' Plan.

    (ii) Each of the persons subject to the employment and severance agreements listed in Section 5.09 of the FFC Disclosure Schedule who delivers a written consent to Parent prior to the Effective Time, which consent permits the payment of benefits in accordance herewith, shall be paid the benefits specified at Section 5.09(b)(ii) of the FFC Disclosure Schedule (the "Benefits") in lieu of any severance benefits which otherwise would be due to such person following termination upon the Merger. Associated shall provide the Benefits to such persons upon the first to occur of (x) two years following the Effective Time; (y) termination of such employee by reason of death or disability, or for other than "Cause" or (z) resignation of such employee for "Good Reason"; provided, however, that post-retirement continuation of healthcare benefits will be provided only upon the occurrence of (y) or (z) above, on or prior to the second anniversary of the Effective Time. In the event of the termination of any such person for Cause or a resignation without Good Reason occurring prior to the second anniversary of the Effective Time, such person shall have no right to the Benefits or to any other severance benefits under the relevant agreements listed in Section 5.09 of the Disclosure Schedule or any other plan, program or arrangement. The term "Cause" means personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation involving dishonesty or breach of trust, which is a crime punishable by imprisonment for a term exceeding one year, or otherwise involving unsafe or unsound banking practices, willful violation or being the subject of a final cease-and-desist order. The term "Good Reason" means a reduction in the compensation, or material reduction in the benefits, position, authority, duties or responsibilities of the employee from those which existed prior to the date hereof; a reduction in the employee's job stature as reflected in his title; or a change by more than 50 miles of the location of the employee's job; provided, however, that nothing herein shall be construed to mean that the mere fact that an employee's position is with a subsidiary of a public company rather than in a public company itself constitutes Good Reason. Neither execution and delivery of the aforementioned consent or payment of the Benefits shall constitute a waiver or satisfaction, or otherwise effect the terms of the employment and severance agreements listed in Section 5.09 of the FFC Disclosure Schedule, except with respect to the right to receive severance benefits following termination upon the Merger.

  This Section 5.09(b) is intended to be for the benefit of, and shall be enforceable by, the individuals subject to the provisions of Section 5.09(b)(i) and (b)(ii) above, their heirs, and personal representatives, and shall be binding on Associated and Merger Sub and the Surviving Corporation and their respective successors and assigns.

  (c) Following the Merger, it is the intent of Associated and the Surviving Corporation that such entities will, and will cause any of their respective direct and indirect subsidiaries to, in connection with reviewing candidates for employment positions, give equal opportunity for such positions to employees of Associated and any Associated Subsidiaries and of FFC and any FFC Subsidiaries. In addition, for purposes of the Associated Work Force Management Plan (the "Work Force Plan"), employees of FFC will be deemed associates of Associated, and will be accorded equal priority in the hiring process. Furthermore, effective as of the Effective Time, Associated shall adopt an amendment to its Work Force Plan (as well as conforming amendments to Associated's Severance Pay Plan) which covers the employees of Associated and the Associated subsidiaries, which plan, as amended, shall include the terms set forth in Section 5.09(c) of the Associated Disclosure Schedule.

  Section 5.10. Notification of Certain Matters. FFC shall give prompt notice to Associated, and Associated shall give prompt notice to FFC, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate, and (ii) any failure of FFC or Associated, as the case may be, to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section
5.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

  Section 5.11. Public Announcements. Associated and FFC shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation and with mutual consent of both parties, except as may be required by law or any listing agreement with the Nasdaq Stock Market.

  Section 5.12. Expenses. (a) All Expenses (as described below) incurred by Associated and FFC shall be borne by the party which has incurred the same, except that the parties shall share equally in the cost of printing and filing the Registration Statement and the Joint Proxy Statement with the SEC and all other regulatory filing fees incurred in connection with this Agreement.

  (b) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to the party and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation and execution of this Agreement, FFC Stock Option Agreement and the Associated Stock Option Agreement, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated hereby.

  Section 5.13. Delivery of Shareholder List. FFC shall arrange to have its transfer agent deliver to Associated or its designee, from time to time prior to the Effective Time, a true and complete list setting forth the names and addresses of the shareholders of FFC, their holdings of stock as of the latest practicable date, and such other shareholder information as Associated may reasonably request.

  Section 5.14. Letters of Accountants. (a) FFC shall use its reasonable efforts to cause to be delivered to Associated a "comfort" letter of Ernst & Young LLP, FFC's independent public accountants, dated and delivered the date on which the Registration Statement shall become effective, and addressed to Associated, in the form, scope and content contemplated by Statement on Auditing Standards No. 72 issued by the American Institute of Certified Public Accountants, Inc. ("SAS 72"), relating to the financial statements and other financial data with respect to FFC and its consolidated subsidiaries included or incorporated by reference in the Joint Proxy Statement and such other matters as may be reasonably required by Associated, and based upon procedures carried out to a specified date not earlier than five days prior to the date thereof.

  (b) Associated shall use its reasonable efforts to cause to be delivered to FFC a "comfort" letter of KPMG Peat Marwick LLP, Associated's independent public accountants, dated the date on which the Registration Statement shall become effective, and addressed to FFC, in the form, scope and content contemplated by SAS 72, relating to the financial statements and other financial data with respect to Associated and its consolidated subsidiaries included in or incorporated by reference in the Joint Proxy Statement and such other matters as may be reasonably required by FFC, and based upon procedures carried out to a specified date not earlier than five days prior to the date thereof.

  Section 5.15. FFC Reports. (a) FFC shall timely file all required FFC Reports, each of which (i) shall be prepared in all material respects in accordance with, in the case of filings with the SEC, the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, and in the case of all other FFC Reports, the requirements of any Regulatory Agency applicable to such FFC Reports and (ii) shall not at the time they are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

  (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in FFC SEC Reports filed after the date of this Agreement and prior to the Effective Time shall be prepared in accordance with the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis throughout the periods indicated and each shall present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of FFC and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which are not expected, individually or in the aggregate, to have a FFC Material Adverse Effect).

  Section 5.16. Associated Reports. (a) Associated shall timely file all required Associated Reports, each of which (i) shall be prepared in all material respects in accordance with, in the case of filings with the SEC, the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, and in the case of all other Associated Reports, the requirements of any Regulatory Agency applicable to such Associated Reports and (ii) shall not at the time they are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

  (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Associated SEC Reports filed after the date of this Agreement and prior to the Effective Time shall be prepared in accordance with the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis throughout the periods indicated and each shall present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of Associated and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which are not expected, individually or in the aggregate, to have a Associated Material Adverse Effect).

  Section 5.17. Pooling. Associated and FFC shall take all reasonable actions to insure pooling of interest treatment for the Merger including, without limitation, FFC shall rescind its share buy-back program approved by its Board of Directors on April 22, 1997.

                                  ARTICLE VI

                             Conditions of Merger

  Section 6.01. Conditions to Obligation of Each Party to Effect the
Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

    (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall, on or prior to the Effective Time, have been initiated or, to the knowledge of Associated or FFC, threatened by the SEC. Associated shall have received all other federal or state securities permits and other authorizations necessary to issue Associated Common Stock in exchange for FFC Common Stock and to consummate the Merger.

    (b) Shareholder Approvals. (i) This Agreement and the Merger shall have been approved and adopted by the requisite vote of the shareholders of FFC.
  (ii) Authorization for additional shares of Associated Common Stock and issuance of shares of Associated Common Stock in connection with the Merger shall have each been approved by the requisite vote of the shareholders of Associated.

    (c) Regulatory Approvals. All requisite approvals of this Agreement and the transactions contemplated hereby shall have been received from the Federal Reserve Board and any other applicable regulatory authority, and all conditions required to be satisfied prior to the Effective Time imposed by the terms of such approvals shall have been satisfied and all waiting periods relating to such approvals shall have expired.

    (d) Nasdaq Listing. The shares of Associated Common Stock that are to be issued to the shareholders of FFC upon consummation of the Merger shall have been authorized for listing on the Nasdaq Stock Market's National Market, subject to notice of issuance.

    (e) No Order. No federal or state governmental or regulatory authority or other agency or commission, or federal or state court of competent jurisdiction, shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect restricting, preventing or prohibiting consummation of the transactions contemplated by this Agreement.

    (f) No Challenge. There shall not be pending any action, proceeding or investigation before any court or administrative agency or by any government agency or any other person (i) challenging or seeking material damages in connection with the Merger or (ii) seeking to restrain, prohibit or limit the exercise of full rights of ownership or operation by Associated or the Associated Subsidiaries of all or any portion of the business or assets of FFC or any FFC Subsidiary, which in either case has or would have a Material Adverse Effect on Associated and the Associated Subsidiaries, taken as a whole, or a Material Adverse Effect on FFC and FFC Subsidiaries, taken as a whole.

    (g) Pooling Opinions. Each of Associated and FFC shall have received an opinion from each of KPMG Peat Marwick LLP and Ernst & Young LLP to the effect that the Merger qualifies for pooling of interests accounting treatment if consummated in accordance with this Agreement.

    (h) Associated Tax Opinion. Associated and FFC shall have received an opinion of Shearman & Sterling, special counsel for Associated, based on appropriate representations of Associated, FFC and, if required by applicable regulations, any other party, and upon assumptions and qualifications that are appropriate and reasonably satisfactory to FFC, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Associated, Merger Sub and FFC will each be a party to that reorganization within the meaning of Section 368(b) of the Code, dated the date of the Effective Time, shall have been delivered and shall not have been withdrawn or modified.

  Section 6.02. Additional Conditions to Obligations of Associated. The obligations of Associated and Merger Sub to effect the Merger are also subject to the following conditions:

    (a) Representation and Warranties. Each of the representations and warranties of FFC set forth in this Agreement shall be true and correct in all material respects as of the Closing Date (as defined in Section 8.01) (except to the extent such representations and warranties speak only as of an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such date) as though made as of the Closing Date. Associated shall have received a certificate of the Chief Executive Officer of FFC dated the Closing Date to that effect.

    (b) Agreements and Covenants. FFC shall have performed or complied in all material respects with all obligations required to be performed by it under this Agreement on or prior to the Effective Time. Associated shall have received a certificate of the Chief Executive Officer of FFC dated the Closing Date to that effect.

    (c) Consents Obtained. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made by FFC for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by FFC, except when the failure to obtain or make the same, individually or in the aggregate, would not have a Material Adverse Effect on FFC and FFC Subsidiaries, taken as a whole, or the Associated and the Associated Subsidiaries, taken as a whole.

    (d) Affiliate Letters. Associated shall have received from each person who is identified as a Pooling Affiliate of FFC a signed affiliate letter in the form attached hereto as Exhibit 5.08(a).

  Section 6.03. Additional Conditions to Obligations of FFC. The obligation of FFC to effect the Merger is also subject to the following conditions:

    (a) Representations and Warranties. Each of the representations and warranties of Associated set forth in this Agreement shall be true and correct in all material respects as of the Closing Date (except to the extent such representation and warranties speak as of an earlier date, in which case such representation and warranties shall be true and correct in all material respects as of such earlier date) as though made at the Closing Date. FFC shall have received a certificate of the President of Associated dated the Effective Time to that effect.

    (b) Agreements and Covenants. Associated and Merger Sub shall have performed or complied in all material respects with all obligations required to be performed by it under this Agreement on or prior to the Effective Time. FFC shall have received a certificate of the President of Associated dated the Closing Date to that effect.

    (c) Consents Obtained. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made by Associated and Merger Sub for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by Associated, except when the failure to obtain or make the same, individually or in the aggregate, would not have a Material Adverse Effect on FFC and FFC Subsidiaries, taken as a whole, or the Associated and the Associated Subsidiaries, taken as a whole.

    (d) Affiliate Letters. FFC shall have received from each person who is identified as a Pooling Affiliate of Associated a signed affiliate letter in the form attached hereto as Exhibit 5.08(b).

                                  ARTICLE VII

                       Termination, Amendment and Waiver

  Section 7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of FFC and
Associated:

    (a) by mutual written consent duly authorized by the Boards of Directors of each of Associated and FFC;

    (b) by either Associated or FFC if either (i) the Effective Time shall not have occurred on or before March 31, 1998; provided that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date or (ii) any injunction preventing the consummation of the Merger shall have become final and nonappealable;

    (c) by Associated, if there has been a breach of any material representation, warranty, covenant or agreement on the part of FFC set forth in this Agreement, or if any representation or warranty of FFC shall have become untrue, in either case such that the conditions set forth in
  Section 6.02(a) or Section 6.02(b) would not be satisfied and such breach is not cured within 30 days after written notice thereof to FFC by Associated;

    (d) by FFC, if there has been a breach of any material representation, warranty, covenant or agreement on the part of Associated set forth in this Agreement, or if any representation or warranty of Associated shall have become untrue, in either case such that the conditions set forth in Section 6.03(a) or Section 6.03(b) would not be satisfied and such breach is not cured within 30 days after written notice thereof to Associated by FFC;

    (e) by either Associated or FFC, if at a duly called and held shareholders' meeting therefor, this Agreement and the transactions contemplated hereby shall fail to receive the requisite vote for approval and adoption by FFC's shareholders;

    (f) by either Associated or FFC, if at a duly called and held shareholders' meeting therefor, the authorization of additional shares of Associated Common Stock and the issuance of shares of Associated Common Stock in connection with the Merger pursuant to this Agreement shall fail to receive the requisite vote for approval by Associated's shareholders;

    (g) by FFC, if there shall exist a proposal for a Superior Competing Transaction with respect to Associated and the Board of Directors Associated shall have withdrawn or modified in a manner adverse to FFC its approval and recommendation of this Agreement or its approval of the Merger or any other transaction contemplated hereby or if the Board of Directors of Associated shall have approved or recommended such Superior Competing Transaction; or

    (h) by Associated, if there shall exist a proposal for a Superior Competing Transaction with respect to FFC and the Board of Directors of FFC shall have withdrawn or modified in any manner adverse to Associated its approval and recommendation of this Agreement or its approval of the Merger or any of the transaction contemplated hereby or if the Board of Directors FFC shall have approved or recommend such Superior Competing Transaction.

  Section 7.02. Effect of Termination. Except as provided in Section 8.02, in the event of termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Associated, Merger Sub or FFC or any of their respective officers or directors and all rights and obligations of each party hereto shall cease; provided that notwithstanding anything to the contrary in this Agreement, none of Associated, Merger Sub or FFC shall be released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

  Section 7.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the shareholders of FFC, no amendment may be made which would reduce the amount or change the type of consideration into which each Share shall be converted pursuant to this Agreement upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

  Section 7.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                 ARTICLE VIII

                              General Provisions

  Section 8.01. Closing. Subject to the terms and conditions of this Agreement, the closing (the "Closing") of the Merger will take place at 10:00 a.m. on a date and place specified by the parties, which shall be no later than three business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VI unless extended by mutual agreement of the parties (the "Closing Date").

  Section 8.02. Non-Survival of Representations, Warranties and
Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Article VII, except that the agreements set forth in
Article I shall survive the Effective Time indefinitely and those set forth in
Section 5.03(b), 5.12, 7.02 and Article VIII hereof shall survive termination indefinitely.

  Section 8.03. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified or overnight mail (postage prepaid, return receipt requested) to the parties at the following addresses (or such other address for a party as shall be specified by like changes of address) and shall be effective upon receipt:

    (a) If to Associated or Merger Sub:

              Associated Banc-Corp
              112 North Adams Street
              Green Bay, Wisconsin 54307
              Attention: Brian R. Bodager, General Counsel

        With a copy to:

              Shearman & Sterling
              599 Lexington Avenue
              New York, New York 10022
              Attention: Creighton O'M. Condon

    (b) If to FFC:

              First Financial Corporation
              1305 Main Street
              Stevens Point, Wisconsin 54481
              Attention: Robert M. Salinger, General Counsel

      With a copy to:

              Hogan & Hartson, L.L.P.
              555 13th Street, N.W.
              Washington, D.C. 20004
              Attention: Stuart G. Stein

  Section 8.04. Certain Definitions. For purposes of this Agreement, the term:

    (a) "beneficial owner" with respect to any Shares, means a person who shall be deemed to be the beneficial owner of such Shares (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Shares, or (iv) pursuant to Section 13(d) of the Exchange Act and any rules or regulations promulgated thereunder;

    (b) "business day" means any day other than a day on which banks in Wisconsin are required or authorized to be closed;

    (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

    (d) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

  Section 8.05. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  Section 8.06. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

  Section 8.07. Entire Agreement. This Agreement, together with the Disclosure Schedules and Exhibits hereto, constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder.

  Section 8.08. Assignment. This Agreement shall not be assigned by operation of law or otherwise.

  Section 8.09. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under of by reason of this Agreement.

  Section 8.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

  Section 8.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

  IN WITNESS WHEREOF, Associated, Merger Sub and FFC have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          ASSOCIATED BANC-CORP

                                                      /s/ H.B. Conlon
                                          By: _________________________________
                                            Name: H.B. Conlon
                                            Title: Chief Executive Officer

                                          BADGER MERGER CORP.

                                                      /s/ H.B. Conlon
                                          By: _________________________________
                                            Name: H.B. Conlon
                                            Title: Chief Executive Officer

                                          FIRST FINANCIAL CORPORATION

                                                    /s/ John C. Seramur
                                          By: _________________________________
                                            Name: John C. Seramur
                                            Title: President and Chief
                                            Executive Officer

                              AMENDMENT NO. 1 TO
                         AGREEMENT AND PLAN OF MERGER

  THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (the "Amendment") is made and entered into as of July 14, 1997, by and among ASSOCIATED BANC-CORP, a Wisconsin corporation ("Associated"); BADGER MERGER CORP., a Wisconsin corporation and a wholly owned subsidiary of Associated ("Merger Sub"), and FIRST FINANCIAL CORPORATION, a Wisconsin corporation ("FFC").

                                   RECITALS

  A. The parties hereto have previously entered into an Agreement and Plan of Merger dated as of May 14, 1997 (the "Agreement"), pursuant to which Merger Sub is to merge with FFC (the "Merger").

  B. The parties hereto wish to amend Section 5.09 of the Agreement.

                                   AGREEMENT

  The parties to this Amendment agree as follows:

  Section 1. Defined Terms. All capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Agreement.

  Section 2. Continuing Effect of Agreement. All terms and provisions of the Agreement which are not specifically deleted, amended or otherwise modified by, or inconsistent with, this Amendment shall remain in full force and effect.

  Section 3. Amendments to the Agreement. The Agreement is hereby modified and amended by adding to Section 5.09(b)(i) after the phrase "and, accordingly," and prior to the phrase "(a) each person serving as a director" the following:

    "subject to the provisions of Section 4.8 of the Directors' Plan, as amended,"

  Section 4. Headings. The section headings contained in this Amendment are for convenience of reference only, shall not be deemed to be a part of this Amendment and shall not be referred to in connection with the construction or interpretation of this Amendment.

  Section 5. Counterparts. This Amendment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

  Section 6. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of Wisconsin without regard to principles of conflict of laws.

  The parties hereto have caused this Amendment to be executed and delivered on the date first written above.

                                          Associated Banc-Corp

                                              /s/ R. C. Gallagher
                                          By: _________________________________
                                              Name: R. C. Gallagher
                                              Title: Vice Chairman

                                          Badger Merger Corp.

                                              /s/ R. C. Gallagher
                                          By: _________________________________
                                              Name: R. C. Gallagher
                                              Title: Vice Chairman

                                          First Financial Corporation

                                              /s/ John Seramur
                                          By: _________________________________
                                              Name: John Seramur
                                              Title: Chief Executive Officer

                                                                       ANNEX II

                             ASSOCIATED BANC-CORP
                            STOCK OPTION AGREEMENT

  STOCK OPTION AGREEMENT, dated as of May 14, 1997, by and between Associated Bank-Corp, a Wisconsin corporation (the "Issuer"), and First Financial Corporation, a Wisconsin corporation ("Grantee").

  WHEREAS, concurrently with the execution and delivery of this Agreement, Issuer, Badger Merger Corp., a Wisconsin corporation and a wholly owned subsidiary of Issuer ("Merger Sub"), and Grantee are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides for, among other things, upon the terms and subject to the conditions thereof, the merger of Merger Sub with and into Grantee (the "Merger");

  WHEREAS, as a condition to Grantee's willingness to enter into the Merger Agreement, Grantee has requested that the Issuer agree, and in order to induce Grantee to enter into the Merger Agreement, Issuer has so agreed, to grant to Grantee an option with respect to certain shares of Issuer's common stock on the terms and subject to the conditions set forth herein; and

  WHEREAS, as a condition to Issuer's willingness to enter into the Merger Agreement, the Issuer has requested that Grantee agree, and in order to induce the Issuer to enter into the Merger Agreement, Grantee has so agreed, to grant to Issuer an option with respect to certain shares of Grantee's common stock on substantially the same terms as set forth herein;

  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, representations, warranties and agreements contained herein and in the Merger Agreement; and intending to be legally bound hereby, the parties agree as follows:

  1. Grant of Option. Issuer hereby grants Grantee an irrevocable option (the "Stock Option") to purchase up to (a) 4,465,361 shares (the "Option Shares") of common stock, $0.01 par value per share, of Issuer (the "Issuer Common Stock") or (b) if, immediately prior to exercise, such number of shares of Issuer Common Stock is less than 19.9% of the issued and outstanding shares of Issuer Common Stock at the time of exercise of the Stock Option, such greater number of shares of Issuer Common Stock as equals 19.9% of the issued and outstanding shares of Issuer Common Stock at such time of exercise of the Stock Option, in the manner set forth below, at a price of $32.50 per share (the "Exercise Price"), payable in cash in accordance with Section 4 hereof. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

  2. Exercise of Option. (a) Subject to the provisions of Sections 2(c) and
(d), the Stock Option may be exercised by Grantee, in whole or in part, at any time or from time to time following the occurrence of a Purchase Event (as defined below), provided that, except as provided in the last sentence of this
Section 2(a), the Stock Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Time, (ii) 12 months after the first occurrence of a Purchase Event and (iii) termination of the Merger Agreement in accordance with its terms prior to the occurrence of a Purchase Event (provided that the Stock Option shall not terminate for a period of 12 months following any occurrence specified in Sections 2(b)(iv)(A) or 2(b)(v)(A); and provided further that any purchase of shares upon exercise of the Stock Option shall be subject to compliance with applicable law, including the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Notwithstanding the termination of the Stock Option, Grantee shall be entitled to purchase the Option Shares with respect to which it has exercised the Stock Option in accordance with the terms hereof prior to the termination of the Stock Option. The termination of the Stock Option shall not affect any rights hereunder which by their terms extend beyond the date of such termination.

  (b) As used herein, a "Purchase Event" means any of the following events:

    (i) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange
  Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person or a "group" (as such term is defined under the Exchange Act) of which such person is a member, would acquire beneficial ownership (as such term is defined in Rule 13d-3 of the Exchange Act), or the right to acquire beneficial ownership, of 15% or more of the then outstanding Issuer Common Stock (any such offer, a "Tender Offer"), and the Board of Directors shall not have recommended against such tender offer or exchange offer within 10 business days of such commencement or filing or at any time thereafter shall recommend acceptance thereof;

    (ii) Issuer or any subsidiary of Issuer shall have authorized, recommended, proposed or publicly announced an intention to authorize, recommend or propose, or entered into, an agreement with any person (other than Grantee or any subsidiary of Grantee) to (A) effect a merger, consolidation or other business combination involving Issuer or any of its subsidiaries (other than internal mergers, reorganizing actions or consolidations involving only existing subsidiaries of Issuer), (B) sell, lease or otherwise dispose of assets of Issuer or its subsidiaries aggregating 15% or more of the consolidated assets, net revenues or net income of Issuer and its subsidiaries or (C) issue, sell or otherwise dispose of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 15% or more of the voting power of Issuer or any of its subsidiaries (any of the foregoing, an "Acquisition Transaction");

    (iii) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, shares of Issuer Common Stock (other than trust account shares) aggregating 15% or more of the then outstanding Issuer Common Stock;

    (iv) (A) the holders of Issuer Common Stock shall not have approved the increase in the number of authorized shares of Issuer Common Stock or the issuance of Issuer Common Stock in connection with the Merger at the meeting of such shareholders held for the purpose of voting on the increase in the number of authorized shares of Issuer Common Stock and the issuance of Issuer Common Stock in connection with the Merger, (B) such meeting shall not have been held or shall have been cancelled prior to termination of the Merger Agreement or (C) Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee or to Grantee's ability to consummate the transactions contemplated by the Merger Agreement the recommendation of Issuer's Board of Directors with respect to the Merger Agreement, in each case after any person (other than Grantee or any subsidiary of Grantee) shall have (X) publicly announced, or taken actions which have resulted in public disclosure of, a proposal, or publicly disclosed an intention to make a proposal, to engage in an Acquisition Transaction and shall not have withdrawn such proposal at least 10 business days prior to the stockholders' meeting to consider the increase in the number of authorized shares of Issuer Common Stock or the issuance of Issuer Common Stock in connection with the Merger (provided that any public disclosures to the effect that such person intends to or may make another proposal shall result in the original proposal not being deemed to have been withdrawn) or (Y) filed an application (or given a notice), whether in draft or final form, to the Federal Reserve Board, the OCC, the FDIC or any other governmental or regulatory authority for approval to engage in an Acquisition Transaction; provided that the Stock Option shall not be exercisable upon the occurrence specified in Section 2(b)(iv)(A) above unless and until any of the events specified in Section 2 (b)(ii) or (iii) above shall have occurred; or

    (v) (A) there shall exist a willful or intentional breach under the Merger Agreement by Issuer and such breach would entitle Grantee to terminate the Merger Agreement; and (B) within 12 months from the date of such breach, any of the events specified in Section 2(b)(ii) or (iii) above shall have occurred.

As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

  (c) In the event Grantee wishes to exercise the Stock Option, it shall send to Issuer a written notice (an "Exercise Notice" and the date of which being herein referred to as a "Notice Date") specifying (i) the total number of Option Shares that it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 20 business days from the Notice Date for the closing of such purchase (a "Closing Date"); provided that if any closing of the purchase and sale pursuant to the Stock Option (a "Closing") cannot be consummated by reason of any applicable order, injunction, decree, judgment, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and provided further, without limiting the foregoing, that if prior notification to or approval of the Federal Reserve Board, the OCC, the FDIC or any other governmental or regulatory authority is required in connection with such purchase, Grantee shall promptly file the required notice or application for approval and shall expeditiously process the same (and Issuer shall cooperate with Grantee in the filing of any such notice or application and the obtaining of any such approval), and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (A) any required notification period has expired or been terminated or (B) such approval has been obtained, and in either event, any requisite waiting period has passed.

  (d) Notwithstanding Section 2(c), in no event shall any Closing Date occur later than 18 months after the related Notice Date, and if such Closing shall not have occurred within 18 months after such Notice Date due to the failure to obtain any required approval of the Federal Reserve Board, the OCC, the FDIC or any other governmental or regulatory authority, the exercise of the Stock Option or Substitute Option effected on such date shall be deemed to have expired. In the event (i) Grantee receives official notice that any such approval required for the purchase of Option Shares will not be issued or granted or (ii) a Closing Date shall not have occurred within 18 months after the related Notice Date due to the failure to obtain any such approval, Grantee shall be entitled to exercise its rights to exercise the Stock Option in connection with the resale of Issuer Common Stock or other securities pursuant to a registration statement as provided in Section 8. The provisions of this Section 2 and Section 4 shall apply with appropriate adjustments to any such exercise.

  3. Conditions to Closing. The obligation of Issuer to issue Option Shares to Grantee hereunder is subject to the conditions that (a) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, the Federal Reserve Board, the OCC, the FDIC or any other governmental or regulatory authority, if any, required in connection with the issuance of Option Shares hereunder shall have been obtained or made, as the case may be, and (b) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint preventing such issuance shall be in effect.

  4. Closing. At any Closing, (a) Issuer will deliver to Grantee a certificate or certificates in definitive form, such certificate or certificates to be registered in the name of Grantee, or such other affiliate of Grantee as Grantee shall designate in the Exercise Notice and shall bear the legend set forth in Section 11, representing the number of Option Shares designated by Grantee in its Exercise Notice, which Option Shares shall be free and clear of all Liens, and (b) Grantee will deliver to Issuer the aggregate Exercise Price for the Option Shares so designated and being purchased at such Closing by wire transfer of immediately available funds to a bank account designated by Issuer.

  5. Representations and Warranties of Issuer. Issuer represents and warrants to Grantee that (a) Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin and has full corporate power and authority to execute and deliver this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereunder, (b) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to approve this Agreement and to consummate the transactions contemplated hereby, (c) this Agreement has been duly and validly executed and delivered by Issuer and (assuming due authorization, execution and delivery by Grantee) this Agreement constitutes a valid and binding obligation of Issuer, enforceable against Issuer in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, (d) Issuer has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the Stock Option, and at all times from the date hereof through the expiration of the Stock Option will have so reserved, the requisite number of unissued shares of Issuer Common Stock necessary to permit exercise in full of the Stock Option, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable (except as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law), (e) upon delivery of such shares of Issuer Common Stock to Grantee upon exercise of the Stock Option, Grantee will acquire valid title to all of such shares, free and clear of any and all Liens of any nature whatsoever, (f) the execution and delivery of this Agreement by Issuer does not, and the performance of this Agreement by Issuer will not (1) violate the certificate of incorporation or by-laws of Issuer, (2) conflict with or violate any statute, rule, regulation, order, judgment or decree applicable to Issuer or by which it or any of its assets or properties is bound or affected or (3) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any of the property or assets of Issuer pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument or obligation to which Issuer or any of its subsidiaries is a party or by which Issuer or any of its assets or properties is bound or affected (except, in the case of clauses (2) and (3) above, for violations, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect on Issuer) and (g) any provisions of the Wisconsin Business Corporation Law or Issuer's Articles of Incorporation prohibiting certain business combinations shall not apply to Grantee in respect of Grantee's acquisition of some or all of the Option Shares and (h) Grantee will not, as a result of its exercise of the Stock Option, become subject to any anti-takeover provisions, plans or arrangements in place at Issuer.

  6. Representations and Warranties of Grantee. Grantee represents and warrants to Issuer that (a) Grantee is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin and has full corporate power and authority to execute and deliver this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereunder, (b) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Grantee and no other corporate proceedings on the part of Grantee are necessary to approve this Agreement and to consummate the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by Grantee and (assuming due authorization, execution and delivery by Issuer) this Agreement constitutes a valid and binding obligation of Grantee, enforceable against Grantee in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, (d) the execution and delivery of this Agreement by Grantee does not, and the performance of this Agreement by Grantee will not (1) violate the certificate of incorporation or bylaws of Grantee, (2) conflict with or violate any statute, rule, regulation, order, judgment or decree applicable to Grantee or by which it or any of its properties or assets is bound or affected or (3) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the property or assets of Grantee pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument or obligation to which Grantee is a party or by which Grantee or any of its properties or assets is bound or affected (except, in the case of clauses (2) and (3) above, for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect on Grantee) and (e) any Option Shares acquired upon exercise of the Stock Option will be, and the Stock Option is being, acquired by Grantee for its own account and not with a view to the public distribution or resale thereof in any manner which would be in violation of applicable United States securities laws.

  7. Adjustment upon Changes in Capitalization; Substitute Option. (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Stock Option, and the Exercise

Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Stock Option the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Stock Option had been exercised immediately prior to such event or the record date therefor, as applicable.

  (b) In the event that Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property, or the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger shall after such merger represent less than 50% of the outstanding voting securities of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Stock Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (A) the Acquiring Corporation (as defined below) or (B) any person that controls the Acquiring Corporation (any such person being referred to as "Substitute Option Issuer").

  (c) The Substitute Option shall have the same terms as the Stock Option; provided that the exercise price therefor and number of shares subject thereto shall be as set forth in this Section 7; provided further that the Substitute Option shall be exercisable immediately upon issuance without the occurrence of a Purchase Event; and provided further that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Stock Option (subject to the variations described in the foregoing provisos), such terms shall be as similar as possible and in no event less advantageous to Grantee. Substitute Option Issuer shall also enter into an agreement with Grantee in substantially the same form as this Agreement (subject to the variations described in the foregoing provisos), which shall be applicable to the Substitute Option.

  (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as defined below) as is equal to the Assigned Value (as defined below) multiplied by the number of shares of Issuer Common Stock for which the Stock Option was theretofore exercisable, divided by the Average Price (as defined below), rounded up to the nearest whole share. The exercise price per share of Substitute Common Stock of the Substitute Option (the "Substitute Option Price") shall then be equal to the Exercise Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Stock Option was theretofore exercisable and the denominator is the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

  (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of outstanding Substitute Common Stock but for the limitation in the first sentence of this
Section 7(e), Substitute Option Issuer shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this Section 7(e) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this Section 7(e). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee.

  (f) Issuer shall not enter into any transaction described in Section 7(b) unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value than other shares of common stock issued by Substitute Option Issuer (other than any diminution in value resulting from the fact that the shares of Substitute Common Stock are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision)).

  (g) For purposes hereof, the following terms have the following meanings:

    (1) "Acquiring Corporation" means (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving corporation and (iii) the transferee of all or substantially all of Issuer's assets or deposits.

    (2) "Assigned Value" means the highest of (A) the price per share of Issuer Common Stock at which a Tender Offer has been made after the date hereof and prior to the consummation of the consolidation, merger or sale referred to in Section 7(b), (B) the price per share to be paid by any third party or the consideration per share to be received by holders of Issuer Common Stock, in each case pursuant to the agreement with Issuer with respect to the consolidation, merger or sale referred to in Section 7(b), (C) the highest closing sales price per share for Issuer Common Stock quoted on the National Association of Securities Dealers' Automated Quotation System (the "NASDAQS") (or, if the shares of Issuer Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) during the 12-month period immediately preceding the consolidation, merger or sale referred to in Section 7(b) and (D) in the event the transaction referred to in Section 7(b) is a sale of all or substantially all of Issuer's assets and/or deposits, an amount equal to (i) the sum of the price paid in such sale for such assets and/or deposits and the current market value of the remaining assets of Issuer, as determined by a nationally recognized investment banking firm selected by Grantee, divided by (ii) the number of shares of Issuer Common Stock outstanding at such time. In the event that a Tender Offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally recognized investment banking firm selected by Grantee.

    (3) "Average Price" means the average closing sales price per share of a share of Substitute Common Stock quoted on the NASDAQS (or, if the shares of Substitute Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Substitute Option Issuer is Issuer, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Grantee may elect.

    (4) "Substitute Common Stock" means the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.

  8. Registration Rights. (a) Issuer shall, if requested by Grantee at any time and from time to time (a) within three years of the first exercise of the Stock Option or (b) for 30 business days following the occurrence of either of the events set forth in clauses (i) and (ii) of Section 2(d), as expeditiously as possible prepare and file up to two registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of securities that have been acquired by or are issuable to Grantee upon exercise of the Stock Option in accordance with the intended method of sale or other disposition stated by Grantee, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities under any applicable state securities laws. Grantee agrees to use its best efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee shall own beneficially more than 4.9% of the then outstanding voting power of Issuer. Issuer shall use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. Any registration statement prepared and filed under this
Section 9, and any sale covered thereby, shall be at Issuer's expense except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto.

  (b) In the event that Grantee requests Issuer to file a registration statement following the failure to obtain a required approval for an exercise of the Stock Option as described in Section 2(d), the closing of the sale or other disposition of Issuer Common Stock or other securities pursuant to such registration statement shall occur substantially simultaneously with the exercise of the Stock Option.

  (c) The obligations of Issuer under this Section 8 to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding 60 days in the aggregate if the Board of Directors of Issuer shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require premature disclosure of nonpublic information that would materially and adversely affect Issuer.

  (d) If during the time periods referred to in the first sentence of Section 8(a) Issuer effects a registration under the Securities Act of Issuer Common Stock for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), Issuer shall allow Grantee the right to participate in such registration, and such participation shall not affect the obligation of Issuer to effect two registration statements for Grantee under this Section 8; provided that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of shares of Issuer Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Issuer shall include the shares requested to be included therein by Grantee pro rata with the shares intended to be included therein by Issuer.

  (e) Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. In connection with any registration pursuant to this Section 8, Issuer and Grantee shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification and contribution in connection with such registration.

  9. Restrictive Legends. Each certificate representing Option Shares issued to Grantee hereunder shall initially be endorsed with a legend in substantially the following form:

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT, DATED MAY 14, 1997, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER HEREOF.

  10. NASDAQS Listing. Upon any exercise of the Stock Option, Issuer shall use its best efforts to cause the shares of Issuer Common Stock to be acquired in connection with such exercise of the Stock Option to be approved for listing on the NASDAQS and each other securities exchange on which such shares are listed as soon as practicable after such exercise.

  11. Assignment; Third Party Beneficiaries. (a) Neither this Agreement nor any of the rights, interests or obligations of any party hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without prior written consent of the other party; provided that Grantee may assign all or any part of its rights hereunder to (i) any affiliate thereof or (ii) any person after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. This Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

  (b) Any Option Shares sold by a party in compliance with the provisions of
Section 9 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement. In no event will any transferee of any Option Shares be entitled to the rights of Grantee hereunder.

  (c) Certificates representing shares sold in a registered public offering pursuant to Section 8 shall not be required to bear the legend set forth in
Section 9.

  12. Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

  13. Entire Agreement. This Agreement and the Merger Agreement (together with the other documents and instruments referred to in the Merger Agreement) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

  14. Further Assurances. Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

  15. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

  16. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or delivered by express courier (with confirmation) to the parties at the following addresses (or such other address for a party as shall be specified by like notice):

    (a) if to Grantee, to:

              First Financial Corporation
              1305 Main Street
              Stevens Point, Wisconsin 54481
              Attention: Robert M. Salinger, General Counsel

      With a copy to:

              Hogan & Hartson, L.L.P.
              555 13th Street, N.W.
              Washington, D.C. 20004
              Attention: Stuart G. Stein

    and

    (b) if to Issuer, to:

              Associated Banc-Corp
              112 North Adams Street
              Green Bay, Wisconsin 54307
              Attention: Brian R. Bodager, General Counsel

      With a copy to:

              Shearman & Sterling
              599 Lexington Avenue
              New York, New York 10022
              Attention: Creighton O'M. Condon

  17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, without regard to any applicable conflicts of law.

  18. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  19. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

  20. Expenses. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

  21. Amendments; Waiver. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

  IN WITNESS WHEREOF, Issuer and Grantee have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                          Associated Banc-Corp

                                              /s/ H.B. Conlon
                                          By: _________________________________
                                              Name: H.B. Conlon
                                              Title: Chief Executive Officer

                                          First Financial Corporation

                                              /s/ John C. Seramur
                                          By: _________________________________
                                              Name: John C. Seramur
                                              Title: President and Chief
                                              Executive Officer

                                                                      ANNEX III

                          FIRST FINANCIAL CORPORATION
                            STOCK OPTION AGREEMENT

  STOCK OPTION AGREEMENT, dated as of May 14, 1997, by and between First Financial Corporation, a Wisconsin corporation (the "Issuer"), and Associated Banc-Corp, a Wisconsin corporation ("Grantee").

  WHEREAS, concurrently with the execution and delivery of this Agreement, Issuer, Grantee, and Badger Merger Corp., a Wisconsin corporation and a wholly owned subsidiary of Grantee, are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides for, among other things, upon the terms and subject to the conditions thereof, the merger of Merger Sub with and into Issuer (the "Merger");

  WHEREAS, as a condition to Grantee's willingness to enter into the Merger Agreement, Grantee has requested that the Issuer agree, and in order to induce Grantee to enter into the Merger Agreement, Issuer has so agreed, to grant to Grantee an option with respect to certain shares of Issuer's common stock on the terms and subject to the conditions set forth herein; and

  WHEREAS, as a condition to Issuer's willingness to enter into the Merger Agreement, the Issuer has requested that Grantee agree, and in order to induce the Issuer to enter into the Merger Agreement, Grantee has so agreed, to grant to Issuer an option with respect to certain shares of Grantee's common stock on substantially the same terms as set forth herein;

  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, representations, warranties and agreements contained herein and in the Merger Agreement; and intending to be legally bound hereby, the parties agree as follows:

  1. Grant of Option. Issuer hereby grants Grantee an irrevocable option (the "Stock Option") to purchase up to (a) 7,245,877 shares (the "Option Shares") of common stock, $1.00 par value per share, of Issuer (the "Issuer Common Stock") or (b) if, immediately prior to exercise, such number of shares of Issuer Common Stock is less than 19.9% of the issued and outstanding shares of Issuer Common Stock at the time of exercise of the Stock Option, such greater number of shares of Issuer Common Stock as equals 19.9% of the issued and outstanding shares of Issuer Common Stock at such time of exercise of the Stock Option, in the manner set forth below, at a price of $ 23.25 per share (the "Exercise Price"), payable in cash in accordance with Section 4 hereof. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

  2. Exercise of Option. (a) Subject to the provisions of Sections 2(c) and
(d), the Stock Option may be exercised by Grantee, in whole or in part, at any time or from time to time following the occurrence of a Purchase Event (as defined below), provided that, except as provided in the last sentence of this
Section 2(a), the Stock Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Time, (ii) 12 months after the first occurrence of a Purchase Event and (iii) termination of the Merger Agreement in accordance with its terms prior to the occurrence of a Purchase Event (provided that the Stock Option shall not terminate for a period of 12 months following any occurrence specified in Sections 2(b)(iv)(A) or 2(b)(v)(A); and provided further that any purchase of shares upon exercise of the Stock Option shall be subject to compliance with applicable law, including the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Notwithstanding the termination of the Stock Option, Grantee shall be entitled to purchase the Option Shares with respect to which it has exercised the Stock Option in accordance with the terms hereof prior to the termination of the Stock Option. The termination of the Stock Option shall not affect any rights hereunder which by their terms extend beyond the date of such termination.

  (b) As used herein, a "Purchase Event" means any of the following events:

    (i) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange
  Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person or a "group" (as such term is defined under the Exchange Act) of which such person is a member, would acquire beneficial ownership (as such term is defined in Rule 13d-3 of the Exchange Act), or the right to acquire beneficial ownership, of 15% or more of the then outstanding Issuer Common Stock (any such offer, a "Tender Offer"), and the Board of Directors shall not have recommended against such tender offer or exchange offer within 10 business days of such commencement or filing or at any time thereafter shall recommend acceptance thereof;

    (ii) Issuer or any subsidiary of Issuer shall have authorized, recommended, proposed or publicly announced an intention to authorize, recommend or propose, or entered into, an agreement with any person (other than Grantee or any subsidiary of Grantee) to (A) effect a merger, consolidation or other business combination involving Issuer or any of its subsidiaries (other than internal mergers, reorganizing actions or consolidations involving only existing subsidiaries of Issuer), (B) sell, lease or otherwise dispose of assets of Issuer or its subsidiaries aggregating 15% or more of the consolidated assets, net revenues or net income of Issuer and its subsidiaries or (C) issue, sell or otherwise dispose of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 15% or more of the voting power of Issuer or any of its subsidiaries (any of the foregoing, an "Acquisition Transaction");

    (iii) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, shares of Issuer Common Stock (other than trust account shares) aggregating 15% or more of the then outstanding Issuer Common Stock;

    (iv) (A) the holders of Issuer Common Stock shall not have approved the Merger Agreement at the meeting of such shareholders held for the purpose of voting on the Merger Agreement, (B) such meeting shall not have been held or shall have been cancelled prior to termination of the Merger Agreement or (C) Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee or to Grantee's ability to consummate the transactions contemplated by the Merger Agreement the recommendation of Issuer's Board of Directors with respect to the Merger Agreement, in each case after any person (other than Grantee or any subsidiary of Grantee) shall have (X) publicly announced, or taken actions which have resulted in public disclosure of, a proposal, or publicly disclosed an intention to make a proposal, to engage in an Acquisition Transaction and shall not have withdrawn such proposal at least 10 business days prior to the stockholders' meeting to consider the Merger (provided that any public disclosures to the effect that such person intends to or may make another proposal shall result in the original proposal not being deemed to have been withdrawn) or (Y) filed an application (or given a notice), whether in draft or final form, to the Federal Reserve Board, the OCC, the FDIC or any other governmental or regulatory authority for approval to engage in an Acquisition Transaction; provided; that the Stock Option shall not be exercisable upon the occurrence specified in Section 2(b)(iv)(A) above unless and until any of the events specified in Section 2(b)(ii) or (iii) above shall have occurred; or

    (v) (A) there shall exist a willful or intentional breach under the Merger Agreement by Issuer and such breach would entitle Grantee to terminate the Merger Agreement; and (B) within 12 months from the date of such breach, any of the events specified in Section 2(b)(ii) or (iii) above shall have occurred.

As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

  (c) In the event Grantee wishes to exercise the Stock Option, it shall send to Issuer a written notice (an "Exercise Notice" and the date of which being herein referred to as a "Notice Date") specifying (i) the total number of Option Shares that it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 20 business days from the Notice Date for the closing of such purchase (a "Closing Date"); provided that if any closing of the purchase and sale pursuant to the Stock Option (a "Closing") cannot be consummated by reason of any applicable order, injunction, decree, judgment, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and provided further, without limiting the foregoing, that if prior notification to or approval of the Federal Reserve Board, the OCC, the FDIC or any other governmental or regulatory authority is required in connection with such purchase, Grantee shall promptly file the required notice or application for approval and shall expeditiously process the same (and Issuer shall cooperate with Grantee in the filing of any such notice or application and the obtaining of any such approval), and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (A) any required notification period has expired or been terminated or (B) such approval has been obtained, and in either event, any requisite waiting period has passed.

  (d) Notwithstanding Section 2(c), in no event shall any Closing Date occur later than 18 months after the related Notice Date, and if such Closing shall not have occurred within 18 months after such Notice Date due to the failure to obtain any required approval of the Federal Reserve Board, the OCC, the FDIC or any other governmental or regulatory authority, the exercise of the Stock Option or Substitute Option effected on such date shall be deemed to have expired. In the event (i) Grantee receives official notice that any such approval required for the purchase of Option Shares will not be issued or granted or (ii) a Closing Date shall not have occurred within 18 months after the related Notice Date due to the failure to obtain any such approval, Grantee shall be entitled to exercise its rights to exercise the Stock Option in connection with the resale of Issuer Common Stock or other securities pursuant to a registration statement as provided in Section 9. The provisions of this Section 2 and Section 4 shall apply with appropriate adjustments to any such exercise.

  3. Conditions to Closing. The obligation of Issuer to issue Option Shares to Grantee hereunder is subject to the conditions that (a) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, the Federal Reserve Board, the OCC, the FDIC or any other governmental or regulatory authority, if any, required in connection with the issuance of Option Shares hereunder shall have been obtained or made, as the case may be, and (b) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint preventing such issuance shall be in effect.

  4. Closing. At any Closing, (a) Issuer will deliver to Grantee a certificate or certificates in definitive form, such certificate or certificates to be registered in the name of Grantee, Merger Sub or such other affiliate of Grantee as Grantee shall designate in the Exercise Notice and shall bear the legend set forth in Section 11, representing the number of Option Shares designated by Grantee in its Exercise Notice, which Option Shares shall be free and clear of all Liens, and (b) Grantee will deliver to Issuer the aggregate Exercise Price for the Option Shares so designated and being purchased at such Closing by wire transfer of immediately available funds to a bank account designated by Issuer.

  5. Representations and Warranties of Issuer. Issuer represents and warrants to Grantee that (a) Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin and has full corporate power and authority to execute and deliver this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereunder, (b) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to approve this Agreement and to consummate the transactions contemplated hereby, (c) this Agreement has been duly and validly executed and delivered by Issuer and (assuming due authorization, execution and delivery by Grantee) this Agreement constitutes a valid and binding obligation of Issuer, enforceable against Issuer in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, (d) Issuer has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the Stock Option, and at all times from the date hereof through the expiration of the Stock Option will have so reserved, the requisite number of unissued shares of Issuer Common

Stock necessary to permit exercise in full of the Stock Option, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable (except as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law),
(e) upon delivery of such shares of Issuer Common Stock to Grantee upon exercise of the Stock Option, Grantee will acquire valid title to all of such shares, free and clear of any and all Liens of any nature whatsoever, (f) the execution and delivery of this Agreement by Issuer does not, and the performance of this Agreement by Issuer will not (1) violate the certificate of incorporation or by-laws of Issuer, (2) conflict with or violate any statute, rule, regulation, order, judgment or decree applicable to Issuer or by which it or any of its assets or properties is bound or affected or (3) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any of the property or assets of Issuer pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument or obligation to which Issuer or any of its subsidiaries is a party or by which Issuer or any of its assets or properties is bound or affected (except, in the case of clauses (2) and (3) above, for violations, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect on Issuer) and (g) any provisions of the Wisconsin Business Corporation Law or Issuer's Articles of Incorporation prohibiting certain business combinations shall not apply to Grantee in respect of Grantee's acquisition of some or all of the Option Shares and (h) Grantee will not as a result of its exercise of the Stock Option, become subject to any anti-takeover provisions, plans or arrangements in place at Issuer.

  6. Representations and Warranties of Grantee. Grantee represents and warrants to Issuer that (a) Grantee is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin and has full corporate power and authority to execute and deliver this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereunder, (b) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Grantee and no other corporate proceedings on the part of Grantee are necessary to approve this Agreement and to consummate the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by Grantee and (assuming due authorization, execution and delivery by Issuer) this Agreement constitutes a valid and binding obligation of Grantee, enforceable against Grantee in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, (d) the execution and delivery of this Agreement by Grantee does not, and the performance of this Agreement by Grantee will not (1) violate the certificate of incorporation or bylaws of Grantee, (2) conflict with or violate any statute, rule, regulation, order, judgment or decree applicable to Grantee or by which it or any of its properties or assets is bound or affected or (3) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the property or assets of Grantee pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument or obligation to which Grantee is a party or by which Grantee or any of its properties or assets is bound or affected (except, in the case of clauses (2) and (3) above, for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect on Grantee) and (e) any Option Shares acquired upon exercise of the Stock Option will be, and the Stock Option is being, acquired by Grantee for its own account and not with a view to the public distribution or resale thereof in any manner which would be in violation of applicable United States securities laws.

  7. Adjustment upon Changes in Capitalization; Substitute Option. (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Stock Option, and the Exercise Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Stock Option the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Stock Option had been exercised immediately prior to such event or the record date therefor, as applicable.

  (b) In the event that Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property, or the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger shall after such merger represent less than 50% of the outstanding voting securities of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Stock Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (A) the Acquiring Corporation (as defined below) or (B) any person that controls the Acquiring Corporation (any such person being referred to as "Substitute Option Issuer").

  (c) The Substitute Option shall have the same terms as the Stock Option; provided that the exercise price therefor and number of shares subject thereto shall be as set forth in this Section 7; provided further that the Substitute Option shall be exercisable immediately upon issuance without the occurrence of a Purchase Event; and provided further that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Stock Option (subject to the variations described in the foregoing provisos), such terms shall be as similar as possible and in no event less advantageous to Grantee. Substitute Option Issuer shall also enter into an agreement with Grantee in substantially the same form as this Agreement (subject to the variations described in the foregoing provisos), which shall be applicable to the Substitute Option.

  (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as defined below) as is equal to the Assigned Value (as defined below) multiplied by the number of shares of Issuer Common Stock for which the Stock Option was theretofore exercisable, divided by the Average Price (as defined below), rounded up to the nearest whole share. The exercise price per share of Substitute Common Stock of the Substitute Option (the "Substitute Option Price") shall then be equal to the Exercise Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Stock Option was theretofore exercisable and the denominator is the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

  (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of outstanding Substitute Common Stock but for the limitation in the first sentence of this
Section 7(e), Substitute Option Issuer shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this Section 7(e) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this Section 7(e). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee.

  (f) Issuer shall not enter into any transaction described in Section 7(b) unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value than other shares of common stock issued by Substitute Option Issuer (other than any diminution in value resulting from the fact that the shares of Substitute Common Stock are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision)).

  (g) For purposes hereof, the following terms have the following meanings:

    (1) "Acquiring Corporation" means (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving corporation and (iii) the transferee of all or substantially all of Issuer's assets or deposits.

    (2) "Assigned Value" means the highest of (A) the price per share of Issuer Common Stock at which a Tender Offer has been made after the date hereof and prior to the consummation of the consolidation, merger or sale referred to in Section 7(b), (B) the price per share to be paid by any third party or the consideration per share to be received by holders of Issuer Common Stock, in each case pursuant to the agreement with Issuer with respect to the consolidation, merger or sale referred to in Section 7(b), (C) the highest closing sales price per share for Issuer Common Stock quoted on the National Association of Securities Dealers' Automated Quotation System (the "NASDAQS") or, if the shares of Issuer Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) during the 12-month period immediately preceding the consolidation, merger or sale referred to in Section 7(b) and (D) in the event the transaction referred to in Section 7(b) is a sale of all or substantially all of Issuer's assets and/or deposits, an amount equal to (i) the sum of the price paid in such sale for such assets and/or deposits and the current market value of the remaining assets of Issuer, as determined by a nationally recognized investment banking firm selected by Grantee, divided by (ii) the number of shares of Issuer Common Stock outstanding at such time. In the event that a Tender Offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally recognized investment banking firm selected by Grantee.

    (3) "Average Price" means the average closing sales price per share of a share of Substitute Common Stock quoted on the NASDAQS (or, if the shares of Substitute Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Substitute Option Issuer is Issuer, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Grantee may elect.

    (4) "Substitute Common Stock" means the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.

  8. Cash-out Rights. If and to the extent the Stock Option is not exercisable with respect to any of the Option Shares due to Article 9 of the Articles of Incorporation of the Issuer, Grantee has the right to, and may with respect to such Option Shares which are not exercisable, in its sole determination, elect to receive a cash payment in an amount equal to (A) the amount by which (1) the "Market/Tender Offer Price" for shares of Issuer Common Stock as of the date Grantee gives notice of its intent to exercise its rights under this
Section 8 (defined as the higher of (x) the highest price per share of Issuer Common Stock paid as of such date pursuant to any tender or exchange offer or other Acquisition Proposal and (y) the average of the closing sale prices of shares of Issuer Common Stock on the NASDAQS or, if not quoted thereon, the principal trading market on which such shares are traded by a recognized source for the 10 trading days immediately preceding such date) exceeds (2) the Exercise Price, multiplied by the number of such Option Shares.

  9. Registration Rights. (a) Issuer shall, if requested by Grantee at any time and from time to time (a) within three years of the first exercise of the Stock Option or (b) for 30 business days following the occurrence of either of the events set forth in clauses (i) and (ii) of Section 2(d), as expeditiously as possible prepare and file up to two registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of securities that have been acquired by or are issuable to Grantee upon exercise of the Stock Option in accordance with the intended method of sale or other disposition stated by

Grantee, including a "shelf' registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities under any applicable state securities laws. Grantee agrees to use its best efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee shall own beneficially more than 4.9% of the then outstanding voting power of Issuer. Issuer shall use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. Any registration statement prepared and filed under this Section 9, and any sale covered thereby, shall be at Issuer's expense except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto.

  (b) In the event that Grantee requests Issuer to file a registration statement following the failure to obtain a required approval for an exercise of the Stock Option as described in Section 2(d), the closing of the sale or other disposition of Issuer Common Stock or other securities pursuant to such registration statement shall occur substantially simultaneously with the exercise of the Stock Option.

  (c) The obligations of Issuer under this Section 9 to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding 60 days in the aggregate if the Board of Directors of Issuer shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require premature disclosure of nonpublic information that would materially and adversely affect Issuer.

  (d) If during the time periods referred to in the first sentence of Section 9(a) Issuer effects a registration under the Securities Act of Issuer Common Stock for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), Issuer shall allow Grantee the right to participate in such registration, and such participation shall not affect the obligation of Issuer to effect two registration statements for Grantee under this Section 10; provided that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of shares of Issuer Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Issuer shall include the shares requested to be included therein by Grantee pro rata with the shares intended to be included therein by Issuer.

  (e) Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. In connection with any registration pursuant to this Section 9, Issuer and Grantee shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification and contribution in connection with such registration.

  10. Restrictive Legends. Each certificate representing Option Shares issued to Grantee hereunder shall initially be endorsed with a legend in substantially the following form:

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT, DATED MAY 14, 1997, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER HEREOF.

  11. NASDAQS Listing. Upon any exercise of the Stock Option, Issuer shall use its best efforts to cause the shares of Issuer Common Stock to be acquired in connection with such exercise of the Stock Option to be approved for listing on the NASDAQS and each other securities exchange on which such shares are listed as soon as practicable after such exercise.

  12. Assignment; Third Party Beneficiaries. (a) Neither this Agreement nor any of the rights, interests or obligations of any party hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without prior written consent of the other party; provided that Grantee may assign all or any part of its rights hereunder to (i) any affiliate thereof or (ii) any person after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. This Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

  (b) Any Option Shares sold by a party in compliance with the provisions of
Section 9 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement. In no event will any transferee of any Option Shares be entitled to the rights of Grantee hereunder.

  (c) Certificates representing shares sold in a registered public offering pursuant to Section 9 shall not be required to bear the legend set forth in
Section 10.

  13. Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

  14. Entire Agreement. This Agreement and the Merger Agreement (together with the other documents and instruments referred to in the Merger Agreement) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

  15. Further Assurances. Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

  16. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

  17. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or delivered by express courier (with confirmation) to the parties at the following addresses (or such other address for a party as shall be specified by like notice):

    (a) If to Grantee, to:

              Associated Banc-Corp
              112 North Adams Street
              Green Bay, Wisconsin 54307
              Attention: Brian R. Bodager, General Counsel

      With a copy to:

              Shearman & Sterling
              599 Lexington Avenue
              New York, New York 10022
              Attention: Creighton O'M. Condon
    and

    (b) If to Issuer, to:

              First Financial Corporation
              1305 Main Street
              Stevens Point, Wisconsin 54481
              Attention: Robert M. Salinger, General Counsel

      With a copy to:

              Hogan & Hartson, L.L.P.
              555 13th Street, N.W.
              Washington, D.C. 20004
              Attention: Stuart G. Stein

  18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, without regard to any applicable conflicts of law.

  19. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  20. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

  21. Expenses. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

  22. Amendments; Waiver. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

  IN WITNESS WHEREOF, Issuer and Grantee have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                          FIRST FINANCIAL CORPORATION

                                              /s/ John C. Seramur
                                          By: _________________________________
                                              Name: John C. Seramur
                                              Title: President andChief
                                              Executive Officer

                                          ASSOCIATED BANC-CORP

                                              /s/ H.B. Conlon
                                          By: _________________________________
                                              Name: H.B. Conlon
                                              Title: Chief Executive Officer

                                                                       ANNEX IV
---------------------------------------------------------------
SANDLER O'NEILL CORPORATE STRATEGIES    Telephone: 212-466-7700
---------------------------------------------------------------
Division of Sandler O'Neill & Partners, L.P.       800-635-6855
---------------------------------------------------------------
Two World Trade Center, 104th Floor     Facsimile: 212-466-7711
---------------------------------------------------------------

                                                 (LOGO-Sandler O'Neill)

                                                    May 14, 1997

Board of Directors
Associated Banc-Corp
112 North Adams Street
Green Bay, WI 54301

Directors:

  Associated Banc-Corp (the "Company") and First Financial Corporation ("First Financial") have entered into an Agreement and Plan of Merger, dated as of May 14, 1997 (the "Agreement"), pursuant to which First Financial will be merged with a subsidiary of the Company (the "Merger"). Under the terms of the Agreement, upon consummation of the Merger, each outstanding share of First Financial's common stock, par value $1.00 per share (the "First Financial Shares"), will be converted into the right to receive .765 of a share (the "Exchange Ratio") of the common stock, par value $.01 per share, of the Company (the "Company Shares"). The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of the Company Shares.

  Sandler O'Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

  In connection with this opinion, we have reviewed, among other things: (i) the Agreement and exhibits thereto; (ii) the Stock Option Agreements, dated as of May 14, 1997, by and between the Company and First Financial; (iii) the Company's audited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations contained in its annual reports to shareholders for the years ended December 31, 1994, December 31, 1995, and December 31, 1996; (iv) First Financial's audited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations contained in its annual reports to shareholders for the fiscal years ended December 31, 1994, December 31, 1995, and December 31, 1996; (v) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997; (vi) First Financial's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997; (vii) certain financial analyses and forecasts of First Financial prepared by and reviewed with management of First Financial and the views of senior management of First Financial regarding First Financial's past and current business operations, results thereof, financial condition and future prospects; (viii) certain financial analyses and forecasts of the Company prepared by and reviewed with management of the Company and the views of senior management of the Company regarding the Company's past and current business operations, results thereof, financial condition and future prospects; (ix) the pro forma impact of the Merger on the combined companies; (x) the historical reported price and trading activity for the Company's and First Financial's common stock, including a comparison of certain financial and stock market information for the Company and First Financial with similar information for certain other companies the

    Sandler O'Neill & Partners, L.P., is a limited partnership, the general partner of which is Sandler O'Neill & Partners Corp., a New York Corporation.

securities of which are publicly traded; (xi) the financial terms of recent business combinations in the savings and banking institution industries; (xii) the current market environment generally and the banking environment in particular; and (xiii) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant.

  In performing our review, we have assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information reviewed by and discussed with us, and we did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities of the Company or First Financial or any of their subsidiaries, or the collectibility of any such assets (relying, where relevant, on the analyses and estimates of the Company and First Financial). With respect to the financial projections reviewed with management, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of the Company and First Financial and that such performances will be achieved. We have also assumed that there has been no material change in the Company's or First Financial's assets, financial condition, results of operations, business or prospects since June 30, 1997, the date of the last unaudited financial statements noted above. We have assumed that the Merger will qualify for pooling of interests accounting treatment and have further assumed that the Company and First Financial will remain as a going concern for all periods relevant to our analyses and that the conditions precedent in the Agreement are not waived.

  Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon events occurring after the date hereof.

  We have acted as the Company's financial advisor in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. We have also provided and continue to provide general financial advisory services for the Company and have received and will continue to receive fees for such services.

  In the ordinary course of business, we may actively trade the equity securities of the Company and First Financial for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

  Our opinion is directed to the Board of Directors of the Company and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote at any meeting of stockholders called to consider and vote upon the Merger. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Sandler O'Neill's prior written consent.

  Based upon and subject to the foregoing, it is our opinion that the Exchange Ratio is fair, from a financial point of view, to the holders of the Company Shares.

                                          Very truly yours,

                                          Sandler O'Neill & Partners, L.P.

                                                                        ANNEX V

                                                        LOGO

                                           MEMBER NEW YORK STOCK EXCHANGE

                                                     SUITE 2700

                                               311 SOUTH WACKER DRIVE

                                              CHICAGO, ILLINOIS 60606

                                                    312-360-3870

                                                 FAX: 312-360-3899

                                                WATTS: 800-648-8202

                                                    May 14, 1997

Board of Directors
First Financial Corporation
1305 Main Street
Stevens Point, WI 54481

Gentlemen:

  You have requested our opinion with respect to the fairness, from a financial point of view, as of the date hereof, to the holders of the common stock, par value $1.00 per share ("First Financial Common"), of First Financial Corporation ("First Financial"), of the exchange ratio, as set forth in Section 1.07(a) of the proposed Agreement and Plan of Merger (the "Agreement"), among First Financial, Associated Banc-Corp and Badger Merger Corp ("Merger Sub"), a wholly-owned subsidiary of Associated Banc-Corp ("Associated").

  The Agreement provides for the merger (the "Merger") of Merger Sub with and into First Financial, pursuant to which, among other things, at the Effective Time (as defined in the Agreement), each outstanding share of First Financial Common (other than shares held in the treasury of First Financial, shares owned by any of First Financial's subsidiaries, and certain shares owned by Associated and its subsidiaries) will be converted in the right to receive
 .765 shares of the common stock, $.01 par value ("Associated Common") of Associated, as set forth in Section 1.07(a) of the Agreement (the "Exchange Ratio"). The terms and conditions of the Merger are more fully set forth in the Agreement.

  McDonald & Company Securities, Inc., as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

  We have acted as First Financial's financial advisor in connection with, and have participated in certain negotiations leading to, the Agreement. In connection with rendering our opinion set forth herein, we have among other things:

    (i) Reviewed First Financial's Annual Reports to Shareholders and Annual Reports on Form 10-K for each of the years ended December 31, 1996, December 31, 1995 and December 31, 1994, including the audited financial statements contained therein, and First Financial's unaudited financial statements on Form 10-Q for the three months ended March 31, 1997;

    (ii) Reviewed Associated's Annual Reports to Shareholders and Annual Reports on Form 10-K for each of the years ended December 31, 1996, December 31, 1995 and December 31, 1994, including the audited financial statements contained therein, and Associated's unaudited financial statements on Form 10-Q for the three months ended March 31, 1997;

    (iii) Reviewed certain other public and non-public information, primarily financial in nature, relating to the respective businesses, earnings, assets and prospects of First Financial and Associated provided to us or publicly available;

    (iv) Participated in meetings and telephone conferences with members of senior management of First Financial and Associated concerning the financial condition, business, assets, financial forecasts and prospects of the respective companies, as well as other matters we believed relevant to our inquiry;

    (v) Reviewed certain stock market information for First Financial Common and Associated Common, and compared it with similar information for certain companies, the securities of which are publicly traded;

    (vi) Compared the results of operations and financial condition of First Financial and Associated with that of certain companies which we deemed to be relevant for purposes of this opinion;

    (vii) Reviewed the financial terms, to the extent publicly available, of certain acquisition transactions which we deemed to be relevant for purposes of this opinion;

    (viii) Reviewed a draft of the Agreement dated May 14, 1997 and its schedules and exhibits and certain related documents; and

    (ix) Performed such other reviews and analyses as we have deemed appropriate.

  In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have relied upon the accuracy and completeness of the representations, warranties and covenants of First Financial and Associated contained in the Agreement. We have not been engaged to undertake, and have not assumed any responsibility for, nor have we conducted, an independent investigation or verification of such matters. We have not been engaged to and we have not conducted a physical inspection of any of the assets, properties or facilities of either First Financial or Associated, nor have we made or obtained or been furnished with any independent valuation or appraisal of any of such assets, properties or facilities or any of the liabilities of either First Financial and Associated. With respect to financial forecasts used in our analysis, we have assumed that such forecasts have been reasonably prepared by management of First Financial and Associated, as the case may be, on a basis reflecting the best currently available estimates and judgments of the management of First Financial and Associated, as to the future performance of First Financial, Associated, and First Financial and Associated combined, as the case may be. We have not been engaged to and we have not assumed any responsibility for, nor have we conducted any independent investigation or verification of such matters, and we express no view as to such financial forecasts or the assumptions on which they are based. We have also assumed that all of the conditions to the consummation of the Merger, as set forth in the Agreement, including the tax-free treatment of the Merger to the holders of First Financial Common, would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Agreement.

  We will receive a fee for our services as financial advisor to First Financial, a substantial portion of which is contingent upon closing of the Merger. We will also receive a fee for our services in rendering this opinion.

  In the ordinary course of business, we may actively trade securities of Associated and First Financial for our own account and for the accounts of customers and accordingly, we may at any time hold a long or short position in such securities.

  This opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof. In addition, our opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, of the Exchange Ratio, to the holders of First Financial Common, and does not address the underlying business decision by First Financial's Board of Directors to effect the Merger, does not compare or discuss the relative merits of any competing proposal or any other terms of the Merger, and does not constitute a recommendation to any First Financial shareholder as to how such shareholder should vote with respect to the Merger. This opinion does not represent an opinion as to what the value of First

Financial Common or Associated Common may be at the Effective Time of the Merger or as to the prospects of First Financial's business or Associated's business.

  This opinion is directed to the Board of Directors of First Financial and will not be reproduced, summarized, described or referred to or given to any other person without our prior written consent. Notwithstanding the foregoing, this opinion may be included in the proxy statement to be mailed to the holders of First Financial Common in connection with the Merger, provided that this opinion will be reproduced in such proxy statement in full, and any description of or reference to us or our actions, or any summary of the opinion in such proxy statement, will be in a form reasonably acceptable to us and our counsel.

  Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to the holders of First Financial Common from a financial point of view.

                                          Very truly yours,

                                          McDonald & Company Securities, Inc.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.   INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Registrant is incorporated under the Wisconsin Business Corporation Law (the "WBCL"). Under Section 180.0851 of the WBCL, the Registrant shall indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding, if such person was a party to such proceeding because he or she was a director or officer of the Registrant. In all other cases, the Registrant shall indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of the Registrant; unless liability was incurred because he or she breached or failed to perform a duty owed to the Registrant and such breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858 of the WBCL provides that subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Registrant's articles of incorporation, bylaws, a written agreement between the director or officer and the Registrant or a resolution of the Board of Directors or adopted by majority vote of the Registrant's shareholders.

     Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to
180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

     The Registrant's Articles of Incorporation contains no provisions in relation to the indemnification of directors and officers of the Registrant.

     Article XI of the Registrant's Bylaws ("Article XI") authorizes indemnification of officers and directors of the Registrant consistent with the description of the indemnification provisions in Section 180.0851 of the WBCL as described above. Article XI provides that the Registrant shall indemnify a director, officer, employee or agent of the Registrant to the extent such individual has been successful on the merits or otherwise in the defense of any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal (including, but not limited to, any act or failure to act alleged or determined (i) to have been negligent, (ii) to have violated the Employee Retirement Income Security Act of 1974; or (iii) to have violated Sections 180.0832, 180.0833 and 180.1202 of the WBCL, or any successor thereto, regarding loans to directors, unlawful distributions and distributions of assets, which involves foreign, federal, state or local law and which is brought by or in the right of the Registrant or by any other person or entity, to which the director, officer, employee or agent was a party because he or she is a director, officer, employee or agent. In all other cases, the Registrant shall indemnify a director, officer, employee or agent of the Registrant against liability and expenses incurred by such person in a proceeding unless it shall have been proven by final judicial adjudication that such person breached or failed to perform a duty owed to the Registrant under the circumstances described above as set forth in Section 180.0851 of the WBCL. Article XI defines a "director, officer, employee or agent" as (i) a natural person who is or was a director, officer, employee or agent of the Registrant, (ii) a natural person who, while a director, officer, employee or agent of the Registrant, is or was serving either pursuant to the Registrant's specific request or as a result of the nature of such person's duties to the Registrant as a director, officer, partner, trustee, member of any governing or decision making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise and (iii) a person who, while a director, officer, employee or agent of the Registrant, is or was serving an employee benefit plan because his or her duties to the Registrant also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan. Unless the context requires otherwise, Article XI indemnification extends to the estate or personal representative of a director, officer, employee or agent.

     All officers, directors, employees and agents of controlled subsidiaries of the Registrant shall be deemed for purposes of Article XI to be serving as such officers, directors, employees and agents at the request of the Registrant. The right to indemnification granted to such officers and directors by Article XI is not subject to any limitation or restriction imposed by any provision of the Articles of Incorporation or Bylaws of a controlled subsidiary. For purposes of
Article XI, a "controlled subsidiary" means any corporation at least 80% of the outstanding voting stock of which is owned by the Registrant or another controlled subsidiary of the Registrant.

     Upon written request by a director, officer, employee or agent who is a party to a proceeding, the Registrant shall pay or reimburse his or her reasonable expenses as incurred if the director, officer, employee or agent provides the Registrant with: (i) a written affirmation of his or her good faith belief that he or she is entitled to indemnification under Article XI; and
(ii) a written undertaking to repay all amounts advanced without interest to the extent that it is ultimately determined that indemnification under Article XI is prohibited. The Registrant shall have the power to purchase and maintain insurance on behalf of any person who is a director, officer, employee or agent against any liability asserted against or incurred by the individual in any such capacity arising out of his or her status as such, regardless of whether the Registrant is required or authorized to indemnify or allow expenses to the individual under Article XI.

     The right to indemnification under Article XI may be amended only by a majority vote of the shareholders and any reduction in the right to indemnification may only be prospective from the date of such vote.


Item 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The following documents are exhibits to the Registration Statement.

EXHIBIT                                                                              PAGE
NUMBER                        DESCRIPTION OF DOCUMENT                               NUMBER
------                        -----------------------                               ------
  2.1     Agreement and Plan of Merger, dated as of May 14, 1997, among
          Associated Banc-Corp, Badger Merger Corp. and First Financial
          Corporation (included as Annex I to the Joint Proxy
          Statement/Prospectus which is part of this Registration Statement)

  2.2 Amendment No. 1 to the Agreement and Plan of Merger, effective as of July 14, 1997 (included as Annex I to the Joint Proxy
          Statement/Prospectus which is part of this Registration Statement)

  2.3     Stock Option Agreement, dated as of May 14, 1997, between Associated
          Banc-Corp and First Financial Corporation (included as Annex II to the
          Joint Proxy Statement/Prospectus which is part of this Registration
          Statement)

  2.4     Stock Option Agreement, dated as of May 14, 1997, between First
          Financial Corporation and Associated Banc-Corp (included as Annex III to the Joint Proxy Statement/Prospectus which is part of this Registration Statement)

  3.1 Articles of Incorporation of Registrant (Incorporated by reference to Exhibit (3) to Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993)

  3.2 By laws of Registrant (Incorporated by reference to Exhibit (3) to Registrant's Form 10-Q for the quarter ended September 30, 1991)

EXHIBIT                                                                              PAGE
NUMBER                        DESCRIPTION OF DOCUMENT                               NUMBER
------                        -----------------------                               ------
   *5     Opinion of Brian R. Bodager, Secretary and General Counsel to
          Associated Banc-Corp, concerning the validity of shares of Associated
          Common Stock

   *8 Opinion of Shearman & Sterling concerning tax treatment of the transaction

 10.1     The 1982 Incentive Stock Option Plan (Incorporated by reference to
          Exhibit (10) to Registrant's Form 10-K for the fiscal year ended
          December 31, 1987)

 10.2     The Restated Long-Term Incentive Stock Option Plan of the Registrant
          (Incorporated by reference to Registrant's registration statement
          (File No. 33-86790)) on Form S-8 filed under the Securities Act of
          1933.

 10.3     Deferred Compensation Agreement dated November 1, 1986 between
          Associated Bank Green Bay, National Association and Robert C.
          Gallagher (Incorporated by reference to Exhibit (10)(c) to
          Registrant's Report on Form 10-K for fiscal year ended December 31,
          1992)

 10.4     Change of Control Plan of the Registrant effective April 25, 1994
          (Incorporated by reference to Exhibit (10)(d) to Registrant's Report on Form 10-K for fiscal year ended December 31, 1994)

 10.5 Deferred Compensation Plan and Deferred Compensation Trust effective as of December 16, 1993, and Deferred Compensation Agreement of the
          Registrant dated December 31, 1994 (Incorporated by reference to
          Exhibit (10)(e) to Registrant's report on Form 10-K for fiscal year ended December 31, 1994)

   21 Subsidiaries of the Registrant (incorporated by reference to Associated Banc-Corp's Annual Report on Form 10-K filed with the
          Commission on March 24, 1997)

*23.1     Consent of KPMG Peat Marwick LLP (Associated Banc-Corp)

*23.2     Consent of Ernst & Young LLP (First Financial Corporation)

 23.3     Consent of Shearman & Sterling (included in exhibit 8)

*23.4     Consent of Sandler O'Neill & Partners, L.P.

*23.5     Consent of McDonald & Company Securities, Inc.

  *24     Powers of Attorney

 99.1 Opinion of Sandler O'Neill & Partners, L.P. (included as Appendix IV to the Joint Proxy Statement/Prospectus which is part of this Registration Statement)

EXHIBIT                                                                              PAGE
NUMBER                        DESCRIPTION OF DOCUMENT                               NUMBER
-------                       -----------------------                               ------
99.2      Opinion of McDonald & Company Securities, Inc. (included as Appendix V to the Joint Proxy Statement/Prospectus which is part of this
          Registration Statement)

*99.3     Form of Proxy Card for shareholders of Associated Banc-Corp

*99.4     Form of Proxy Card for shareholders of First Financial Corporation

*99.5     Consent of John C. Seramur as a person about to become a Director

__________
*filed herewith

_______________



Item 22.  UNDERTAKINGS

     (a)(1)  The undersigned Registrant hereby undertakes:

          (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (x) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (y) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (z) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (ii) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report to Section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (4) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue .

     (b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                      SIGNATURES OF ASSOCIATED BANC-CORP

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Green Bay, State of Wisconsin, on this 4th day of September, 1997.


                                   ASSOCIATED BANC-CORP


                                   By:                *
                                        --------------------------
                                        Harry B. Conlon, Jr.
                                        Chairman, President and
                                        Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                              Title                        Date
       ---------                              -----                        ----

          *                         Chairman, President, Chief
-----------------------          Executive Officer and a Director
Harry B. Conlon, Jr.              (Principal Executive Officer)

         *                       Executive Vice President and a
-----------------------                      Director
Robert C. Gallagher

/s/ Joseph B. Selner               Senior Vice President, Chief
-----------------------          Financial Officer and Principal
Joseph B. Selner                 Financial and Accounting Officer


          *                                  Director
-----------------------
Robert Feitler


          *                                  Director
-----------------------
Ronald R. Harder

                                             Director
          *
-----------------------
John S. Holbrook, Jr.
                                             Director
          *
-----------------------
William R. Hutchinson

                                             Director

          *
-----------------------
James F. Janz
                                             Director
          *
-----------------------
John C. Meng
                                             Director
          *
-----------------------
J. Douglas Quick

/s/ Brian R. Bodager                    *Attorney-in-fact
-----------------------
 Brian R. Bodager

                                 EXHIBIT INDEX

EXHIBIT                                                                                                               PAGE
NUMBER                                  DESCRIPTION OF DOCUMENT                                                      NUMBER
-------                                 -----------------------                                                      ------
   2.1            Agreement and Plan of Merger, dated as of May 14, 1997, among Associated
                  Banc-Corp, Badger Merger Corp. and First Financial Corporation (included as
                  Annex I to the Joint Proxy Statement/Prospectus which is part of this
                  Registration Statement)

   2.2            Amendment No. 1 to the Agreement and Plan of Merger, effective as of July 14,
                  1997 (included as Annex I to the Joint Proxy Statement/Prospectus which is part of this Registration Statement)

   2.3            Stock Option Agreement, dated as of May 14, 1997, between Associated Banc-
                  Corp and First Financial Corporation (included as Annex II to the Joint Proxy
                  Statement/Prospectus which is part of this Registration Statement)

   2.4            Stock Option Agreement, dated as of May 14, 1997, between First Financial
                  Corporation and Associated Banc-Corp (included as Annex III to the Joint
                  Proxy Statement/Prospectus which is part of this Registration Statement)

   3.1            Articles of Incorporation of Registrant (Incorporated by reference to Exhibit (3)
                  to Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30,
                  1993)

   3.2            By laws of Registrant (Incorporated by reference to Exhibit (3) to Registrant's
                  Form 10-Q for the quarter ended September 30, 1991)

    *5            Opinion of Brian R. Bodager, Secretary and General Counsel to Associated
                  Banc-Corp, concerning the validity of shares of Associated Common Stock

    *8            Opinion of Shearman & Sterling concerning tax treatment of the transaction

  10.1            The 1982 Incentive Stock Option Plan (Incorporated by reference to Exhibit
                  (10) to Registrant's Form 10-K for the fiscal year ended December 31, 1987)

  10.2            The Restated Long-Term Incentive Stock Option Plan of the Registrant
                  (Incorporated by reference to Registrant's registration statement (File No. 33-
                  86790)) on Form S-8 filed under the Securities Act of 1933.

  10.3            Deferred Compensation Agreement dated November 1, 1986 between Associated Bank
                  Green Bay, National Association and Robert C. Gallagher (Incorporated by reference to
                  Exhibit (10) (c) to Registrant's Report on Form 10-K for fiscal year ended December 31, 1992)

EXHIBIT                                                                                                               PAGE
NUMBER                                  DESCRIPTION OF DOCUMENT                                                      NUMBER
-------                                 -----------------------                                                      ------
   10.4           Change of Control Plan of the Registrant effective April 25, 1994 (Incorporated by reference to Exhibit (10)(d) to Registrant's Report on Form 10-K for fiscal year ended December 31, 1994)

   10.5           Deferred Compensation Plan and Deferred Compensation Trust effective as of
                  December 16, 1993, and Deferred Compensation Agreement of the Registrant
                  dated December 31, 1994 (Incorporated by reference to Exhibit (10)(e) to
                  Registrant's report on Form 10-K for fiscal year ended December 31, 1994)

     21           Subsidiaries of the Registrant (incorporated by reference to Associated Banc-
                  Corp's Annual Report on Form 10-K filed with the Commission on March 24,
                  1997)

  *23.1           Consent of KPMG Peat Marwick LLP (Associated Banc-Corp)

  *23.2           Consent of Ernst & Young LLP (First Financial Corporation)

   23.3           Consent of Shearman & Sterling (included in exhibit 8)

  *23.4           Consent of Sandler O'Neill & Partners, L.P.

  *23.5           Consent of McDonald & Company Securities, Inc.

    *24           Powers of Attorney

   99.1           Opinion of Sandler O'Neill & Partners, L.P. (included as Appendix IV to the
                  Joint Proxy Statement/Prospectus which is part of this Registration Statement)

   99.2           Opinion of McDonald & Company Securities, Inc. (included as Appendix V to the Joint Proxy Statement/Prospectus which is part of this Registration
                  Statement)

  *99.3           Form of Proxy Card for shareholders of Associated Banc-Corp

  *99.4           Form of Proxy Card for shareholders of First Financial Corporation

  *99.5           Consent of John C. Seramur as a person about to become a Director

_________
*filed herewith